As filed with the Securities and Exchange Commission on April 17, 2003
                                                     Registration No. 333-103673
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                               AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         EAST PENN FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

           Pennsylvania                            6022                       65-1172823
  (State or other jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)       Classification Code Number)        Identification No.)

                                                    Brent L. Peters
                                         President and Chief Executive Officer
 EAST PENN FINANCIAL CORPORATION            EAST PENN FINANCIAL CORPORATION
       731 Chestnut Street                        731 Chestnut Street
   Emmaus, Pennsylvania 18049                 Emmaus, Pennsylvania 18049
         (610) 965-5959                             (610) 965-5959

  (Address, including ZIP Code, and       (Name, address, including ZIP Code,
telephone number, including area code,    and telephone number, including area
 of registrant's principal executive          code, of agent for service)
               offices)

                                 With a Copy to:
                          Nicholas Bybel, Jr., Esquire
                              Jean Svoboda, Esquire
                             SHUMAKER WILLIAMS, P.C.
                            P.O. Box 88, Harrisburg,
                               Pennsylvania 17108
                                 (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
Title of Each Class of     Amount to be Registered    Proposed Maximum      Proposed Maximum   Amount of
Securities to be                                      Offering Price Per    Aggregate          Registration Fee
Registered                                            Share                 Offering Price
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.625 par   7,002,552 shares           $5.56(1)              $36,710,189(1)     $2,969.85(2)
value                      (originally registered,
                           includes 400,000 shares
                           to be reserved for
                           issuance under stock
                           option plans)
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(1), upon $5.56 per share, of the 6,602,552 outstanding shares of common stock of East Penn Bank, par value $0.625, representing the average of the bid and asked price for the securities as reported on the NASDAQ Small Cap Market on March 3, 2003, the latest practicable date prior to the date of filing this Registration Statement, and estimated based upon the issuance of a maximum of 6,602,552 shares of Registrant's common stock, $0.625 par value, in the reorganization of East Penn Bank as a subsidiary of Registrant. Registrant will issue one share of common stock in exchange for each share of bank common stock. The 7,002,552 shares include 120,000 shares to be reserved for issuance under the bank's Independent Directors Stock Option Plan and 280,000 shares under the bank's Stock Incentive Plan, which Registrant will assume.

(2) Registration fee paid upon the initial S-4 filing on March 7, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROXY STATEMENT/PROSPECTUS

                         EAST PENN FINANCIAL CORPORATION
                 Prospectus for 6,602,552 Shares of Common Stock

                                 EAST PENN BANK
             Proxy Statement for the Annual Meeting of Shareholders

      We provide this proxy statement/prospectus to you in connection with the solicitation of proxies for the annual meeting of shareholders of East Penn Bank, to be held on May 22, 2003, at 7:00 p.m., Local time, at the Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062. At the meeting, shareholders will vote on a proposal to approve the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation, will vote to elect four Class B directors for a 3-year term, will vote to ratify the bank's independent auditors and will vote to adjourn the meeting to a later date if necessary. The proposed reorganization, the election of directors, and related matters that shareholders will vote on at the meeting are described in this document. The bank's common stock is listed on the Nasdaq Small Cap Market under the symbol "EPEN."

      In addition to being the bank's proxy statement, this document is the prospectus of East Penn Financial Corporation, the proposed holding company for the bank. If the proposed reorganization takes place, East Penn Financial Corporation will issue one (1) share of its common stock for each share of the bank's outstanding common stock as part of the reorganization. We have applied to have the holding company's common stock listed on the Nasdaq Small Cap Market.

      The proposed reorganization involves elements of risk, including material anti-takeover strategies, which are described under "Risk Factors" beginning on page 8.

      Neither the Securities and Exchange Commission, the Federal Reserve Board, the Pennsylvania Department of Banking, the Pennsylvania Securities Commission, nor any other state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

      The shares of East Penn Financial Corporation common stock offered in this proxy statement prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor guaranteed by the bank or the holding company. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.

      We anticipate that the proposed reorganization will qualify as a tax-free reorganization under federal tax laws. You will not recognize any gain or loss for federal income tax purposes upon your receipt of East Penn Financial Corporation common stock in exchange for your shares of the bank's common stock. However, you will recognize a gain or loss upon the receipt of cash instead of holding company stock if you are a dissenting shareholder or upon the receipt of cash for any fractional interests. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state or local tax consequences. The holding company and the bank have obtained a tax opinion on this matter from special legal counsel, described in detail on page 24.

         The date of this proxy statement/prospectus is April 23, 2003.

                                Table of Contents

                                                                            Page
                                                                            ----

Questions and Answers about the Proposal to Form a Bank Holding Company

Summary ...................................................................    1
           Proposals for Consideration at the Annual Meeting ..............    1
           Proposal to Form a Bank Holding Company ........................    1
           Notice of Anti-Takeover Provisions .............................    4
           Voting at the Annual Meeting ...................................    5
           General Information ............................................    6

Summary Financial Information .............................................    7

Risk Factors ..............................................................    8

Per Share Price Information ...............................................   12

General Information about the Annual Meeting ..............................   12
           Time and Place of Annual Meeting ...............................   12
           Purpose of the Annual Meeting ..................................   12

Voting Procedures .........................................................   13
           Voting Securities and Record Date ..............................   13
           Quorum .........................................................   13
           Votes Required for Approval ....................................   13
           Solicitation of Proxies ........................................   14
           Voting by Proxy and Revocation of Proxies ......................   14

Information about Beneficial Ownership of the Bank's Common Stock
by Principal Shareholders and Management ..................................   15

Proposal No. 1:  Reorganization of East Penn Bank
as the Subsidiary of East Penn Financial Corporation ......................   17
           Description of Reorganization Procedure ........................   17
           Amendment or Termination of the Plan of Reorganization
           and Plan of Merger .............................................   18
           Exchange of Stock, 1-for-1 Exchange Ratio ......................   18
           Exchange of Stock Certificates .................................   18
           Failure to Surrender Stock Certificates ........................   19
           Reasons for the Proposed Reorganization ........................   19
           Dissenters' Rights of Appraisal ................................   21
           Material Conditions ............................................   23
           Closing Date ...................................................   24
           Tax Consequences ...............................................   24
           Trading and Resale of Holding Company Common Stock .............   25
           Stock Options and Stock Option Plans ...........................   26
           Dividend Reinvestment Plan .....................................   26
           Financial Information about the Reorganization .................   26

                                                                            Page
                                                                            ----

Description of the Holding Company ........................................   28
           Organization and Description of Business .......................   28
           Properties .....................................................   28
           Management .....................................................   29
           Executive and Director Compensation ............................   29
           Information about Beneficial Ownership of Significant
           Shareholders, Directors and Executive Officers .................   29
           Certain Relationships and Transactions with Directors and
           Officers .......................................................   30
           Directors' and Officers' Indemnification and Limits on
           Liability ......................................................   30
           Supervision and Regulation of the Holding Company ..............   30
           Permitted Activities for Holding Company .......................   33
           Permitted Activities for Financial Holding Companies ...........   35

Proposal No. 2:  Election of Four Class B Directors to Serve a
           Three-year Term ................................................   36

Description of the Bank ...................................................   37
           History ........................................................   37
           Offices ........................................................   37
           Description of Business ........................................   37
           Properties .....................................................   40
           Supervision and Regulation of the Bank .........................   41
           New Legislation ................................................   45
           Legal Proceedings ..............................................   45
           Directors ......................................................   45
           Board Meetings, Compensation of Directors ......................   47
           Committees of the Board of Directors ...........................   47
           Principal Officers .............................................   48
           Executive Compensation .........................................   49
           Stock Option Grants in Fiscal Year 2002 ........................   50
           Exercises of Stock Options in Fiscal Year 2002 and Fiscal
           Year-End Option Value ..........................................   50
           Equity Compensation Plan Information ...........................   50
           Employment Agreement with Brent L. Peters ......................   51
           Supplemental Executive Retirement Plan Agreement ...............   51
           401(k) Plan ....................................................   52
           Report on Executive Compensation ...............................   52
           Interlocks and Insider Participation ...........................   54
           Report of the Audit Committee ..................................   54
           Stock Price Performance Graph ..................................   55
           Section 16(a) Beneficial Ownership Reporting Compliance ........   56
           Certain Relationships between Officers and Directors
           and Certain
           Transactions Between Officers and Directors of the Bank ........   56

Description of the Bank's Capital Securities ..............................   56
           Common Stock ...................................................   56
           Comparative Market Prices ......................................   57
           Trade Price High's and Low's ...................................   57
           Stock Option Plans .............................................   58
           Dividend Reinvestment Plan .....................................   62

                                                                            Page
                                                                            ----

Description of the Holding Company's Capital Securities ...................   62
           Common Stock ...................................................   62
           Preferred Stock ................................................   63
           Issuance of Additional Securities ..............................   64
           Legal Opinion ..................................................   64
           Anti-Takeover Provisions in Articles and Bylaws ................   64
           Anti-takeover Provisions Applicable to Registered Corporations .   66

Comparison of Shareholder Rights ..........................................   70

Proposal No. 3:  Ratification of Independent Auditors .....................   75

Proposal No. 4: Adjournment ...............................................   75

Experts ...................................................................   75

Legal Matters .............................................................   76

Shareholder Proposals .....................................................   76

Other Matters .............................................................   76

Where You Can Find More Information .......................................   76

Index to Financial Statements .............................................   78

Annex A    Plan of Reorganization and Plan of Merger

Annex B    Articles of Incorporation of East Penn Financial Corporation

Annex C    Bylaws of East Penn Financial Corporation

Annex D    Statutes Regarding Dissenters' Rights

Questions and Answers about the Proposal to Form a Bank Holding Company

Q:    What are you proposing?

A: We are proposing that East Penn Bank reorganize as the subsidiary of a bank holding company. We established East Penn Financial Corporation to become the bank holding company for East Penn Bank.

Q:    How will the reorganization be effected?

A: We formed East Penn Interim Bank as a subsidiary of East Penn Financial Corporation. The interim bank will merge into East Penn Bank. At the time of the merger, shareholders of the bank will receive shares of common stock of the holding company in exchange for their shares of the bank. The bank, the interim bank and the holding company have entered into a plan of reorganization to effect these transactions if shareholders approve.

Q:    What are you asking me to do?

A: Please indicate on your proxy card how you want your shares to be voted at the annual meeting. On the proxy card, mark your selection on how your shares should be voted on the various matters, including the proposal to adopt the plan of reorganization and related plan of merger and the election of directors. This will ensure your proper representation at the annual meeting of shareholders to be held on May 22, 2003.

      Your vote is very important. Approval of the reorganization requires the affirmative vote of 75% of the outstanding shares of the bank's common stock.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker.

Q:    Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may give notice to the Secretary of the bank that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date to the Secretary of the bank. Third, you may vote in person at the meeting after giving notice to the Secretary.

Q:    When do you expect the reorganization to occur?

A: In addition to shareholder approval, we must also obtain regulatory approvals. We expect to complete the reorganization by June 30, 2003.

Q:    Whom may I contact with any questions I may have?

A:    Brent L. Peters, President and Chief Executive Officer
      East Penn Bank
      731 Chestnut Street
      Emmaus, Pennsylvania 18049
      Telephone (610) 965-5959
      Email: blpeters@eastpennbank.com

                                     SUMMARY

      The following summary is designed to help you understand various matters relating to the annual meeting. This summary only highlights information in the proxy statement/prospectus. The remainder of the proxy statement/prospectus and annexes contain more detailed information. We urge you to read the entire proxy statement/prospectus and annexes to fully understand the proposed reorganization and other matters.

      You should rely only on the information contained or referred to in this document or any supplement. Neither East Penn Financial Corporation nor the bank has authorized anyone else to provide you with different or additional information.

Proposals for Consideration at the Annual Meeting

      At the annual meeting, shareholders will be asked to vote on the following proposals:

      o To approve and adopt the plan of reorganization and related plan of merger providing for the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation;

      o To elect four Class B directors to serve on the board of directors of East Penn Bank for a three-year term and until their successors have been duly elected and qualified;

      o To ratify the selection of Beard Miller Company LLP, Certified Public Accountants, of Allentown, Pennsylvania, as the independent auditors of the bank for the year ending December 31, 2003;

      o If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and the plan of merger; and

      o To transact other business as may properly come before the annual meeting and any adjournment of the meeting.

Proposal to Form a Bank Holding Company

      We are asking you to approve a plan of reorganization and related plan of merger that would result in the reorganization of East Penn Bank into a holding company structure. These agreements provide for the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation.

Reasons for Forming a Bank Holding Company

      In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

      o     financing,

      o     engaging in non-banking activities,

      o     protecting against an unfriendly takeover, and

      o     responding to changes in law.

1-for-1 Exchange of Stock

      Upon the completion of the proposed reorganization, all shareholders of the bank, except those who exercise dissenting shareholders' rights, will become shareholders of the holding company and will automatically own one share of the holding company's common stock for each share of common stock of the bank they owned. The holding company will not issue fractional shares in connection with the reorganization. Instead, the holding company will pay the holders of fractional interests the fair market value of their fractional interests in cash.

Federal Income Tax Consequences

      We anticipate that the proposed reorganization will qualify as a tax-free reorganization under federal tax laws. You will not recognize any gain or loss for federal income tax purposes upon your receipt of East Penn Financial Corporation common stock in exchange for your shares of the bank's common stock. However, you will recognize a gain or loss upon the receipt of cash instead of holding company stock if you are a dissenting shareholder or upon the receipt of cash for any fractional interests. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state or local tax consequences. The holding company and the bank have obtained a tax opinion on this matter from special legal counsel, described in detail on page 24.

Dividends

      After the reorganization, each holding company shareholder will be entitled to receive dividends that may be declared by the board of directors out of legally available funds. The holding company presently intends to retain the bank's dividend policy of paying dividends after the reorganization. However, further dividends are dependent upon future earnings, financial condition, appropriate legal restrictions and other relevant factors. Please refer to the more detailed description of dividends on page 62.

Management of the Holding Company

      Management of the bank will not change as a result of the reorganization. The current members of the bank's board of directors were appointed to serve as the board of directors of the holding company until its first annual meeting of shareholders in 2004. The executive officers of the holding company, including the President, are also executive officers of the bank.

Risks Related to the Formation of a Bank Holding Company

      The proposed transaction will create new risks for shareholders resulting from anti-takeover provisions contained in the holding company's Articles of Incorporation and Bylaws and in the Pennsylvania Business Corporation Law of 1988. The general effect of these anti-takeover strategies may be to delay or prevent a merger or acquisition that a majority of the shareholders might view to be in their best interests. Please refer to "Risk Factors" on page 8 for a description of the anti-takeover and other risks associated with the proposed reorganization.

New Limitations on Shareholders' Rights

      Your rights as a shareholder will change in several key ways after the reorganization. As noted above, the holding company's Articles of Incorporation and Bylaws, and the Pennsylvania Business Corporation Law, contain certain anti-takeover provisions that do not currently exist at the bank level. To the extent these provisions make it more difficult for an outside party to acquire control of the bank, they also tend to limit shareholders' rights in general. Listed below are the primary provisions that change or limit your rights as a shareholder of the holding company and whether the change is due to Pennsylvania law or the holding company's governing documents:

Governing Document or Law                 Provision Affecting Holding Company
-------------------------                 -----------------------------------

Articles of Incorporation                The absence of the right to cumulate
                                         your votes in the election of
                                         directors, resulting in the ability of
                                         the holders of a majority of
                                         outstanding shares to elect all
                                         members of the board of directors.

Articles of Incorporation                The authority of the board of
                                         directors to issue preferred stock and
                                         determine the rights of such stock,
                                         without prior shareholder approval.
                                         The issuance of preferred stock could
                                         affect the holding company's ability
                                         to pay dividends to common stock
                                         shareholders.

Articles of Incorporation                The requirement that 66 2/3%, instead
                                         of a majority, of the outstanding
                                         shares entitled to vote approve an
                                         amendment to the holding company's
                                         bylaws.

Articles of Incorporation                The requirement that at least 66 2/3%,
                                         instead of 75% as required by the
                                         bank's Articles of Incorporation, or a
                                         majority as required by the PA BCL, of
                                         outstanding shares entitled to vote,
                                         approve any merger, consolidation or
                                         other extraordinary transaction,
                                         unless 66 2/3% of the board of
                                         directors has approved the
                                         transaction, in which case a majority
                                         of shareholders must approve the
                                         transaction.

Articles of Incorporation                The requirement that 66 2/3%, instead
                                         of a majority, of the outstanding
                                         shares entitled to vote approve an
                                         amendment to some of the provisions in
                                         the holding company's Articles of
                                         Incorporation.

Pennsylvania Business Corporation Law    The elimination of the ability of
                                         shareholders to propose amendments to
                                         the Articles of Incorporation.

Pennsylvania Business Corporation Law    The elimination of dissenters' rights
                                         of appraisal in transfers of corporate
                                         assets.

      Please refer to the more detailed comparison of shareholder rights beginning on page 70.

Dissenters' Rights of Appraisal

      You will be entitled to receive cash payment of the fair value of your shares if the reorganization is completed if you:

      o Do not vote in favor of the plan of reorganization and plan of merger; and

      o Comply with the statutory requirements of Pennsylvania law concerning dissenters' rights of appraisal.

      To be eligible to demand payment for your shares as a dissenter, you must file with the bank prior to the vote on the proposal, a written notice of intention to demand payment for the fair value of your shares if the reorganization is completed. Merely voting against the reorganization will not entitle a shareholder to cash payment for their shares. Please see "Proposal No. 1: Reorganization of East Penn Bank as the Subsidiary of East Penn Financial Corporation - Dissenters' Rights of Appraisal" on page 21 for a full discussion of the statutory requirements you must follow to claim dissenters' rights of appraisal.

      Please also refer to "Voting Procedures" for information about how to vote on the reorganization. In particular, you may find the information on page 14, about how to revoke your proxy, useful if you decide that you wish to claim dissenters' rights of appraisal but have already executed a proxy marked in favor of the reorganization. For information about the number of shares owned by management, which are likely to be voted in favor of the reorganization, please refer to "Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management." This information may provide you with an indication of the likelihood that the reorganization proposal will be approved.

Stock Certificate Exchange

      You must exchange your stock certificates, bearing the name "East Penn Bank," for new stock certificates, bearing the name "East Penn Financial Corporation". At its option, the holding company may withhold dividends payable after the reorganization to those who have received notification to exchange their stock certificates but have not done so. The holding company will pay any dividends withheld, without interest, upon the proper surrender of the bank stock certificates.

Holding Company's Assumption of Stock Options

      Your stock options essentially will not change as a result of the reorganization. After the reorganization, the holding company will assume the bank's obligations under any outstanding stock options and stock option plans. We will register these plans and outstanding stock options under the plans with the SEC.

Time Frame for Completion of the Holding Company Formation

      We intend to complete the reorganization as soon as possible after the annual meeting. In order to complete the reorganization, the bank, the interim bank and the holding company must obtain regulatory approvals from the Pennsylvania Department of Banking and the Board of Governors of the Federal Reserve System. The bank and holding company have applied for all necessary regulatory approvals, except for the approval of the Federal Reserve and Department of Banking for the merger of the interim bank into the bank. We anticipate completing the reorganization by June 30, 2003 after obtaining all regulatory approvals and shareholder approval.

Notice of Anti-Takeover Provisions

      East Penn Financial Corporation's Articles of Incorporation and Bylaws include provisions that may be considered anti-takeover in nature. They may have the effect of discouraging or making the acquisition of control over the holding company more difficult by means of an unsolicited tender or exchange offer, proxy contest or similar transaction. The anti-takeover provisions in the holding company's Articles of Incorporation include the following:

      o A provision that provides for substantial authorized but unissued capital stock, including both common stock and preferred stock;

      o The absence of a provision for shareholders to cumulate their votes in the election of directors;

      o A provision that establishes broad criteria to be applied by the board of directors in evaluating an acquisition proposal;

      o A supermajority provision that requires greater than a majority vote to approve a merger or other extraordinary corporate transaction, unless approved by a supermajority vote of the directors;

      o The absence of a provision for shareholders' preemptive rights to subscribe to purchase additional shares of stock on a pro rata basis; and

      o A supermajority provision that requires greater than a majority vote to amend some of the provisions of the Articles of Incorporation, unless approved by a supermajority vote of the directors.

      The provisions of the holding company's Bylaws that may be considered anti-takeover in nature include the following:

      o     A provision that establishes a classified board of directors; and

      o A supermajority provision that requires greater than a majority vote in order to amend the bylaws.

      The overall effect of these provisions may result in the entrenchment of current management by enabling it to retain its position and placing it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of our management and business, regardless of whether these changes are desired by or are beneficial to a majority of the shareholders. You may determine that these provisions are not in your best interest because they may substantially limit your voting power.

      As a Pennsylvania business corporation, the holding company is subject to the Pennsylvania Business Corporation Law of 1988, which includes provisions applicable to us that may have similar effects. See "Risk Factors" and "Description of the Holding Company's Capital Securities -- Anti-Takeover Provisions in Articles and Bylaws, Anti-Takeover Provisions Applicable to Registered Corporations."

Voting at the Annual Meeting

Date, Time and Place of the Annual Meeting

      The annual meeting will be held on Thursday May 22, 2003, 7:00 p.m., local time, at the Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062.

Record Date

      All shareholders holding the bank's common stock at the close of business on March 24, 2003, the record date, are entitled to attend and vote at the meeting. On the record date, approximately 6,602,552 shares of the bank's common stock were outstanding. Each share of the bank's common stock entitles its holder to one vote on all matters presented at the meeting.

Voting Methods

      There are two voting methods. You may vote by completing and mailing the enclosed proxy card to the bank or to the bank's transfer agent, Registrar and Transfer Company, or by attending the annual meeting and voting in person. If you vote by proxy but wish to change your vote prior to the annual meeting, you may do so by following the procedure described on page 14.

Proxy Holder's Discretionary Authority

      If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the proposals at the meeting. Also, every proxy gives the holder discretionary authority to vote on other matters that may arise at the meeting of which management is not currently aware.

Confidentiality

      Your vote is confidential; only the judges of election and the proxy holders will have access to your proxy.

Quorum

      Each matter to be acted upon at the meeting requires the presence of a quorum. As of March 24, 2003, approximately 6,602,552 shares of common stock were issued and outstanding. The holders of a majority of the outstanding shares, or 3,367,302 shares, must be present or represented by proxy, in order to establish a quorum. Whether you vote in person or by proxy, you will be part of the quorum.

Votes Required for Approval

      Approval and adoption of the plan of reorganization and related plan of merger require the affirmative vote of the holders of at least 75% of the outstanding shares of the bank's common stock. The four nominees for Class B bank director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.

      The following proposals require the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy:

      o     Ratifying the bank's independent auditors, and

      o     Adjourning the meeting to a later date if necessary.

Percentage of Common Stock Owned by Officers and Directors

      As of March 24, 2003, the bank's officers and directors beneficially owned 1,640,659 shares, including options and representing approximately 24.53% of our common stock. We anticipate that all shares owned by the officers and directors will be voted for the reorganization proposal, for the election of the four nominees for Class B director and for the other proposals.

General Information

Address/Telephone Number

      The mailing and street address of the principal executive offices of East Penn Financial Corporation and of East Penn Bank is:

      731 Chestnut Street
      Emmaus, Pennsylvania  18049

      The telephone number of the holding company and the bank is (610) 965-5959. In addition, the bank maintains a Web site at www.eastpennbank.com.

Type of Organization and Business

      East Penn Financial Corporation is a Pennsylvania business corporation and East Penn Bank is a Pennsylvania chartered commercial bank. The same persons who currently serve on the bank's board of directors serve as the holding company's directors. The holding company currently has no operating history.

                          SUMMARY FINANCIAL INFORMATION

      Immediately following the effective time of the reorganization, the consolidated financial statements of East Penn Financial Corporation will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the completion of the reorganization, East Penn Financial Corporation will not have commenced operations and will have no material assets or liabilities. Presented below is summarized financial information for East Penn Bank as derived from the audited financial statements for each of the respective years ended:

                                                                               December 31
                (IN THOUSANDS, EXCEPT PER SHARE DATA)     2002        2001        2000        1999        1998
                                                        --------------------------------------------------------
                                  Balance Sheet Data:
                                         Total assets   $272,077    $233,329    $220,320    $189,315    $156,723
                        Securities available for sale     62,421      48,773      46,548      41,896      43,618
                 Securities held to maturity, at cost      1,808       1,861       2,628       2,753       2,072
                              Mortgages held for sale      3,363       2,349         913          --         854
                                     Loans receivable    176,987     153,765     147,161     126,275      95,194
                            Allowance for loan losses      2,167       1,843       1,544       1,327       1,073
                          Premises and equipment, net      6,033       5,520       5,401       5,415       4,142

                        Non-interest bearing deposits     32,607      26,700      25,510      20,375      17,416
                            Interest bearing deposits    211,033     179,936     168,605     149,668     125,029
                                                        --------    --------    --------    --------    --------
                                       Total deposits    243,640     206,636     194,115     170,043     142,445

                                 Stockholders' equity     19,664      16,575      14,715      12,954      12,955

                            Common shares outstanding      6,603       6,603       6,495       6,495       6,288
                                 Book value per share   $   2.98    $   2.51    $   2.27    $   1.99    $   2.06

                            Statement of Income Data:
                                Total interest income   $ 14,652    $ 14,963    $ 14,739    $ 11,845    $ 10,098
                               Total interest expense      5,378       7,253       7,776       5,619       5,123
                                                        --------    --------    --------    --------    --------
                                  Net interest income      9,274       7,710       6,963       6,226       4,975

                            Provision for loan losses        367         367         480         360         356
                                                        --------    --------    --------    --------    --------
                  Net interest income after provision      8,907       7,343       6,483       5,866       4,619
                                         Other income      1,669       1,341         862         600         477
                                       Other expenses      7,414       6,816       6,293       5,377       4,018
                                   Income tax expense        759         295          78         130         172
                                                        --------    --------    --------    --------    --------
                                           Net income   $  2,403    $  1,573    $    974    $    959    $    906
                                                        ========    ========    ========    ========    ========

                             Basic earnings per share   $   0.36    $   0.24    $   0.15    $   0.15    $   0.15
                           Diluted earnings per share   $   0.36    $   0.24    $   0.15    $   0.15    $   0.14
                      Cash dividends per common share   $   0.06    $   0.05           0           0           0
                                Dividend payout ratio      16.66%      20.83%          0           0           0

                           Selected Financial Ratios:
                   Net loans as a percent of deposits      71.75%      73.52%      75.02%      73.48%      66.08%
       Average stockholders' equity to average assets       7.08%       7.19%       6.48%       7.64%       7.67%
             Allowance for loan losses to total loans       1.22%       1.20%       1.05%       1.05%       1.13%
                   Nonperforming loans to total loans       0.51%       0.64%       1.02%       1.02%       0.96%
    Allowance for loan losses to non-performing loans     241.58%     188.64%     103.00%     102.55%     117.91%

                           Selected Operating Ratios:
                             Return on average equity      13.35%       9.82%       7.31%       7.31%       8.48%
                             Return on average assets       0.95%       0.71%       0.47%       0.56%       0.65%
                                     Equity to assets       7.23%       7.10%       6.68%       6.84%       8.27%
                                  Net interest margin       4.08%       3.92%       3.80%       4.10%       4.05%
                       Other income to average assets       0.66%       0.60%       0.42%       0.35%       0.34%
                     Other expenses to average assets       2.92%       3.06%       3.06%       3.13%       2.89%

                                  RISK FACTORS

      You should carefully consider all information in this document, especially the risk factors below, in determining how to vote on the proposed formation of a bank holding company.

The holding company's Articles of Incorporation and Bylaws have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of the common stock.

      The articles of incorporation and the bylaws of the holding company contain provisions that may be considered anti-takeover in nature that will immediately apply to you upon completion of the reorganization. These anti-takeover provisions will help the holding company's board of directors to discourage or stop takeover attempts of the holding company by another entity if the board does not favor the takeover. These anti-takeover defenses constitute a risk to shareholders for the following reasons:

      o The potential acquirer may offer a substantial premium over the market price of the holding company's common stock, but you would be unable to take advantage of the offer if the anti-takeover defenses prevented the takeover.

      o You might desire a change in management, but the anti-takeover defenses will discourage any changes in management.

      o A shareholder who disagrees with management's opposition to a tender offer may have less negotiating power to sell his or her shares to the potential acquirer at a higher price.

      o These provisions could negatively affect the price of the holding company's common stock and may discourage third parties from bidding for the holding company.

      o These provisions will give the board of directors of the holding company more control than the board of directors of the bank currently has. This means that shareholders will generally have less control over the company.

For a detailed description of these anti-takeover defenses, please refer to the section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and Bylaws."

Material anti-takeover defenses of the Pennsylvania Business Corporation Law will also apply to the holding company and could delay or prevent an acquisition.

      Under the Pennsylvania Business Corporation Law, material anti-takeover provisions apply to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. In connection with the reorganization, the holding company will register its securities with the SEC. These anti-takeover provisions of Pennsylvania corporate law do not apply to the bank. See the section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions Applicable to Registered Corporations."

As a shareholder of the holding company, your rights will be different than as a shareholder of the bank.

      Your rights as a shareholder will change in several key ways after the reorganization. As noted above, the holding company's articles of incorporation and bylaws, and the Pennsylvania Business Corporation Law, contain anti-takeover provisions that do not currently exist at the bank level. To the extent that these provisions limit a potential acquirer's rights, they tend also to limit all shareholders' rights. For example, as a shareholder of the holding company you will not be permitted to propose amendments to the holding company's articles of incorporation.

      You will have minimal influence on shareholder decisions because the directors and officers of the holding company will own a substantial percentage of the holding company's common stock. This substantial stock ownership by management will assist it in retaining control of the holding company.

      The directors and officers may have sufficient beneficial ownership of the common stock to control the holding company. As of March 24, 2003, the directors and executive officers of the bank owned 24.53% of the bank's common stock and are expected to own approximately the same percentage of common stock of the holding company upon completion of the proposed reorganization. See "Information about Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management."

      The ownership of a substantial percentage of the outstanding common stock by a limited number of shareholders with a common interest, particularly those who share management of a company, may result in disproportionate control of the holding company. Although a minority of total shareholders, this group may be able to consistently determine the outcome of votes in matters submitted to a vote of the holding company's shareholders. It would be difficult for another shareholder group to defeat a proposal favored by the holding company's directors and officers, or to approve a proposal opposed by the directors and officers. This effect may be even more significant for the holding company because of its anti-takeover strategies designed to assist management in retaining control. See "Description of the Holding Company's Capital Securities
- Anti-Takeover Provisions in Articles and Bylaws, Anti-Takeover Provisions Applicable to Registered Corporations."

The market for the holding company's common stock may not be more active than the bank's activity.

      The bank's common stock is traded on the Nasdaq Small Cap Market. Also, several brokers make a market in the bank's common stock. We expect this will also be the case for the holding company's common stock.

The holding company's success will depend upon the ability of management to adapt to the new holding company structure.

      The business success of the bank and holding company depends to a great extent upon the services of their directors and executive officers. Management's ability to operate the holding company profitably will require the acquisition of new knowledge and skills. In particular, if the holding company expands geographically or expands to provide nonbanking services through the acquisition or formation of additional subsidiaries, current management may not have the necessary experience for successful operation in these new areas. There is no guarantee that management would be able to meet these new challenges or that the holding company would be able to retain new directors or personnel with the appropriate background and expertise. See "Description of the Holding Company - Supervision and Regulation of the Holding Company, Permitted Activities, Permitted Activities for Financial Holding Companies."

Regulatory restrictions on dividend payments from the bank may affect our ability to pay dividends to our shareholders.

      The ability of the holding company to pay cash dividends will be subject to restrictions under Pennsylvania corporate law. In addition, because the cash that the holding company uses to pay dividends will come from dividends the bank pays to the holding company, the holding company's ability to pay dividends will depend upon the bank. The bank's ability to pay dividends is subject to and limited by certain legal and regulatory restrictions applicable to banks. Assuming a dividend would satisfy the minimum legal requirements, we will decide whether or not to pay dividends after considering our capital requirements and current and projected net income. See "Description of the Holding Company's Capital Securities - Common Stock" and "Description of the Bank's Capital Securities - Common Stock" for more detailed information about the legal restrictions on dividends.

Commercial real estate loans and commercial loans represent a significant portion of the loan portfolio, and repayment of these loans may be dependent on factors outside the control of the bank and the borrower.

      As of December 31, 2002, commercial real estate loans totaled $56.5 million, or 32.0%, of the total loan portfolio. Commercial real estate lending typically involves higher loan principal amounts and the repayment of the loans generally is dependent, in large part, on sufficient income and cash flow from the properties securing the loans to cover operating expenses and debt service. Economic events or governmental regulations outside of the control of the borrower or lender could negatively impact the future cash flow and market values of the affected properties.

      Commercial loans were $44.6 million, or 25.2% of the total loan portfolio, as of December 31, 2002. The commercial loans are primarily made based on the identified cash flow of the borrower and, to a lesser extent, based on the value of the underlying collateral provided by the borrower. Most often, this collateral is real estate and other business assets. Where appropriate, loans in this category also include the personal guaranty of the borrower or principal owner.

      In addition, the bank's target market focuses on small and medium-sized businesses. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower's ability to repay a loan. Substantial credit losses could result, causing shareholders to lose their entire investment in the bank's common stock.

Reorganizing the bank into a holding company structure will result in additional costs.

      The reorganization of the bank into a holding company will result in increased costs that may adversely affect the profitability of the bank and the value the holding company's common stock. Governmental supervision and regulation of the holding company will increase administrative and legal costs. For example, the holding company will incur increased costs in corporate governance and compliance as well as conducting public stock offerings because federal and state securities laws generally require the registration of corporate securities offered to the public. Although we have no current plans to expand the holding company's operations through the acquisition or formation of new subsidiaries, this type of activity would result in increased legal and other fees. See "Description of the Holding Company - Supervision and Regulation of the Holding Company" below.

The bylaws of the holding company provide for the indemnification of directors, officers and employees and limit the liability of directors.

      The holding company's bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness. The bank's bylaws provide similar indemnification provisions, but apply only to directors.

      The holding company's bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company. The bank's bylaws provide similar limits on directors' liability.

The holding company's issuance of additional shares of common stock or preferred stock, if issued, could dilute or depress the value of your shares of the holding company's common stock.

      The holding company's articles of incorporation authorize the issuance of up to 40 million shares of common stock and 16 million shares of preferred stock. The issuance of additional stock within these limits will not require prior shareholder approval. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the holding company's stock. The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders.

The issuance of preferred stock could limit the holding company's ability to pay dividends to common stock shareholders.

      The holding company's issuance of preferred stock could limit its ability to pay dividends to common stock shareholders if the holding company granted the preferred shares preferential dividend rights. The holding company may issue preferred stock and determine the rights of preferred stock shareholders without prior approval by the holders of common stock.

Upon the dissolution or winding up of the holding company, the claims of others, including the holders of preferred stock, may limit your ability to recover your investment in the holding company.

      In the event of dissolution and termination of the holding company, the proceeds, if any, realized from liquidation of the holding company's assets will first be used to satisfy all claims of creditors, including depositors. In addition, if the holding company issues any preferred stock, the holders of preferred stock will likely have priority over the holders of common stock in recovering their investment in the case of dissolution. Although the holding company's board of directors currently has no plans to issue preferred stock, it may do so at any time without shareholder approval. Accordingly, your ability as a common stock shareholder to recover all or any portion of your investment under these circumstances will depend on the amount of funds realized, the claims of creditors, depositors and others to be satisfied, and the amount of preferred stock issued, if any.

The forward-looking statements we make in this document are inherently uncertain.

      This proxy statement/prospectus contains forward-looking statements, including statements regarding intent, belief, anticipation or current expectations about matters that may or may not occur in the future. A forward-looking statement is any statement that is not a historical fact. These statements are subject to risks, uncertainties and assumptions. These include the risk that projected trends for the continued growth of the bank will not occur. If one or more of these risks or uncertainties occur or if underlying assumptions prove incorrect, actual results, performance or achievements in 2003 and beyond could differ materially from those stated.

      Please read the following warnings as to limitations on the accuracy of information in this proxy statement/prospectus and on the extent of this offering.

      o Under the rules of the Securities Exchange Act of 1934 and federal law, we have the duty to correct or revise statements made in this proxy statement/prospectus if the statements become materially misleading in light of subsequent events. We also have a duty to correct any statement that we later discover to have been materially false and misleading from the outset. This duty applies only if we know or should have known that persons are reasonably relying on any material portion of the statements.

      o This proxy statement/prospectus does not constitute an offer of securities in any jurisdiction in which, or to any person to whom, it is not permitted. We are offering securities only to the shareholders of the bank as of the voting record date, March 24, 2003.

      o This proxy statement/prospectus does not cover resales of shares of holding company common stock after completion of the proposed reorganization, and no person is authorized to make use of this proxy statement/prospectus in connection with any resale.

                           PER SHARE PRICE INFORMATION

      East Penn Bank's common stock trades on the NASDAQ Small Cap Market under the symbol "EPEN". As of March 24, 2003, the bank had 2,450 shareholders. The table below shows, for the periods indicated, the amount of dividends paid per share and the quarterly ranges of high and low sales prices for the bank's common stock as reported by the NASDAQ Stock Market. Stock price information does not necessarily reflect mark-ups, mark-downs or commissions.

                      Stock Price Range
                    --------------------       Closing            Per Share
                    High             Low        Price         Dividends Declared
                    ----             ---        -----         ------------------
2003
First Quarter      $5.89            $5.32      $5.65

2002
First Quarter      $5.65            $4.88      $5.00
Second Quarter      5.50             4.56       5.19             $0.06(1)
Third Quarter       5.70             4.89       5.09
Fourth Quarter      5.48             4.80       5.38

2001
First Quarter      $9.00            $5.00      $7.44
Second Quarter      7.44             4.30       5.90             $0.05(1)
Third Quarter       6.50             5.50       5.50
Fourth Quarter      5.90             4.60       5.30

----------
(1) The bank's board of directors declared the dividends on June 30, 2001 and June 30, 2002 and were paid on July 31, 2001 and July 31, 2002.

      Because East Penn Financial Corporation has no substantial assets or liabilities, the holding company's common stock had no market value at the time of filing this registration statement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be the same per share market value of the bank's common stock immediately before the reorganization.

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of Annual Meeting

      The board of directors of East Penn Bank, a Pennsylvania chartered bank, is furnishing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders of the bank and any adjournment of the meeting. The annual meeting will be held at the Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062, on Thursday May 22, 2003, at 7:00 p.m.,local time.

Purpose of the Annual Meeting

      At the annual meeting, the board of directors of the bank will request that shareholders:

      o Consider and act upon a proposal to approve and adopt a plan of reorganization and related plan of merger dated February 27, 2003, providing for

            o the reorganization of East Penn Bank as the wholly-owned subsidiary of East Penn Financial Corporation through the merger of East Penn Interim Bank, a Pennsylvania chartered interim banking institution and subsidiary of East Penn Financial Corporation, into East Penn Bank; and

            o the exchange of each share of common stock of the bank for one share of common stock of East Penn Financial Corporation;

      o Elect 4 Class B directors of the bank to serve for a three-year term and until their successors are properly elected and qualified;

      o Ratify the selection of Beard Miller Company LLP, Certified Public Accountants, of Allentown, Pennsylvania, as independent auditors for the bank for the fiscal year ending December 31, 2003;

      o Consider any adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and plan of merger; and

      o Transact any other business that may properly come before the annual meeting and any adjournment of the meeting.

                                VOTING PROCEDURES

Voting Securities and Record Date

      The board of directors of the bank has fixed the close of business on March 24, 2003, as the record date for the determination of shareholders of the bank entitled to vote at the annual meeting. On the record date, the bank had outstanding approximately 6,602,552 shares of common stock, par value $0.625 per share, the only authorized voting class of stock. Approximately 2,450 shareholders held these shares. Each outstanding share of common stock entitles the record holder to one vote.

Quorum

      Under Pennsylvania law and the bank's bylaws, the presence of a quorum is required for each matter to be acted upon at the annual meeting. The holders of a majority of the outstanding shares of common stock, or about 3,367,302 shares as of March 24, 2003, must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." Broker non-votes will not be counted in determining the presence of a quorum for the particular matter. Broker non-votes are shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until a quorum is present.

Votes Required for Approval

      Reorganization Proposal. The required vote for the approval of the reorganization is the affirmative vote of at least 75% of the outstanding shares of common stock. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker non-votes are not votes cast, they have the practical effect of votes cast against the reorganization proposal.

      If you abstain from voting and do not follow the requirements under Pennsylvania law for dissenters' rights of appraisal, and if at least 75% of the outstanding shares of bank common stock vote in favor of the reorganization, each share you own will automatically, without any action on your part, represent one share of holding company common stock.

      Election of Directors. Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld and broker non-votes count neither for nor against the election of a nominee.

      Other Proposals. A majority of shares present, in person or by proxy, is necessary to approve the following proposals:

      o     Ratifying the bank's independent auditors; and

      o     Adjourning the meeting if necessary.

      Although broker non-votes do not count either for or against the proposals, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Solicitation of Proxies

      The bank's board of directors is sending this proxy statement and the enclosed proxy form to shareholders of the bank on or about April 23, 2003.

      In connection with the solicitation of proxies, the bank will:

      o     bear the cost of soliciting proxies and

      o reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable forwarding expenses to the beneficial owners of the stock.

      We engaged Regan & Associates, Inc. for $12,000 inclusive of all out-of-pocket expenses to solicit proxies for this meeting. The directors, officers and employees of the bank may also solicit proxies personally or by telephone, facsimile transmission or other electronic means. The bank will not pay additional compensation for such solicitation.

Voting by Proxy and Revocation of Proxies

      By properly completing and signing a proxy form, you will be appointing the proxy holders to vote your shares at the annual meeting according to your instructions on the proxy form. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

      o FOR the approval and adoption of the plan of reorganization and related plan of merger;

      o FOR the election of the four nominees for Class B director of the bank named below;

      o FOR the ratification of Beard Miller Company LLP, Certified Public Accountants of Allentown, Pennsylvania, as the bank's independent auditors for the year ending December 31, 2003; and

      o FOR the adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal.

      A signed proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the meeting. If other matters are properly brought before the meeting, the proxy holders will vote your proxy in accordance with the recommendations of the bank's management.

      Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person if you first give notice to Dale A. Dries, Secretary of the bank.

A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is voted:

      o by giving notice of revocation to Dale A. Dries, Secretary of East Penn Bank, 731 Chestnut Street, Emmaus, Pennsylvania 18049;

      o     by delivering a properly executed proxy bearing a later date to Dale
            A. Dries, Secretary of the bank; or

      o by voting in person after giving notice to Dale A. Dries, Secretary of the bank.

      Attendance by a shareholder at the annual meeting will not itself revoke the proxy.

      INFORMATION ABOUT BENEFICIAL OWNERSHIP OF THE BANK'S COMMON STOCK BY
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      As of March 24, 2003, we know of no shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a beneficial owner.

      The following table provides information, as of March 24, 2003, with respect to the following beneficial owners of the bank's common stock:

      o     each director of the bank,

      o     each nominee for director,

      o each executive officer named in the Summary Compensation Table on page 49, and

      o     all bank executive officers and directors as a group.

      We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

      o owned by or for the person's spouse, minor children or any other relative sharing the person's home;

      o of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

      o of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

      Also, a person who has the right to acquire shares within 60 days after March 24, 2003, will be considered to own the shares. As of March 24, 2003, the number of common stock issued and outstanding was approximately 6,602,552. The calculation of percentages is based upon this number, plus 85,100 shares of common stock subject to options exercisable within 60 days.

                                                 Amount and  Nature of          Percentage of Bank's Common
Name of Individual and                           Beneficial Ownership of        Stock Beneficially Owned
Position with Bank                               Bank's Common Stock (1)(2)     (% of Class)
------------------                               --------------------------     ----------------------------
Dale A. Dries, Secretary                                 114,533(3)                          1.71%

Thomas R. Gulla                                          161,000(4)                          2.41%

Brent L. Peters, President & CEO                         114,382(5)                          1.71%

Forrest A. Rohrbach, Chairman                            211,633(6)                          3.16%

Gordon K. Schantz                                         68,402(7)                          1.02%

Linn H. Schantz                                          217,004(8)                          3.24%

Donald R. Schneck, Vice Chairman                         162,214(9)                          2.43%

Peter L. Shaffer                                          27,228(10)                         0.41%

Konstantinos A. Tantaros                                 285,816(11)                         4.27%

Dr. F. Geoffrey Toonder                                  123,200(12)                         1.84%

Donald S. Young                                          148,750(13)                         2.22%

All Officers and Directors as a Group
(11 Directors, 5 Officers, 15 persons in total)        1,640,659                            24.53%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission, as interpreted and administered by the Board of Governors of the Federal Reserve System and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days after March 24, 2003. Beneficial ownership may be disclaimed as to certain of the securities.

(2)   Information furnished by the directors and executive officers.

(3) Includes 51,760 shares held individually by Mr. Dries; 47,584 shares held jointly by Mr. Dries and his spouse; 5,776 shares held individually by his spouse; 5,413 shares held by Mr. Dries in trust for his children; and exercisable options representing 4,000 shares.

(4) Includes 117,750 shares held individually by Mr. Gulla; 39,250 shares held individually by his spouse; and exercisable options representing 4,000 shares.

(5) Includes 27,987 shares held individually by Mr. Peters; 33,961 shares held jointly by Mr. Peters and his spouse; 50,434 shares held individually by Mr. Peters' spouse; and exercisable options representing 1,000 shares held individually by Mr. Peters; and exercisable options representing 1,000 shares held by Mr. Peters' spouse.

(6) Includes 185,889 shares held individually by Mr. Rohrbach; 18,128 shares held jointly by Mr. Robrbach and his spouse; 3,105 shares held individually by his spouse; 511 shares held as custodian for a minor child; and exercisable options representing 4,000 shares.

(7) Includes 64,402 shares held individually by Mr. G. Schantz; and exercisable options representing 4,000 shares.

(8) Includes 5,462 shares held individually by Mr. L. Schantz; 199,790 shares held jointly by Mr. L. Schantz and his spouse; 7,752 shares held individually by his spouse; and exercisable options representing 4,000 shares.

(9) Includes 132,020 shares held jointly by Mr. Schneck and his spouse; 22,608 shares held in the Art Schneck Optical Company Profit Sharing Plan; 3,586 share held individually by Mr. Schneck's spouse; and exercisable options representing 4,000 shares.

(10) Includes 22,200 shares held individually by Mr. Shaffer; 1,028 shares held by Mr. Shaffer's children; and exercisable options representing 4,000 shares.

(11) Includes 43,672 shares held individually by Mr. Tantaros; 58,512 shares held jointly with his spouse; 27,192 shares held by Mr. Tantaros' children; 111,240 shares held by Tantaros, Inc. Trust Fund, a corporation controlled by Mr. Tantaros; 41,200 shares held in the Tantaros, Inc. Profit Sharing Plan; and exercisable options representing 4,000 shares.

(12) Includes 67,000 shares held individually by Dr. Toonder; 52,200 shares held jointly by Dr. Toonder and his spouse; and exercisable options representing 4,000 shares.

(13) Includes 19,184 shares held individually by Mr. Young; 102,020 shares held jointly by Mr. Young and his spouse; 21,074 shares held individually by his spouse; 2,472 shares held by Mr. Young as custodian for his children; and exercisable options representing 4,000 shares.

      In terms of the number of shares, as of March 24, 2003, the affirmative votes of the holders of at least approximately 4,951,914 shares will result in the approval of the proposed reorganization. The executive officers and directors, as a group, beneficially own 1,595,659 shares, excluding options, or approximately 32.2% of the shares representing affirmative votes needed to approve the reorganization.

                                 PROPOSAL NO. 1:

                        REORGANIZATION OF EAST PENN BANK
              AS THE SUBSIDIARY OF EAST PENN FINANCIAL CORPORATION

Description of Reorganization Procedure

      We are asking that you approve a plan of reorganization and related plan of merger that would result in the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation and in East Penn Financial Corporation becoming a bank holding company. The reorganization involves two steps. First, we incorporated East Penn Financial Corporation under the Pennsylvania Business Corporation Law of 1988 to be the holding company for the bank, and we organized East Penn Interim Bank under the Pennsylvania Banking Code of 1965 as its wholly-owned subsidiary. East Penn Financial Corporation is a Pennsylvania business corporation, and the interim bank is a Pennsylvania chartered banking institution. Neither the holding company nor the interim bank will conduct any business prior to the reorganization. On February 27, 2003, the boards of directors of the holding company, the bank and the interim bank unanimously approved the plan of reorganization and plan of merger. We are incorporating the plan of reorganization and plan of merger into this proxy statement/prospectus and attaching them as Annex A.

      Next, under the terms of the plan of reorganization and plan of merger, if the bank's shareholders approve the transaction and other conditions are met, the interim bank will merge into East Penn Bank on the effective date of the reorganization. East Penn Bank will survive as the wholly-owned subsidiary of East Penn Financial Corporation. At that time, the shareholders of the bank will automatically become shareholders of the holding company. Each whole outstanding share of the bank's common stock will automatically represent one share of the holding company's common stock. The prior shareholders of the bank will cease to have any rights as shareholders of the bank, and their rights will be based solely on their shares of holding company common stock. Alternatively, if demanded in accordance with Subchapter D of Chapter 15 of the Pennsylvania Business

Corporation Law of 1988, a shareholder of the bank will have the right to receive cash in the amount of the appraised value of his or her shares of the bank's common stock. After the reorganization, the bank will continue its banking business substantially unchanged and under the same management. See the section entitled "Dissenters' Rights of Appraisal" below for a description of the procedure for claiming dissenters' rights of appraisal.

      Assuming that no shareholder exercises his or her appraisal rights, the number of shares of the holding company outstanding immediately after the reorganization will be approximately the same as the number of shares of the bank outstanding prior to the reorganization.

Amendment or Termination of the Plan of Reorganization and Plan of Merger

      The boards of directors of the holding company, the bank and the interim bank may amend the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders. However, no amendments can be made to the provisions relating to the exchange of shares of the bank for shares of the holding company without proper shareholder approval.

      The boards of directors of the holding company, the bank and the interim bank may terminate the plan of reorganization and plan of merger by mutual consent either before or after approval by the bank's shareholders if the bank's board of directors believes the reorganization would be inadvisable or for any other proper reason.

Exchange of Stock, 1-for-1 Exchange Ratio

      On the day of the reorganization, shareholders of the bank who do not perfect dissenters' rights will become shareholders of the holding company without any action by the shareholders. Generally, they will automatically own the same number of shares of the holding company's common stock as they previously owned of the bank's common stock. Each whole outstanding share of the bank's common stock, par value $0.625 per share, will be automatically exchanged for one share of common stock, $0.625 par value, of the holding company. We anticipate that immediately after the reorganization, each share of common stock of the holding company will have a market value of that of each share of the bank's common stock prior to the reorganization.

      East Penn Financial Corporation will not issue fractional shares of common stock in the reorganization. The holding company will pay each former shareholder of the bank cash in an amount equal to the fair market value of any fractional share interest in holding company stock resulting from the stock exchange.

Exchange of Stock Certificates

      Following the reorganization and until properly requested and surrendered, each outstanding stock certificate of the bank will, for all corporate purposes, represent the number of whole shares of the holding company that the holder would be entitled to receive upon its surrender.

      The bank and the holding company will require that shareholders exchange their present stock certificates, bearing the name "East Penn Bank," for new stock certificates, bearing the name "East Penn Financial Corporation". After the reorganization, the bank and the holding company will send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. The holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

Failure to Surrender Stock Certificates

      Shareholders of the bank must surrender their stock certificates within two years of receiving notification to exchange their certificates. In the event that any former shareholder of the bank does not surrender his or her stock certificates within that time, the holding company may sell the shares of holding company common stock that would otherwise have been issued. The bank will hold the net proceeds of the sale, together with any cash to which the shareholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, in a noninterest bearing account for the shareholder's benefit. After this sale, the only right of the holders of the unsurrendered outstanding certificates will be the right to collect the net sales proceeds, cash and accumulated dividends held for their account. Generally, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of the bank, without interest, only upon the proper surrender of the bank's stock certificates.

Reasons for the Proposed Reorganization

      In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

      o     financing,

      o     engaging in non-banking activities,

      o     protecting against an unfriendly takeover,

      o     responding to changes in law, and

      o     acquiring other banks.

      Financing. The bank has experienced a period of sustained and substantial growth. In order to continue this rate of growth, additional capital may be necessary. One of the advantages of formation of a holding company is the greater number of alternatives for raising capital. When used, these alternatives as described below may support the growth of the bank and holding company:

      o Authorized Capital. The authorized capitalization of the holding company is:

            o     40 million shares of common stock, and

            o     16 million shares of preferred stock.

      The holding company will reserve for issuance a total of 400,000 shares of common stock under the bank's 1999 Independent Directors Stock Option Plan and the 1999 Stock Incentive Plan, which the holding company will assume. Additionally, the holding company's Board of Directors intends to establish a dividend reinvestment plan and will reserve approximately 250,000 shares of common stock for issuance under such plan. Other than issuances under these plans, we currently have no plans to issue additional shares of common stock or shares of preferred stock. However, we have authorized, at the holding company, the same number of shares of common stock and preferred stock as the bank presently has authorized so that we have shares available to provide us with additional business and financing flexibility in the future. The board of directors may use the additional shares without further shareholder approval to:

            o     issue stock dividends and effect stock splits;

            o     raise capital;

            o     provide equity incentives to employees, officers or directors;

            o     establish strategic relationships with other companies;

            o expand the holding company's business through the acquisition of other businesses; and

            o oppose a hostile takeover attempt or delay or prevent an acquisition.

      The articles of incorporation of the holding company authorize the board of directors to approve the issuance of preferred stock at terms set by the board, without prior shareholder approval. The board of directors may designate a series of preferred stock and determine the rights, preferences and limitations of the series. For example, the board could grant the preferred stock the right to receive dividends before common stock shareholders, to convert to common stock, to vote or to receive assets upon the liquidation or winding up of the business prior to the distribution of assets to common stock shareholders. Provisions granting directors this type of authority are known as "blank check" provisions. The authority to issue blank check preferred stock will provide us with the flexibility to create a series of preferred stock customized to meet the needs of any particular transaction or market condition.

      The further issuance of common or preferred stock could dilute the voting rights and book value per share of the common stock of the holding company. See the section entitled "Risk Factors."

      o Debt Financing. The ability to incur indebtedness at the holding company level and to contribute the proceeds to the bank as equity capital provides further flexibility.

      o Trust Preferred Stock. The issuance of trust preferred stock is one alternative for raising capital. Although the manner in which trust preferred stock is issued is very complicated, the basic form of the transaction is as follows:

            o A holding company creates a special trust subsidiary, usually a Delaware business trust.

            o     The subsidiary issues preferred stock to interested investors.

            o The holding company then issues long-term debt to the subsidiary in return for the subsidiary paying the holding company the proceeds from the sale of the trust preferred stock. The holding company must pay interest to the subsidiary that the subsidiary passes through to the holders of the trust preferred stock.

      A bank may not issue trust preferred stock. The holding company structure is necessary to issue such securities. The Board of Directors intends to issue trust preferred securities in the second half of 2003 and may use this form of financing in the future. The advantages of trust preferred stock to the holding company are that:

            o It qualifies as "Tier 1 capital," a term used by regulators to identify the safest type of capital, and a key factor examined by regulators in determining whether a holding company is adequately capitalized.

            o Under current tax law, the holding company's payment of interest to a subsidiary is tax deductible.

            o The issuance of trust preferred stock will not dilute the holding company's common stock equity ownership or earnings per share.

      Non-Banking Activities. Under the Bank Holding Company Act of 1956, with the prior approval of the Federal Reserve Board, the holding company may organize or acquire other financially oriented businesses without shareholder approval. The Board of Directors may explore non-banking activity expansion opportunities in the future. Subsidiaries of the holding company not engaged in banking, but rather in activities related to banking, are not subject to geographic restrictions. Holding companies may also engage in a wide range of financial activities under the Gramm-Leach-Bliley Financial Services Modernization Act. See the section entitled "Description of the Holding Company
- Permitted Activities, Permitted Activities for Financial Holding Companies" below.

      Banks may also engage in non-banking activities that are related to banking, as prescribed by federal and state laws, and under the Gramm-Leach-Bliley Financial Services Modernization Act, may engage in a wide range of financial activities through the establishment of operating subsidiaries. However, it is the position of management that the holding company structure will provide more options for engaging in non-banking activities in terms of the choice of corporate structure and the applicability of Pennsylvania corporate law, rather than Pennsylvania banking law. Pennsylvania corporate law will facilitate our ability to obtain various forms of financing not available to Pennsylvania chartered banks, to assist in our potential growth into non-banking areas.

      Protection Against an Unfriendly Takeover. Anti-takeover defenses in the holding company's articles of incorporation and bylaws and anti-takeover provisions in the Pennsylvania Business Corporation Law of 1988 will allow the board of directors of the holding company to more easily resist a takeover which it considers undesirable than can the board of directors of the bank. Several of the defenses in the Articles and bylaws would not be allowed for banks under banking laws but are permissible for corporations. Also, the anti-takeover provisions of the Business Corporation Law are not applicable to banks. See the sections entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions and Anti-Takeover Provisions Applicable to Registered Corporations." See also the section entitled "Risk Factors."

      Flexibility in Responding to Changes in Law. The holding company structure will generally provide more flexibility in responding to changes in banking and corporate law. As a Pennsylvania corporation, we can take advantage of more flexible provisions in the Pennsylvania corporate law in terms of the types of financing we are able to obtain. We will have the ability, under the Gramm-Leach-Bliley Act to apply to become a financial holding company. This is a special type of bank holding company that may engage in any financial activities that are financial in nature or incidental to financial activities, and include insurance underwriting, agency and brokerage services, investment banking and securities brokerage services. Although bank subsidiaries, may also generally engage in most of the same financial activities under this new law, financial holding company subsidiaries can engage in several activities not permitted for bank subsidiaries, including real estate development and insurance underwriting. The Board of Directors will continue to evaluate all opportunities.

      Bank Acquisitions. Although we currently have no plans to acquire other banks, the holding company structure will permit greater flexibility in acquiring other banking institutions in the future, if we decide to do so. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, adequately capitalized and well-managed bank holding companies may acquire banks in any state, subject to deposit concentration limits and approval by the Federal Reserve Board. The Act also permits interstate mergers between adequately capitalized and managed banks, subject to approval by the appropriate regulators. The Act further permits the establishment of new branches in another state if the law of the state where the new branch is located expressly permits it. The ability to acquire another bank, either within or outside Pennsylvania, as an additional subsidiary of the holding company, without merging East Penn Bank and the target bank, provides us with more growth options.

Dissenters' Rights of Appraisal

      General. Under the Pennsylvania Banking Code of 1965, which directs that dissenter's rights are governed by the Pennsylvania Business Corporation Law of 1988, shareholders of the bank's common stock have the right to dissent from the merger and reorganization and to obtain payment of the fair value of their shares in the event we complete the reorganization. The Pennsylvania Business Corporation Law also grants shareholders of the bank the right to dissent from the transaction and receive the fair value of their shares. Outlined below are the steps that you must take if you want to exercise your right to dissent.

      If you contemplate exercising your right to dissent, we urge you to carefully read the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, which is attached to this proxy statement/prospectus as Annex D. The following is a discussion of the provisions of the statute. You should read both this summary and the full text of the law.

      If you choose to dissent, you must send written notice or demand regarding your exercise of dissenters' rights to Brent L. Peters, President, East Penn Bank, 731 Chestnut Street, Emmaus, Pennsylvania 18049.

      Fair Value. The term "fair value" means the value of a share of the bank's common stock on the day before the effective date of the merger and reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization.

      Notice of Intention to Dissent. If you wish to dissent, you must:

      o File with the bank, a written notice of intention to demand payment of the fair value of your shares if the reorganization is completed, prior to the vote of shareholders on the reorganization at the annual meeting;

      o Make no change in your beneficial ownership of bank stock from the date you give notice through the effective date of the reorganization; and

      o Not vote your stock for approval of the plan of reorganization and plan of merger.

      Voting in favor of the reorganization constitutes a waiver of dissenters' rights of appraisal. Further, neither a proxy marked against approval of the reorganization nor a vote at the annual meeting against approval of the reorganization satisfies the necessary written notice of intention to dissent. A separate written notice must be filed with the bank prior to the shareholders vote on the reorganization, as described above.

      Notice to Demand Payment. If the reorganization is approved by the required vote of the shareholders, the bank will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the plan of reorganization and plan of merger. The notice will state where and when you must deliver a written demand for payment and where you must deposit your stock certificates in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will not be less than 30 days from the date of mailing the notice.

      Failure to Comply with Notice to Demand Payment, etc. You must perform each step in the indicated order and in strict compliance with the statute to maintain your dissenters' rights. If you fail to follow the steps, you will lose your right to dissent and you will receive one share of East Penn Financial Corporation's common stock for each share of the bank's common stock that you hold.

      Payment of Fair Value of Shares. Promptly after the reorganization, the bank will send dissenters, who have timely filed the demand for payment and deposited their stock certificates, the amount that the bank estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

      o A closing balance sheet and statement of income for the bank for the fiscal year ended December 31, 2002 and the latest available interim financial statements;

      o A statement of the bank's estimate of the fair value of its common stock; and

      o A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

      Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by the bank is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to the bank. If the bank remits payment of estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the bank mailed its remittance, the dissenter will be entitled to no more than the amount remitted by the bank.

      Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

      o     the reorganization,

            o     the bank's timely receipt of any demands for payment, or

            o the bank's timely receipt of any estimates by dissenters of the fair value, then, the bank may file an application, in the Court of Common Pleas of Lehigh County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

      If the bank fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against the bank, may file an application in the name of the bank at any time within the 30-day period after the expiration of the 60-day period and request that the Lehigh County Court determine the fair value of the shares. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid the bank's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

      Costs and Expenses. The costs and expenses of any valuation proceedings in the Lehigh County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against the bank except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be arbitrary, vexatious or in bad faith.

Material Conditions

      The reorganization will not occur unless the following conditions are met:

      o The shareholders must approve the transaction by a vote of 75% of the outstanding shares of common stock.

      o The Pennsylvania Department of Banking must approve the organization of the interim bank and the merger of the interim bank into the bank. On January 17, 2003, the organizers of the interim bank filed an application with the Department of Banking for approval to charter the interim bank, and on February 13, 2003, the Department of Banking approved the charter. The bank intends to file an application to merge with the interim bank as soon as possible.

      o Under the Bank Merger Act, the Federal Reserve Board, as the bank's primary federal regulator, must approve the merger of the bank into the interim bank. The bank intends to file a Bank Merger Act application with the Federal Reserve as soon as possible.

      o The formation of a bank holding company requires the approval or non-objection of the Board of Governors of the Federal Reserve System. East Penn Financial Corporation will file a notice with the Federal Reserve Bank of Philadelphia of its proposal to become a bank holding company as soon as possible.

      In general, the bank regulatory authorities may disapprove this transaction if the reorganization and merger of the interim bank with and into the bank and the reorganization of the bank into a one-bank holding company would not be consistent with adequate safe and sound banking practices and would not be in the public interest.

      In addition, the merger of the interim bank with the bank may not occur for 15 days from the date of approval by the Federal Reserve. If the United States Department of Justice has issued a challenge on anti-trust grounds, the regulators may extend the waiting period. The merger of the interim bank with the bank and the reorganization of the bank into a one-bank holding company cannot proceed in the absence of these regulatory approvals. We cannot assure you that the bank regulatory authorities will issue all necessary approvals for the reorganization and merger, or that they will issue the approvals in a timely manner. If the regulators issue the necessary approvals in time, we anticipate completing the reorganization after obtaining shareholder approval, by June 30, 2003.

      The approval of the bank regulatory authorities reflects only their view that the transaction does not violate the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the banking system. You should not interpret their approval as an opinion by the bank regulatory authorities that the reorganization is favorable to shareholders from a financial point of view or that the terms of the exchange are fair. The bank regulatory authorities' approval is not an endorsement or recommendation of the reorganization and merger.

Closing Date

      After all regulatory approvals have been issued, the reorganization and the merger of the interim bank into the bank will occur at the time the Pennsylvania Department of Banking files the Articles of Merger with the Pennsylvania Department of State. Presently, the bank plans to request that the Department of Banking file the Articles of Merger by no later than June 30, 2003. We expect Department of Banking approval of the proposed transaction by June on or before June 14, 2003. The Department of Banking will not file the Articles of Merger until at least 75% of the bank's issued and outstanding shares of common stock have approved and adopted the plan of reorganization and plan of merger.

Tax Consequences

      Shumaker Williams, P.C., Special Counsel to the bank and holding company, issued a tax opinion regarding federal tax consequences of the proposed transaction, the contents of which are summarized below. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part. This is only a general description of the material federal income tax consequences of the reorganization. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of this transaction. We do not anticipate that the tax laws will change before closing.

      The following is a summary of the opinion that Shumaker Williams, P.C. has given and is not binding on the Internal Revenue Service. Under the current provisions of the Internal Revenue Code of 1986, we anticipate that:

      o The bank, the holding company and the interim bank will recognize no gain or loss because of the reorganization;

      o The bank's shareholders will recognize no gain or loss upon the exchange of the bank's common stock solely for the holding company's common stock in accordance with the reorganization, except for

            o that gain or loss recognized due to the receipt of cash which is received by any dissenting shareholder of the bank,

            o that gain or loss recognized due to the receipt of cash by any shareholder in lieu of fractional shares of the holding company's common stock;

      o The tax basis of the holding company's common stock received by each of the bank's shareholders will be the same as the tax basis of the bank's common stock owned prior to the reorganization by the shareholder;

      o The holding period of the holding company's common stock received by the bank's shareholders, generally, will include the holding period of the bank's common stock, provided that the common stock of the bank was held as a capital asset on the date of the exchange;

      o The payment of cash to the bank's shareholders in lieu of their fractional share interests of the holding company's common stock generally will represent a distribution in full payment in exchange for the fractional share interest in the holding company and will qualify as a capital gain or loss; and

      o Any distribution by the surviving bank to the holding company for the repayment of the loan to charter the interim bank will not have any tax consequence.

      In general, under Section 302(a) of the Internal Revenue Code, dissenting shareholders will treat any cash they receive from the bank in redemption of their bank common stock as a capital gain or loss, if the shares are held as a capital asset. Otherwise, the tax law would require shareholders to treat cash as ordinary income. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting shareholder due to rules that treat some shareholders as owning shares actually owned by other individuals and entities, including some individuals related to the shareholder and some partnerships, estates, trusts and corporations in which the shareholder has an interest. If these rules apply, the amount the bank pays to the dissenting shareholder may be taxable as dividends.

      Under current Pennsylvania personal income tax law, shareholders who are Pennsylvania residents will not recognize a gain or loss on the exchange of the bank's common stock for the holding company's common stock, except for shareholders exercising dissenters' rights and except for fractional shares. Based on current Pennsylvania law, the holding company's common stock is not subject to personal property taxes in the various counties of Pennsylvania.

      In some jurisdictions, the state and local law treats shares of common stock of a business corporation like the holding company differently from shares of stock of a banking institution. We urge you to consult your own tax advisors to make an individual appraisal of the federal, state and local income tax and personal property and other tax consequences of the reorganization and the exercise of dissenters' rights.

Trading and Resale of Holding Company Common Stock

      The bank's shares are traded on the Nasdaq Small Cap Market and in private transactions. Initially, we do not expect that the holding company's common stock will trade on a more frequent basis following the merger. The holding company's common stock will be traded on the Nasdaq Small Cap Market and the symbol will remain "EPEN".

      The holding company is registering its common stock to be issued in the reorganization with the SEC under the Securities Act of 1933. Following the reorganization, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed affiliates of the holding company, within the meaning of Rules 144 and 145 under the Securities Act. An "affiliate" is any person who directly or indirectly controls, is controlled by, or is under common control with the holding company. In general terms, any person who is an executive officer, director or 10% shareholder of the bank at the time of the shareholders' meeting may be deemed to be an affiliate of the bank, and an affiliate of the holding company upon completion of the reorganization. This proxy statement/prospectus does not cover resales of shares of the holding company's common stock to be issued to affiliates of the holding company in connection with the transaction.

            The holding company's common stock received by persons who are deemed to be affiliates of the holding company may be resold only:

      o     in compliance with the resale provisions of Rule 145(d);

      o in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

      o     pursuant to an effective registration statement filed with the SEC.

            In general terms, Rules 144 and 145(d) under the Securities Act permit an affiliate of the holding company to sell shares of the holding company's common stock received by him or her in ordinary brokerage transactions subject to limitations on the number of shares that may be resold in any consecutive 3-month period. Generally, the affiliate, not acting in concert with others, may not sell that number of shares which is more than 1% of the outstanding shares of the holding company's common stock during the 3-month period.

            The ability of affiliates to resell shares of the holding company's common stock received in the transaction under Rule 144 and Rule 145(d) is subject to the holding company having satisfied its 1934 Act reporting requirements, if any, for specified periods prior to the time of sale.

            The limitations under Rules 144 and 145(d) will cease to apply in the case of a person who is no longer an affiliate of the holding company and has not been an affiliate of the holding company for at least three months, if a period of at least two years has elapsed since the date the prior affiliate acquired the holding company's shares in the reorganization.

Stock Options and Stock Option Plans

            All outstanding stock options essentially will not change as a result of the reorganization. In 1999, the bank implemented an Independent Directors Stock Option Plan and a Stock Incentive Plan. As of February 25, 2003, under these plans, the bank had issued directors, officers and employees options to purchase 85,100 shares of the bank's common stock. As of that date, no shares had been purchased through the exercise of these options. Following the reorganization, the holding company will assume these stock options and the plans. The holding company will reserve 400,000 shares of common stock for issuance under these plans. Otherwise, the original terms of these stock options and rights will continue to apply. See the section entitled "Description of the Bank's Common Stock - Stock Option Plans" for a description of the bank's 1999 Independent Directors Stock Option Plan and 1999 Stock Incentive Plan.

Dividend Reinvestment Plan

            On the day of the reorganization, East Penn Bank's Dividend Reinvestment Plan, which the bank instituted in June 2002 to provide shareholders a simple and convenient method of investing cash dividends in additional shares of bank common stock, will terminate. After the reorganization, we anticipate that the holding company will implement a dividend reinvestment plan with substantially the same terms as the bank's dividend reinvestment plan. The holding company will send shareholders an offering circular for the shares which may be issued under the plan, along with a registration form.

Financial Information about the Reorganization

Capitalization

            We set forth below the capitalization of East Penn Bank, as of December 31, 2002, and the pro forma capitalization of the interim bank and the holding company.

------------------------------------------------------------------------------------------------------------------------
                                                       East Penn Bank            Interim Bank       East Penn Financial
                                                                                                         Corporation
------------------------------------------------------------------------------------------------------------------------
Prior to Merger
------------------------------------------------------------------------------------------------------------------------
Number of Shares Authorized,                             40,000,000                  100,000              40,000,000
Common Stock, par value $0.625 for Bank,
$1.00 for Interim Bank and $0.625 for Holding
Company
------------------------------------------------------------------------------------------------------------------------
Number of Shares Authorized, Preferred Stock,            16,000,000                        0              16,000,000
par value $0.625 for Bank, and no par value
for Holding Company
------------------------------------------------------------------------------------------------------------------------
Number of Shares outstanding:

------------------------------------------------------------------------------------------------------------------------
      Common Stock                                        6,602,552                  100,000(1)                    3(2)
------------------------------------------------------------------------------------------------------------------------
      Preferred Stock                                             0                        0                       0
------------------------------------------------------------------------------------------------------------------------
Capital Accounts:
------------------------------------------------------------------------------------------------------------------------
      Common Stock                                     $  4,841,724              $   100,000(1)                  $ 2
------------------------------------------------------------------------------------------------------------------------
      Preferred Stock                                             0                        0                       0
------------------------------------------------------------------------------------------------------------------------
      Surplus                                            12,402,165                   55,000                       1
------------------------------------------------------------------------------------------------------------------------
      Retained Earnings                                   5,497,076                        0                       0
------------------------------------------------------------------------------------------------------------------------
      Treasury Stock                                     (3,925,966)                       0                       0
------------------------------------------------------------------------------------------------------------------------
      Accumulated Other                                     848,946                        0                       0
------------------------------------------------------------------------------------------------------------------------
      Comprehensive Income
------------------------------------------------------------------------------------------------------------------------
Total Equity Capital                                   $ 19,663,945              $   155,000                     $ 3(2)
------------------------------------------------------------------------------------------------------------------------

(1) Represents shares issued upon the initial capitalization of the interim bank for $1.00 per share. The organizers of the interim bank subscribed for 5,000 shares, and East Penn Financial Corporation subscribed for 95,000 shares. At the time the merger is completed, the organizers will transfer their 5,000 shares to East Penn Financial Corporation at the same purchase price, $1.55 per share. The $55,000 in capital surplus includes a $5,000 expense fund, as required by the Pennsylvania Banking Code of 1965.

(2) Represents three shares issued to the incorporators of the holding company for $1.00 per share. At the time of the merger, East Penn Financial Corporation will repurchase these shares at the same purchase price, $1.00 per share, and retire them.

      Set forth below is the same information, as adjusted to reflect the reorganization and the merger of the interim bank into East Penn Bank:

------------------------------------------------------------------------------------------------------------------------
                                                       East Penn Bank            Interim Bank       East Penn Financial
                                                                                                        Corporation
------------------------------------------------------------------------------------------------------------------------
After Merger
------------------------------------------------------------------------------------------------------------------------
Number of Shares Outstanding:
------------------------------------------------------------------------------------------------------------------------
      Common Stock par value $0.625 for Bank,             6,602,552(1)                     0               6,602,552(2)
      $1.00 for  Interim Bank and $0.625
      for Holding Company
------------------------------------------------------------------------------------------------------------------------
      Preferred Stock                                             0                        0                       0
------------------------------------------------------------------------------------------------------------------------
Capital Accounts:
------------------------------------------------------------------------------------------------------------------------
      Common Stock                                     $  4,841,724                        0             $ 4,841,724
------------------------------------------------------------------------------------------------------------------------
      Preferred Stock                                             0                        0                       0
------------------------------------------------------------------------------------------------------------------------
      Surplus                                             8,476,199                        0               8,476,199
------------------------------------------------------------------------------------------------------------------------
      Retained Earnings                                   5,497,076                        0               5,497,076
------------------------------------------------------------------------------------------------------------------------
      Treasury Stock                                              0                        0                       0
------------------------------------------------------------------------------------------------------------------------
      Accumulated Other Comprehensive                       848,946                        0                 848,946
      Income
------------------------------------------------------------------------------------------------------------------------
Total Equity Capital                                   $ 19,663,945(3)                                   $19,663,945(4)
------------------------------------------------------------------------------------------------------------------------

(1) Represents the merger of the interim bank into the bank. At the time of the merger, the 95,000 shares of interim bank common stock owned by East Penn Financial Corporation will be converted into that number of shares of bank common stock outstanding immediately prior to the merger, resulting in the bank's equity remaining the same.

(2) Represents the maximum number of shares to be issued to the holders of common stock of the bank as the result of the merger. No fractional shares of holding company common stock will be issued in the reorganization. Cash will be paid in lieu of fractional shares. The payment of cash to fractional shareholders and to shareholders who exercise their dissenters' rights could reduce the number of outstanding shares the holding company issues.

(3) Total equity capital reflects the capital accounts after payment of the $155,000 dividend to the holding company to repay its loan to purchase the shares that provided the funds for the initial capitalization of the interim bank. This borrowing will be through an unaffiliated bank in Pennsylvania at approximately prime rate.

(4) Amounts after the merger are on a consolidated basis. The above capitalization does not account for the expense of forming the holding company. Legal and accounting fees, filing fees, printing costs, postage and other expenses are expected to be approximately $80,000. For financial reporting purposes, the cost will be accounted as an expense for the 2003 fiscal year.

Other Financial Information

      Immediately following the effective time of the reorganization, the consolidated financial statements of East Penn Financial Corporation will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, East Penn Financial Corporation will not have commenced operations and will have no material assets or liabilities.

      For information about the financial condition of East Penn Bank, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operation." Please also refer to the financial statements for the bank following the Index to Financial Statements at the end of this document, starting at page F-1.

                       DESCRIPTION OF THE HOLDING COMPANY

Organization and Description of Business

      We incorporated the holding company as a Pennsylvania business corporation on January 27, 2003, for the purpose of forming a one-bank holding company. The articles of incorporation of the holding company authorize the issuance of up to Forty Million (40,000,000) shares of common stock, par value $0.625 per share, and Sixteen Million (16,000,000) shares of preferred stock, without par value. The holding company has authorized the issuance of three shares of the common stock to its incorporators.

      The primary function of the holding company is to own of all of the bank's common stock. Its profitability will be dependent on the financial results of its primary operating subsidiary, East Penn Bank. In the future, we may decide to acquire or establish additional subsidiaries, including other banks.

      At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's offices and employees without payment.

      Copies of the holding company's articles of incorporation and bylaws are attached to this proxy statement/prospectus as Annexes B and C. We recommend that you read them carefully.

Properties

      The holding company does not own or lease any properties. For information about properties that the bank owns or leases, see the section entitled "Description of the Bank - Properties."

Management

      The same persons who currently serve on the board of directors of the bank also serve on the board of directors of the holding company. After the reorganization, the holding company will be the sole shareholder of the bank and will elect one class, or approximately one-third, of the directors of the bank annually to serve for a three-year term. The holding company's board of directors will appoint the officers of the holding company annually. See the section entitled "Description of the Bank - Directors" below for information about the directors of the bank, who also serve as directors of the holding company.

      The following table provides information about the holding company's current officers. All of these officers also serve as officers of the bank and are employees of the bank. Further information about their business experience may be found under the section entitled "Description of the Bank - Principal Officers."

                          Age as of
Name                   March 24, 2003     Position
----                   --------------     --------

Brent L. Peters (1)          56           President and Chief Executive Officer

Maria R. Fidelibus           40           Treasurer

Bruce R. Keil                47           Secretary

John M. Hayes                38           Vice President

Debra K. Peters (1)          50           Vice President

Theresa M. Wasko             50           Vice President

----------
(1) Executive officers Brent L. Peters and Debra K. Peters are husband and wife.

Executive and Director Compensation

      The holding company to date has not paid any compensation to its directors or officers. We anticipate that together the holding company and the bank will pay directors and officers the same compensation that they currently receive, with such future increases as the board of directors may determine. The holding company will hold several board meetings each year, and because the holding company will be an SEC reporting company, we expect the total amount spent on directors for their attendance at board and committee meetings to increase. The holding company will not pay its directors separate compensation for their attendance at board and committee meetings, but the bank will continue to compensate directors for their attendance at bank board meetings. See the section entitled "Description of the Bank - Executive Compensation" and "Description of the Bank - Director Compensation" below for information about the bank's compensation of its officers and directors.

Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers

      After the reorganization, we anticipate that the percentage ownership of the holding company by each of its significant shareholders, directors and executive officers will be approximately the same as their percentage ownership of the bank immediately prior to the reorganization. See the section entitled "Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management."

Certain Relationships and Transactions with Directors and Officers

      The regulations and disclosure requirements regarding relationships between the bank's directors and officers and transactions between the bank and its directors and officers also applies to the holding company. Please refer to the section entitled "Description of the Bank - Certain Relationships between Officers and Directors and Certain Transactions between Officers and Directors and the Bank."

Directors' and Officers' Indemnification and Limits on Liability

      The holding company's bylaws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company, to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

      We expect to extend the present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the holding company. The provisions of the insurance policy likely will not indemnify any of the holding company's officers or directors against liability arising under the Securities Act of 1933. In the opinion of the SEC, indemnification of officers, directors or persons controlling the holding company for liabilities arising under the 1933 Act is against public policy and unenforceable.

      The holding company's bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company.

Supervision and Regulation of the Holding Company

      The Securities Act of 1933. Under the 1933 Act, the holding company will be subject to the jurisdiction of the SEC and of state securities commissions for matters relating to the offer and sale of its securities. Presently, the bank is exempt from the SEC registration requirements and most state registration requirements because of bank stock exemptions. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration, absent any exemption from registration. Registration will result in additional costs that the bank does not presently have to incur.

      The Securities Exchange Act of 1934. Due to the bank's number of shareholders and amount of assets, the bank's common stock is registered under
Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank is subject to periodic reporting requirements and to regulations regarding proxy solicitations and tender offers. Under the 1934 Act, the bank files reports, proxy statements and other information with its primary federal regulator, the Federal Reserve Board. After the reorganization, Section 12 of the 1934 Act will require the holding company to register its stock because it will have more than 500 shareholders and $10 million in assets on a consolidated basis. The holding company will file periodic reports, proxy statements and other information with the SEC. The reports will include consolidated financial information about the holding company and the bank. The bank will terminate its
Section 12 registration and cease to file these reports under the 1934 Act.

      The Bank Holding Company Act of 1956. On the day of the reorganization, the holding company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The following restrictions will apply:

      o General Supervision by the Federal Reserve Board. As a bank holding company, our activities will be limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with and are subject to examination by the Federal Reserve Board. The Federal Reserve Board has adopted a risk-focused supervision program for small shell bank holding companies that is tied to the examination results of the subsidiary bank. The Federal Reserve Board has issued regulations under the Bank Holding Company Act that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board may require that the holding company stand ready to provide adequate capital funds to East Penn Bank during periods of financial stress or adversity.

      o Restrictions on Acquiring Control of other Banks and Companies. A bank holding company may not:

            o acquire direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all of the assets of, any bank, or

            o     merge or consolidate with another bank holding company,

            without prior approval of the Federal Reserve Board.

In addition, a bank holding company may not:

      o     engage in a non-banking business, or

      o acquire ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a non-banking business,

unless the business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident to banking. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

      o Anti-Tie-In Provisions. A bank holding company and its subsidiaries may not engage in tie-in arrangements in connection with any extension of credit or provision of any property or services. These anti-tie-in provisions state generally that a bank may not:

            o     extend credit,

            o     lease or sell property, or

            o     furnish any service to a customer

            on the condition that the customer provide additional credit or service to the bank or its affiliates, or on the condition that the customer not obtain other credit or service from a competitor of the bank.

      o Restrictions on Extensions of Credit by Banks to their Holding Companies. Subsidiary banks of a bank holding company are also subject to restrictions imposed by the Federal Reserve Act on:

            o any extensions of credit to the bank holding company or any of its subsidiaries,

            o investments in the stock or other securities of the bank holding company, and

            o taking these stock or securities as collateral for loans to any borrower.

      o Risk-Based Capital Guidelines. Bank holding companies must comply with the Federal Reserve Board's risk-based capital guidelines. The required minimum ratio of total capital to risk-weighted assets, including some off-balance sheet activities, such as standby letters of credit, is 8%. At least half of the total capital is required to be Tier I Capital, consisting principally of common stockholders' equity, less certain intangible assets. The remainder, Tier II Capital, may consist of:

            o     some types of preferred stock,

            o     a limited amount of subordinated debt,

            o     some hybrid capital instruments,

            o     other debt securities, and

            o     a limited amount of the general loan loss allowance.

The risk-based capital guidelines are required to take adequate account of interest rate risk, concentration of credit risk, and risks of nontraditional activities.

      o Capital Leverage Ratio Requirements. The Federal Reserve Board requires a bank holding company to maintain a leverage ratio of a minimum level of Tier I capital, as determined under the risk-based capital guidelines, equal to 3% of average total consolidated assets for those bank holding companies that have the highest regulatory examination rating and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a ratio of at least 1% to 2% above the stated minimum. As a Federal Reserve member bank, the bank is subject to identical capital requirements.

      o Restrictions on Control Changes. The Change in Bank Control Act of 1978 requires persons seeking control of a bank or bank holding company to obtain approval from the appropriate federal banking agency before completing the transaction. The law contains a presumption that the power to vote 10% or more of voting stock confers control of the bank or bank holding company. The Federal Reserve Board is responsible for reviewing changes in control of bank holding companies. In doing so, the Federal Reserve Board reviews the financial position, experience and integrity of the acquiring person and the effect on the financial condition of the bank holding company, relevant markets and federal deposit insurance funds.

      The Pennsylvania Banking Code of 1965. As a Pennsylvania bank holding company, the holding company will also be subject to regulation and examination by the Pennsylvania Department of Banking. For example, the holding company must obtain the Department of Banking's approval to acquire any additional banks located in Pennsylvania.

      Sarbanes-Oxley Act of 2002. On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act represents a comprehensive revision of laws affecting corporate governance, accounting obligations and corporate reporting. The Sarbanes-Oxley Act is applicable to all companies with equity or debt securities registered or that file reports under the Securities Exchange Act of 1934. In particular, the Sarbanes-Oxley Act establishes: (i) new requirements for audit committees, including independence, expertise, and responsibilities; (ii) additional responsibilities regarding financial statements for the Chief Executive Officer and Chief Financial Officer of the reporting company; (iii) new standards for auditors and regulation of audits; (iv) increased disclosure and reporting obligations for the reporting company and its directors and executive officers; and (v) new and increased civil and criminal penalties for violations of the securities laws. Many of the provisions were effective immediately while other provisions become effective over a period of time and are subject to rulemaking by the SEC. Because the bank's common stock is registered with the SEC, the bank is currently subject to this Act. Once the reorganization occurs, the holding company will be subject to the Act and we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations.

Permitted Activities for Holding Company

      The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident of banking. In 1997, the Federal Reserve Board significantly expanded its list of permissible non-banking activities to improve the competitiveness of bank holding companies. The following list includes activities that a holding company may engage in, subject to change by the Federal Reserve Board:

      o Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others.

      o Any activity used in connection with making, acquiring, brokering, or servicing loans or other extensions of credit, as determined by the Federal Reserve Board. The Federal Reserve Board has determined that the following activities are permissible:

            o     real estate and personal property appraising;

            o     arranging commercial real estate equity financing;

            o     check-guaranty services;

            o     collection agency services;

            o     credit bureau services;

            o     asset management, servicing, and collection activities;

            o acquiring debt in default, if the holding company divests shares or assets securing debt in default that are not permissible investments for bank holding companies within prescribed time periods, and meets various other conditions; and

            o     real estate settlement services.

      o Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that:

            o     the lease is a nonoperating lease;

            o     the initial term of the lease is at least 90 days;

            o if real property is being leased, the transaction will compensate the lessor for at least the lessor's full investment in the property and costs, with various other conditions.

      o Operating nonbank depository institutions, including an industrial bank or savings association.

      o Performing functions or activities that may be performed by a trust company, including activities of a fiduciary, agency or custodial nature, in the manner authorized by federal or state law, so long as the holding company is not a bank.

      o     Acting as investment or financial advisor to any person, including:

            o serving as investment advisor to an investment company registered under the Investment Company Act of 1940;

            o furnishing general economic information and advice, general economic statistical forecasting services, and industry studies;

            o providing advice in connection with mergers, acquisitions, divestitures, investments, joint ventures, capital structuring, financing transactions, and conducting financial feasibility studies;

            o providing general information, statistical forecasting, and advice concerning any transaction in foreign exchange, swaps and similar transactions, commodities, and options, futures and similar instruments;

            o providing educational courses and instructional materials to consumers on individual financial management matters; and

            o providing tax planning and tax preparation services to any person.

      o     Agency transactional services for customer investments, including:

            o Securities brokerage -- Providing securities brokerage services, whether alone or in combination with investment advisory services, and incidental activities, including related securities credit activities compliant with Federal Reserve Board Regulation T and custodial services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing.

            o Riskless-principal transactions-- Buying and selling all types of securities in the secondary market on the order of customers as "riskless principal."

            o Private-placement services-- Acting as agent for the private placement of securities in accordance with the requirements of the Securities Act of 1933 and the rules of the Commission.

            o Futures commission merchant -- Acting as a futures commission merchant for unaffiliated persons in the execution and clearance of any futures contract and option on a futures contract traded on an exchange in the United States or abroad, if the activity is conducted through a separately incorporated subsidiary of the bank holding company and the company satisfies various other conditions.

      o     Investment transactions as principal:

            o Underwriting and dealing in government obligations and money market instruments, including bankers' acceptances and certificates of deposit, under the same limitations applicable if the activity were performed by the bank holding company's subsidiary member banks.

      o     Engaging as principal in:

            o     foreign exchanges, and

            o forward contracts, options, futures, options on futures, swaps, and similar contracts, with various conditions.

      o     Buying and selling bullion, and related activities.

      o     Management consulting and counseling activities:

      o Subject to various limitations, management consulting on any matter to unaffiliated depository institutions, or on any financial, economic, accounting, or audit matter to any other company.

      o Providing consulting services to employee benefit, compensation, and insurance plans, including designing plans, assisting in the implementation of plans, providing administrative services to plans, and developing employee communication programs for plans.

      o     Providing career counseling services to:

            o a financial organization and individuals currently employed by, or recently displaced from, a financial organization;

            o individuals who are seeking employment at a financial organization; and

            o individuals who are currently employed in or who seek positions in the finance, accounting, and audit departments of any company.

      o     Support services:

            o     providing limited courier services; and

            o printing and selling checks and related items requiring magnetic ink character recognition.

      o     Insurance agency and underwriting:

            o Subject to various limitations, acting as principal, agent, or broker for credit life, accident, health and unemployment insurance that is directly related to an extension of credit by the bank holding company or any of its subsidiaries.

            o Engaging in any insurance agency activity in a place where the bank holding company or a subsidiary of the bank holding company has a lending office and that has a population not exceeding 5,000 or has inadequate insurance agency facilities, as determined by the Federal Reserve Board.

            o Supervising, on behalf of insurance underwriters, the activities of retail insurance agents who sell fidelity insurance and property and casualty insurance on the real and personal property used in the bank holding company's operations or its subsidiaries, and group insurance that protects the employees of the bank holding company or its subsidiaries.

            o Engaging in any insurance agency activities if the bank holding company has total consolidated assets of $50 million or less, with the sale of life insurance and annuities being limited to sales in small towns or as credit insurance.

      o Making equity and debt investments in corporations or projects designed primarily to promote community welfare, and providing advisory services to these programs.

      o Subject to various limitations, providing others financially oriented data processing or bookkeeping services.

      o Issuing and selling money orders, travelers' checks and United States savings bonds.

      o Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

      o     Providing tax planning and preparation advice.

Permitted Activities for Financial Holding Companies

      The Gramm-Leach-Bliley Financial Services Modernization Act, signed into law on November 12, 1999, amends the Bank Holding Company Act of 1956 to create a new category of holding company - the financial holding company. To be designated as a financial holding company, a bank holding company must file an application with the Federal Reserve Board. The holding company must be and remain well capitalized and well managed, as determined by Federal Reserve Board regulations. Once a bank holding company becomes a financial holding company, the holding company or its affiliates may engage in any financial activities that are financial in nature or incidental to financial activities. Furthermore, the Federal Reserve may approve a proposed activity if it is complementary to financial activities and does not threaten the safety and soundness of banking. The Act provides an initial list of activities that constitute activities that are financial in nature, including:

      o     lending and deposit activities,

      o     insurance activities, including underwriting, agency and brokerage,

      o     providing financial investment advisory services,

      o     underwriting in, and acting as a broker or dealer in, securities,

      o     merchant banking, and

      o     insurance company portfolio investment.

                                 PROPOSAL NO. 2:

                   ELECTION OF FOUR CLASS B DIRECTORS TO SERVE
                                A THREE-YEAR TERM

      Section 10.2 of the bank's bylaws authorizes the Board of Directors to consist of not less than five nor more than 25 members. The bylaws provide for three classes of directors with staggered three-year terms of office. The board of directors currently consists of 11 members, classified as follows:

      o     4 Class A directors,

      o     4 Class B directors, and

      o     3 Class C directors.

      The board of directors nominated the four persons named below to serve as directors until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified. All of the nominees are presently members of the board of directors, and all have consented to serve another term as a director if reelected.

      The board of directors is proposing the following nominees for election as Class B directors at the annual meeting:

      o     Dale A. Dries

      o     Thomas R. Gulla

      o     Linn H. Schantz

      o     Donald S. Young

      For information about these individuals' experience and background, please refer to the section entitled "Description of the Bank - Directors" below.

      The proxy holders will vote the proxies for the election of each of the four nominees named above, unless you indicate that your vote should be withheld from any or all of them. Although we do not anticipate that any of the nominees will be unwilling or unable to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the board of directors. Further, if a director should be unavailable to serve for any reason, a majority of the remaining members of the board may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

      The board of directors recommends that shareholders vote FOR the election of the above-named nominees as Class B directors.

                             DESCRIPTION OF THE BANK

History

      East Penn Bank was incorporated on November 6, 1990, as a Pennsylvania state-chartered banking institution, in accordance with the Banking Code of 1965, as amended (Act No. 356 of 1965). The bank commenced operations on November 1, 1991. Deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. The bank's headquarters and principal place of business is located at 731 Chestnut Street, Emmaus, Lehigh County, Pennsylvania 18049.

Offices

      The bank currently owns or leases seven full-service branches, including its main office, plus an operations center and an administrative office in the counties of Lehigh and Berks, Pennsylvania, as follows:

6890 Hamilton Blvd.                   201 West Main Street
Trexlertown, Pennsylvania             Macungie, Pennsylvania

951 State Street                      1251 South Cedar Crest Blvd.
Mertztown, Pennsylvania               Allentown, Pennsylvania

861 North Route 100                   500 Macungie Avenue
Fogelsville, Pennsylvania             Emmaus, Pennsylvania

18 South Seventh Street               4283 Chestnut Street
Emmaus, Pennsylvania                  Emmaus, Pennsylvania

731 Chestnut Street
Emmaus, Pennsylvania

Description of Business

      The bank engages in a full service commercial and consumer banking business, including the following services:

      o     accepting time and demand deposits,

      o providing personal and business checking accounts at competitive rates, and

      o making secured and unsecured commercial, consumer, real estate and mortgage loans.

      The bank's primary service area is known as the Lehigh Valley, and is located in the counties of Lehigh, Northampton and Northeastern Berks in eastern Pennsylvania. The Lehigh Valley is a vibrant, growing region strategically located near the center of the northeastern corridor of New York, Philadelphia and Washington, D.C. The local economy mirrors the national economy to the extent that the Lehigh Valley has been impacted by the overall slowdown and increases in unemployment. Over the past 10 years, the Lehigh Valley has experienced a change in the types of businesses that have traditionally resided in this region. Historically, the area was dominated by large manufacturers, whereas now there are more serviced based companies and this trend is expected to continue, according to projections published by the Pennsylvania Department of Labor. Population trends are positive in both size and age demographics according to statistics provided by the Lehigh Valley Planning Commission and the Lehigh Valley Economic Development Corporation. A mature workforce continues to increase rapidly, but is being supplemented by stability in the lower age brackets so that the employee base is sound for the foreseeable future. In addition, municipal population statistics for the bank's service area is forecast to grow 22.6% from 2000 to 2030, with most of the growth centered in suburban areas where there are substantial tracts of available land for future development.

      Within the bank's defined service area, the banking business is highly competitive. The bank is the only financial institution headquartered in Emmaus, Pennsylvania, where five other financial institutions have branches. Additionally, the bank competes with regionally-based commercial banks, which generally have greater assets, capital and lending limits, as well as other types of financial institutions, including credit unions, finance companies, insurance companies and brokerage firms that have expanded their product offerings to include traditional bank products and services. Deposit deregulation has intensified the competition for deposits among banks in recent years. Further, eastern Pennsylvania has experienced increased bank merger and acquisition activity, where at least six such transactions have been announced in the past year alone.

     The bank believes that as a result of the shift in business entities, population growth and the very recent trend in bank mergers and acquisitions within its geographic area, the need for a strong and stable community banking presence exists in its primary service area. The bank's business development strategy has been focused on competing with larger commercial banks, other community banks, thrift institutions, and credit unions, by providing comparable retail and commercial banking products and services, coupled with exceptional customer service, with an orientation towards relationship banking and the development of customer loyalty. Rather than expanding into new areas of financial services, the bank has focused on further developing its personnel, resources and capabilities in providing traditional banking products and services.

      This strategy has proven to be a successful tactic in that it has provided the bank with consistent core deposit growth. Based upon Federal Deposit Insurance Corporation ("FDIC") data, dated June 2002, the bank is ranked sixth, out of 33 banks, with a 3.97% deposit market share in the Lehigh County area. The bank's deposit growth has averaged 12.8% per year over the last three years, which is well above the Lehigh County average of 5.5% per year for the same period. Market share within the designated communities of the bank's branch locations ranges from 8.8% to 50.6%. Deposit growth has allowed the bank to more efficiently fund asset growth, which grew an average 15.7% per year over the last five years, while preserving credit quality, without having to rely on other borrowings that tend to be a more costly source of funding. The bank's business model has and will continue to focus on the consumer and the small and medium-sized business markets, where referrals received from existing customers have proven to be a major source for developing business. For example, during the past five years, commercial and consumer loans grew 104.5% and 99.9% respectively. Residential mortgage loans grew at a lesser rate of 38.2% primarily due to the low interest rate environment in 2001 and 2002, where the bank sold a substantial portion of its mortgages into the secondary market but realized a substantial increase in mortgage fee income.

      The bank's focus for the future is to continue doing what it does best and to further penetrate the market within its geographic footprint. The bank's commitment to remain an independent community bank with local management and decision-making is a beneficial attribute that has proven to attract new business, while satisfying existing customers.

      The bank makes secured and unsecured commercial, consumer, home equity, real estate and construction loans. Residential mortgages and small business loans have always been at the core of the bank's portfolio. Consumer loans include revolving credit lines, personal loans, home equity loans, personal lines of equity and credit cards.

      As of December 31, 2002, the loan portfolio was comprised as follows:

                  (Dollars in thousands)
                                                Balance        % of total
                                                -------        ----------
                  Commercial                    $ 44,622          25.2%
                  Commercial real estate          56,556          32.0%
                  Residential real estate         29,014          16.4%
                  Real estate-construction         7,305           4.1%
                  Tax-exempt                       3,598           2.0%
                  Home equity                     31,139          17.6%
                  Other consumer                   4,753           2.7%
                                                --------         -----
                                                $176,987         100.0%

      In general, loans identified as commercial and commercial real estate are extended largely to small businesses, are reliant on business cash flow, and possess a larger degree of risk. To mitigate that risk, these loans in most cases are supported by real estate and other business assets, as well as principals' guarantees, where appropriate.

      Residential mortgages, real estate-construction and home equity loans are secured by residential real estate within customary loan-to-value parameters, and are subject to established underwriting standards. For those mortgage loans that exceed 80% loan-to-value, mortgage insurance is obtained to mitigate any additional risk of ultimate repayment. A significant portion of residential mortgage originations is sold to other financial institutions to mitigate interest rate and liquidity risk.

      Tax-exempt loans fund expenditures with repayment through receipt of anticipated tax revenues. The bank's involvement in tax-free lending is focused on borrowers within our primary service area that intend to build a significant banking relationship.

      Home equity and other consumer loans are extended to individuals for personal expenditures. These loans are underwritten subject to specified debt-to-income and loan-to-value standards, with a thorough review of the applicant's past consumer credit history.

      Compliance with established policies and underwriting standards is subject to review under the bank's independent loan review process. The review process covers financial information adequate to prove ability to service debt requirements, and sufficiency of asset coverage provided by applicable collateral and personal guarantors.

      The establishment and approval of lending policies by the board of directors, adherence to the underwriting standards by the lending officers, and review of the policies and compliance with the underwriting standards by loan review provide a strong quality control element to mitigate credit risk inherent in the loan portfolio.

      The bank's acceptance of time demand and savings deposits includes passbook accounts, statement savings accounts, NOW accounts, money market accounts, regular savings accounts, certificates of deposit and club accounts. The bank also offers overdraft protection to its checking customers.

      The bank offers the following support services to make financial management more efficient and convenient for its customers:

      o     automatic teller machines,

      o     telephone banking,

      o     direct deposit,

      o     drive-in banking,

      o     courier service,

      o     federal tax depository,

      o     business and personal debit cards,

      o     MasterCard/Visa credit card services,

      o     night deposit services,

      o     safe deposit boxes,

      o     signature guarantees,

      o     travelers checks,

      o     U.S. savings bonds,

      o     individual retirement accounts, and

      o     utility and municipal payments.

      As of December 31, 2002, the bank had

      o     Total assets of approximately $272,077,000,

      o     Total shareholders' equity of approximately $19,664,000, and

      o Total liabilities of approximately $252,413,000, which include $243,640,000 of deposits.

      On December 31, 2002, the bank had approximately 113 employees, including 94 full-time employees and 19 part-time employees. Management considers our employee relationship to be good.

Properties

      Below is a schedule of all the bank's properties, showing the location, whether the property is owned or leased and its use:

            Location Address                      Description & Square Footage                            Purpose
            ----------------                      ----------------------------                            -------
6890 Hamilton Blvd.                            Bank owned brick construction;                     Utilized as a branch and
Trexlertown, Pennsylvania                      Comprised of 4,500 square feet;                    occupied by East Penn Mortgage
                                               Opened November 1996;                              Co.
                                               Property Mortgage: none

201 West Main Street                           Bank owned brick construction;                     Utilized as a branch
Macungie, Pennsylvania                         Land leased; Comprised of 2,500
                                               square feet; Opened October 1997;
                                               Property Mortgage: none

951 State Street                               Premises leased by bank;                           Utilized as a branch
Mertztown, Pennsylvania                        Comprised of 1,700 square feet;
                                               Opened November 1998;
                                               2002 rent expense: $18,000

1251 South Cedar Crest Blvd.                   Premises leased by bank;                           Utilized as a branch
Allentown, Pennsylvania                        Comprised of 2,300 square feet;
                                               Opened November 1999;
                                               2002 rent expense: $46,263

            Location Address                     Description & Square Footage                            Purpose
            ----------------                     ----------------------------                            -------

861 North Route 100                            Bank owned brick construction;                     Utilized as a branch
Fogelsville, Pennsylvania                      Comprised of 2,149 square feet;
                                               Opened November 1999;
                                               Property mortgage: none

500 Macungie Avenue                            Premises leased by bank is located                 Utilized as a branch
Emmaus, Pennsylvania                           within Emmaus High School
                                               which is brick construction;
                                               Space is comprised of 900 square feet;
                                               Opened November 1999;
                                               2002 rent expense: none

18 South Seventh Street                        Bank owned wood construction;                      Operations center
Emmaus, Pennsylvania                           Comprised of 4,800 square feet;
                                               Opened September 1998;
                                               Property mortgage: none

4283 Chestnut Street                           Premises leased by Bank;                           Administrative/Finance offices
Emmaus, Pennsylvania                           Comprised of 5,100 square feet;
                                               Opened August 1999;
                                               2002 rent expense: $40,240

731 Chestnut Street                            Bank owned brick construction;                     Bank Headquarters
Emmaus, Pennsylvania                           Comprised of 9,100 square feet;
                                               Opened April 1993;
                                               Property mortgage: none.

Supervision and Regulation of the Bank

      As a Pennsylvania chartered, Federal Reserve member bank, the bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking, the Federal Reserve and the FDIC. The bank is also subject to requirements and restrictions under federal and state law, including

      o     requirements to maintain reserves against loans and lease losses,

      o restrictions on the types and amounts of loans that may be granted and the interest that may be charged on the loans,

      o limitations on the types of investments the bank may make and the types of services the bank may offer, and

      o restrictions on loans to insiders of the bank or other insider transactions.

      Various consumer loans regulations also affect the operations of the bank. In addition, the actions of the Federal Reserve Board, as it attempts to control the money supply and credit availability in order to influence the economy, impact commercial banks. The proposed reorganization will not significantly change the authority of these agencies over the bank. The information below highlights various aspects of regulation of the bank under Pennsylvania and federal laws.

Pennsylvania Banking Law

      The laws of Pennsylvania applicable to the bank include, among other things, provisions that:

      o     limit the scope of the bank's business;

      o     require the maintenance of reserves against loans and lease losses;

      o limit the type and amount of loans that may be made and the interest that may be made and that may be charged on loans;

      o     restrict investments and borrowings by the bank;

      o     limit the payment of dividends; and

      o     regulate branching activities and mergers and acquisitions.

      Generally, the bank must obtain prior approval from the Banking Department for the acquisition of shares of stock. Pursuant to Pennsylvania law, the bank may purchase, sell and hold investments in the form of bonds, notes and debentures to the extent permitted by federal law.

      Pennsylvania banking law also requires that a bank obtain the approval of the Banking Department for any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing the merger application, the Banking Department considers, among other things, whether the merger would be consistent with adequate and sound banking practices and is in the public interest, on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the affected communities.

      Any person intending to acquire more than 10% of outstanding voting shares of stock in a financial institution located in Pennsylvania must obtain the prior approval of the Banking Department.

      In addition, the Banking Department conducts regular examinations of the bank and coordinates these examinations with the Federal Reserve.

Federal Banking Law

      The Federal Reserve, which has primary supervisory authority over the bank, regularly examines banks in such areas as reserves, loans, investments, management practices, and other aspects of operations. The bank must also obtain the Federal Reserve's prior approval for such activities as the establishment and relocation of branches and offices and for mergers and acquisitions. The examinations are designed for the protection of the bank's depositors rather than the bank's shareholders. The bank must furnish annual and quarterly reports to the Federal Reserve, which has the authority under the Financial Institutions Supervisory Act to prevent the bank from engaging in an unsafe or unsound practice in conducting its business. Generally, any non-banking activities in which the bank engages must be so closely related to banking as to be incidental to banking.

      Capital Adequacy Guidelines/Prompt-Corrective-Action Rules. The bank must comply with the Federal Reserve's risk-based capital guidelines. Under the Federal Deposit Insurance Act, the Federal Reserve has regulations defining the levels at which a state member bank would be considered:

      o     Well capitalized,

      o     Adequately capitalized,

      o     Undercapitalized,

      o     Significantly undercapitalized, and

      o     Critically undercapitalized.

      To be adequately capitalized, the required minimum ratio of total capital to risk-weighted assets, including some off-balance sheet activities, such as standby letters of credit, is 8%. To be well capitalized, this risk-based ratio must be at least 10%. At least half of the total capital is required to be Tier I Capital, consisting principally of common stockholders' equity, less certain intangible assets. The remainder, Tier II Capital, may consist of:

      o     Some forms of preferred stock,

      o     A limited amount of subordinated debt,

      o     Some hybrid capital instruments,

      o     Other debt securities, and

      o     A limited amount of the general loan loss allowance.

The risk-based capital guidelines must take into account interest rate risk, concentration of credit risk, and risks of nontraditional activities.

      The Federal Reserve may reclassify a bank based on supervisory criteria other than capital. It may reclassify a well capitalized institution as adequately capitalized or require an adequately capitalized or undercapitalized institution to comply with supervisory actions as if it were in the next lower category. A reclassification could be made if the Federal Reserve determines that the institution is in an unsafe or unsound condition, which could include unsatisfactory examination ratings. In the event an institution's capital deteriorates to the undercapitalized category or below, the member bank must submit a capital-restoration plan. The law prescribes an increasing amount of regulatory intervention for these categories.

      The bank is also subject to rules requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses, and a minimum ratio of market value to book value for publicly held institutions. At December 31, 2002, the bank was in compliance with the required ratios.

      FDIC Insurance Assessments. The bank's deposits are insured to the maximum extent provided by the FDIC, currently $100,000 per account. The bank pays insurance premiums into the bank Insurance Fund according to rates established by the FDIC. The FDIC has discretion to increase premiums in the future in response to changes in the economic climate of the banking industry. As a result, the future cost of deposit insurance for the bank is, in large part, dependent upon the extent of future bank failures and the amount of insurance coverage provided by the FDIC for each deposit account.

      The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each depository institution to one of three capital groups, as follows:

      o     Well capitalized,

      o     Adequately capitalized, or

      o     Undercapitalized,

and further assigns such institutions to a subgroup within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10% or greater, a Tier I capital to risk-based assets ratio of 6% or greater, and a Tier I leverage ratio of 5% or greater, are assigned to the well-capitalized group.

      The bank is also subject to assessments to pay the interest on bonds issued by the Financing Corporation, which is known as FICO. FICO was created by Congress to issue bonds to finance the resolution of failed thrift institutions. Prior to 1997, only thrift institutions were subject to assessments to raise funds to pay the FICO bonds.

      Community Reinvestment Act Compliance. Under the Community Reinvestment Act of 1977, the Federal Reserve must determine whether the bank is meeting the credit needs of the community, including low and moderate income neighborhoods, that it serves and must take this record into account in its evaluation of any application the bank files for, among other things, approval of a branch, office relocation, a merger or an acquisition of bank shares. The Federal Reserve makes publicly available its evaluation of the bank's record of meeting the credit needs of its entire community. This evaluation includes a descriptive rating of:

      o     Outstanding

      o     Satisfactory

      o     Needs to improve, or

      o     Substantial noncompliance.

      Truth-In-Savings. The Bank Enterprise Act of 1991 requires truth-in-savings on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the bank is required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are some operational costs of complying with this law.

      Restrictions on Control Changes. Under the Federal Change in banking Control Act of 1978, no person may acquire control of the bank without giving at least 60 days prior written notice to the Federal Reserve. The law contains a presumption that the power to vote 10% or more of the common stock of a bank confers control of the bank. The Federal Reserve may disapprove any such acquisition of control.

      Suspicious Activities Reports. Under the Bank Secrecy Act, banks must report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions in any one day that aggregate in excess of $10,000.

      Interstate Banking. The bank may generally engage in interstate banking. See "Description of the Holding Company - Supervision and Regulation - The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 -Interstate Banking."

      Gramm-Leach-Bliley Act. The Act repeals some Depression-era banking laws and permits banks, insurance companies and securities firms to engage in each others' businesses after complying with certain conditions and regulations. The Act grants community banks the power to enter new financial markets and compete with larger institutions.

Securities Regulation

      Upon attaining more than 500 shareholders and $10 million in assets, a company must register its securities under Section 12 of the Securities Exchange Act of 1934. A "registered company" is subject to the SEC's General Rules and Regulations. These rules and regulations relate to periodic financial reporting, reporting to shareholders, proxy solicitation and insider trading. Banks must also register under Section 12 if they meet the above described thresholds. However, banks file their reports, proxy statements and other information with their primary federal bank regulator, rather than the SEC.

      In April 1992, the bank registered its common stock under Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank has been subject to the SEC's General Rules and Regulations and to the Federal Reserve regulations relating to state banks registered under the 1934 Act. The bank files reports, proxy statements and other information with the Federal Reserve. In connection with the reorganization, the holding company will register its stock under Section 12 of the 1934 Act and will be subject to the obligations for SEC-registered companies. It will file periodic financial and other business reports with the SEC on a consolidated basis, including information about the bank. The bank will terminate the registration of its common stock under the 1934 Act because it will cease to be publicly held after the reorganization.

Gramm-Leach-Bliley Financial Services Modernization Act

      On November 12, 1999, the Gramm-Leach-Bliley Financial Services Modernization Act was signed into law. The impact of the Act is twofold. First, the Act swept away much of the regulatory structure established in the 1930's under the Glass-Steagall Act. The law creates opportunities for banks, other depository institutions, insurance companies, and securities firms to enter into business combinations that permit a single financial services organization to offer customers a complete array of financial products. The result has been and likely will continue to be increased competition in the marketplace for banks and other financial institutions, tempered by an enhanced ability to compete in this new market. Banks, insurance companies and securities firms may now affiliate through a financial holding company and engage in a broad range of activities authorized by the Federal Reserve Board and the Department of Treasury. The new activities that the Act permits for financial holding companies and their affiliates are those that are financial in nature or incidental to financial activities, including insurance underwriting, investment banking, investment advisory services and securities brokerage services. The Federal Reserve maintains the authority to require that the financial holding company remain well capitalized and well managed.

      Secondly, the Act altered the regulatory boundaries for all financial services organizations, including the bank. By repealing an exemption from SEC broker/dealer registration formerly enjoyed by banks for their securities activities, the Act adds a layer of SEC regulation to the bank's regulatory structure. In addition, privacy regulation desired to protect customers may increase costs to the bank as well as limit revenue enhancement opportunities due to limitations on the use of such information.

New Legislation

      Proposed legislation is introduced in almost every legislative session that would dramatically affect the regulation of the banking industry. At this time, we cannot predict whether or not Congress will enact further legislation and what effect the legislation might have on the bank or holding company.

Legal Proceedings

      The nature of the bank's business generates some litigation involving matters arising in the ordinary course of business. In the opinion of management, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the bank.

Directors

      East Penn Bank's board of directors oversees all business, property and affairs of the bank. The bank's board of directors presently consists of 11 members, approximately one-third of whom shareholders elect annually to serve for a term of three years. The same directors who currently serve on the bank's board of directors also serve on the holding company's board of directors.

      After the reorganization, the shareholders of the bank will become shareholders of the holding company and will elect the board of directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's board of directors. We anticipate that the same persons will serve as directors of the bank and of the holding company for the foreseeable future. The following table provides selected information about the current bank directors:

                     Name                         Director             Class of                        Age as of
                                                    Since              Director                     March 24, 2003
                                                    -----              --------                     --------------
Dale A. Dries, Secretary                            1990                   B                              55

Dr. F. Geoffrey Toonder                             1990                   A                              63

Thomas R. Gulla                                     1990                   B                              75

Brent L. Peters                                     1990                   C                              56

Forrest A. Rohrbach, Chairman                       1990                   C                              60

Gordon K. Schantz (1)                               1990                   A                              57

Linn H. Schantz(1)                                  1990                   B                              68

Donald R. Schneck, Vice Chairman                    1990                   A                              59

Peter L. Shaffer                                    1990                   C                              52

Konstantinas A. Tantaros                            1990                   A                              58

Donald S. Young                                     1990                   B                              50

(1)   Directors Linn H. Schantz and Gordon K. Schantz are first cousins.

      Following is a description of each director's and nominee's background and experience:

Class A Directors (to serve until 2005)

Gordon K. Schantz             Mr. Schantz, age 57, has been a member of the
                              Board of Directors since 1990 and served as Chairman of the Board from 1990 until 1998. Mr.
                              Schantz is the President of The Butz Company,
                              Inc., a real estate and insurance firm located in Emmaus, Pennsylvania.

Donald R. Schneck             Mr. Schneck, age 59, has been a member of the
                              Board of Directors since 1990 and has served as Vice Chairman of the Board since 1998. Mr. Schneck is the President and owner of Art Schneck Optical
                              Company located in Emmaus, Pennsylvania.

Konstantinos A. Tantaros      Mr. Tantaros, age 58, has been a member of the
                              Board of Directors since 1990. He is a
                              restaurateur, an investor/developer and the owner of Tantaros, Inc. located in Emmaus, Pennsylvania.
                              Tantaros, Inc. owns and operates commercial and residential real estate located primarily in the Lehigh Valley area of Pennsylvania.

Dr. F. Geoffrey Toonder       Dr. Toonder, age 63, has been a member of the
                              Board of Directors since 1990. He is a retired
                              Chief of Thoracic Surgery at Lehigh Valley
                              Hospital; the past President of Cardio-Thoracic
                              Surgeons, LTD and a Medical Advisory Board member of Parco, Inc. an information technology company located in Portland, Maine.

Class B Directors (to serve until 2003 and Nominees to Serve Until 2006)

Dale A. Dries                 Mr. Dries, age 55, has been a member of the Board
                              of Directors since 1990 and has served as Secretary since 2000. Mr. Dries is the President and General Manager of Dries Do-It-Center, a retail and wholesale supplier of lumber and building materials in Macungie, Pennsylvania.

Thomas R. Gulla               Mr. Gulla, age 75, has been a member of the Board
                              of Directors since 1990. Mr. Gulla is the former owner of Gulla's Automotive Services in Emmaus,
                              Pennsylvania. He is currently retired.

Linn H. Schantz               Mr. Schantz, age 68, has been a member of the
                              Board of Directors since 1990. Mr. Schantz is a retired commercial banker.

Donald S. Young               Mr. Young, age 50, has been a member of the Board
                              of Directors since 1990 and served as Secretary from 1990 to 1999. He is an attorney-at-law in Macungie, Pennsylvania.

Class C Directors (to serve until 2004)

Brent L. Peters               Mr. Peters, age 56, has been a member of the Board
                              of Directors since 1990 and has served as the President and Chief Executive Officer since 1990.

Forrest A. Rohrbach           Mr. Rohrbach, age 60, has been a member of the
                              Board of Directors since 1990 and served as Vice
                              Chairman of the Board from 1995 to 1998. He currently serves as Chairman of the Board. Mr.
                              Rohrbach is the President and Chief Executive
                              Officer of F.A.R. Industries and the Treasurer of
                              F. A. Rohrbach, Inc., construction-related industries located in Allentown, Pennsylvania.

Peter L. Shaffer              Mr. Shaffer, age 52, has been a member of the
                              Board of Directors since 1990 and served as Secretary during 1999. He is a partner with the accounting firm of Maschal, Hadden, Shaffer &
                              Associates, LLC and the owner of P.L.S. Real
                              Estate located in Allentown, Pennsylvania. Mr.
                              Shaffer also serves as Lehigh County Controller.

Board Meetings, Compensation of Directors

      The board of directors held 12 meetings in 2002. Each of the directors attended at least 75% of the combined total number of meetings of the board of directors and the committees of which he was a member.

      In 2002, the bank paid an annual fee of $10,000 to each director for participating in board and committee meetings. In the aggregate, the bank paid (or accrued) for the board of directors, $120,000 for all services rendered in 2002.

Committees of the Board of Directors

      During 2002, the bank's board of directors maintained three standing committees. The function of each of these committees is described below.

ASSET/LIABILITY: This committee meets monthly to manage the allocation of the bank's sources and uses of funds with the goal of maximizing net interest income within prudent risk parameters and increasing market value over time. This committee met 12 times in 2002. Mr. David A. Stortz served as chairman of this committee until he retired from the board on December 31, 2002. Mr. Dale A. Dries currently serves as the chairman of this committee.

BOARD LOAN: This committee meets twice a month as called to discuss and approve loan requests for loan relationships that exceed $1,500,000. This committee also reviews the current status of the criticized loans to determine what actions need to be taken in order to protect the bank. This committee met 16 times in 2002. Mr. Forrest A. Rohrbach serves as chairman of this committee.

AUDIT: This committee typically meets at least quarterly to review the bank's auditing, accounting, financial reporting and internal control functions. It also recommends the independent auditors and reviews their services. This committee met six times in 2002. Mr. David A. Stortz served as chairman of this committee until he retired from the board on December 31, 2002. Dr. F. Geoffrey Toonder currently serves as the chairman of this committee.

Composition of the Committees of the Board of Directors During Fiscal Year 2002

--------------------------------------------------------------------------------
                               ASSET/             BOARD LOAN            AUDIT
                              LIABILITY
--------------------------------------------------------------------------------
Dale A. Dries                     X                    X                  X
--------------------------------------------------------------------------------
Thomas R. Gulla                                        X
--------------------------------------------------------------------------------
Brent L. Peters                   X                    X                  X(1)
--------------------------------------------------------------------------------
Forrest A. Rohrbach               X                    X                  X
--------------------------------------------------------------------------------
Gordon K. Schantz                                      X
--------------------------------------------------------------------------------
Linn H. Schantz                   X                    X
--------------------------------------------------------------------------------
Donald R. Schneck                                                         X
--------------------------------------------------------------------------------
Peter L. Shaffer                  X                                       X
--------------------------------------------------------------------------------
David A. Stortz(2)                X                                       X
--------------------------------------------------------------------------------
Konstantinos A. Tantaros          X                    X
--------------------------------------------------------------------------------
Dr. F. Geoffrey Toonder           X
--------------------------------------------------------------------------------
Donald S. Young                   X
--------------------------------------------------------------------------------
Meetings Held in 2002            12                   16                  6
--------------------------------------------------------------------------------

(1)   Director Peters is an ex officio member of the Audit Committee.

(2)   Director Stortz retired from the Board effective December 31, 2002.

      The bank does not maintain a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a director nominee should submit a written proposal to the bank's Secretary in accordance with the informational requirements of Section 10.1 of the bank's bylaws. All notices must be delivered to the bank's Secretary not less than 45 days prior to the date of any shareholder meeting called for the election of directors.

Principal Officers

      The following table shows selected information about the bank's principal officers. The board of directors elects the officers for one-year terms and the board has discretionary authority to remove these individuals from office. All of the officers have been principally employed by the bank for at least five years.

      Name                                         Position                             Position Held                   Age as of
      ----                                         --------                                 Since                     March 24, 2003
                                                                                            -----                     --------------
Brent L. Peters                 President and Chief Executive Officer                      1990                             56

John M. Hayes                   Senior Vice President - Loans;                             1998(1)                          38
                                President - East Penn
                                Mortgage Company

Bruce R. Keil                   Senior Vice President - Credit Administration              1997                             47

      Name                                         Position                             Position Held                   Age as of
      ----                                         --------                                 Since                     March 24, 2003
                                                                                            -----                     --------------
Debra K. Peters                 Senior Vice President - Administration                     1992                             50

Theresa M. Wasko                Senior Vice President and Chief Financial                  1998(2)                          50
                                Officer

--------------
(1) Mr. Hayes joined the bank in July 1998. Prior to joining the bank, he was a Senior Vice President and Senior Loan Officer at the Bank of the Lehigh Valley.

(2) Ms. Wasko joined the bank in September 1998. Prior to joining the bank, she was the Chief Financial Officer of Ambassador Bank.

Executive Compensation

      The following table sets forth all annual compensation for services, in all capacities, to the bank for each of the last three fiscal years to:

      o     the Chief Executive Officer; and

      o the three other most highly compensated executive officers to the extent their individual aggregate annual salary and bonus exceeded $100,000.

                           Summary Compensation Table

                                    Annual Compensation                       Long-Term Compensation
                                    -------------------                       ----------------------
                                                                                      Awards                 Payouts
                                                                                      ------                 -------
                                                                           Restricted
                                                                             Stock       Options/                 All other
                                         Salary     Bonus   Other Annual     Award(s)      SARs     Pay-outs    Compensation
 Name and Principal Position     Year      ($)       ($)    Compensation      ($)          (#)         ($)          ($)
 ---------------------------     ----      ---       ---    ------------      ---          ---         ---          ---
Brent L. Peters,                 2002    160,000   40,000         0             0            0           0        43,842(2)
President and                    2001    160,000   35,000         0             0        1,000(1)        0        38,548(2)
Chief Executive Officer          2000    160,000      0           0             0            0           0             0

John M. Hayes, Senior Vice       2002    94,500     9,000         0             0            0           0             0
President - Loans; President
- East Penn Mortgage Co.

Debra K. Peters, Senior Vice     2002    94,500     9,000         0             0            0           0             0
President - Administration

Theresa M. Wasko, Senior         2002    94,500     9,000         0             0            0           0             0
Vice President and Chief
Financial Officer

----------
(1) Represents stock purchase options granted July 12, 2001 under the East Penn Bank 1999 Stock Incentive Plan, exercisable January 13, 2002, at an exercise price of $5.80 per share, which was the fair market value of the stock as of the grant date, expiring July 12, 2011.

(2) Represents premiums paid by the bank for disability insurance in the amount of $735 in each of 2002, 2001 and 2000; also includes the amount charged by the bank for expenses in connection with the Supplemental Executive Retirement Plan ("SERP") implemented for Mr. Peters during 2001.

Stock Option Grants in Fiscal Year 2002

      In May 2002, the bank granted each outside director 1,000 options at an exercise price of $5.50 per share in accordance with the terms of the 1999 Independent Director Stock Option Plan. A total of 11,000 options were granted in 2002.

Exercises of Stock Options in Fiscal Year 2002 and Fiscal Year-End Option Values

      The following table sets forth certain information relating to stock options held by the executives named in the Summary Compensation Table. As noted below, the executives did not exercise any of their respective options in 2002.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     Number of Securities
                                                                    Underlying Unexercised                  Value of Unexercised
                                                                         Options/SARs                  In-The-Money Options/SARs at
                       Shares Acquired On          Value                 at FY-End (#)                         FY-End ($) (1)
           Name           Exercise (#)        Realized ($)(1)       Exercisable/Unexercisable            Exercisable/Unexercisable
           ----           -----------         ---------------       -------------------------            -------------------------
Brent L. Peters                 0                    0                          1,000/0                             0/0

John M. Hayes                   0                    0                          1,000/0                             0/0

Debra K. Peters                 0                    0                          1,000/0                             0/0

Theresa M. Wasko                0                    0                          1,000/0                             0/0

----------
(1) The fair market value of the bank's common stock on December 31, 2002 was approximately $5.38 per share.

Equity Compensation Plan Information

      The following table summarizes our equity compensation plan information as of December 31, 2002. Information is included for both equity compensation plans approved by the bank's shareholders and equity compensation plans not approved by the bank's shareholders.

--------------------------------------------------------------------------------------------------------------------------
                                                                         Weighted-average   Number of shares available for
                                              Number of shares to        exercise price      future issuance under equity
                                                 be issued upon          of outstanding      compensation plans (excluding
                                                  exercise of            options,           securities reflected in column
                                              outstanding options,       warrants and                  (a))
       Plan Category                          warrants and rights        rights
--------------------------------------------------------------------------------------------------------------------------
                                                       (a)                        (b)                   (c)
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
East Penn Bank shareholders                         85,100(1)                   $6.98                 314,900
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved
by East Penn Bank shareholders                           0                         $0                       0
--------------------------------------------------------------------------------------------------------------------------
Totals                                              85,100                      $6.98                 314,900
--------------------------------------------------------------------------------------------------------------------------

(1) The bank maintains the Independent Directors Stock Option Plan and the Stock Incentive Plan. Both plans were approved by the bank's shareholders. Please see the descriptions of these plans beginning on page 58.

Employment Agreement with Brent L. Peters

      East Penn Bank entered into a three-year employment agreement with Brent
L. Peters on April 12, 2001. The term of the agreement became effective on January 1, 2001. The agreement reflects Mr. Peters' position as President and Chief Executive Officer of the bank. The agreement contains an evergreen renewal provision; unless previously terminated, or unless notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year, maintaining a three-year employment period.

      Pursuant to his employment agreement, Mr. Peters received an annual base salary of $160,000 in 2001. The board of directors may increase his salary in future years and may grant cash or stock bonuses. Mr. Peters also receives the following benefits: six weeks of annual vacation; a company automobile; civic and social club memberships; and participation in the bank's employee benefit plans as allowed by the terms and conditions of the plans. The bank also agreed to implement a deferred compensation plan by April 30, 2001 for which Mr. Peters would be eligible.

      The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. Peters' rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

      o     A severance payment equal to 2.99 times Agreed Compensation; and

      o Continuation of health and welfare benefits for three years or until Mr. Peters secures similar benefits through other employment, or if health and welfare benefits cannot be continued, payment of an amount equal to the cost to Mr. Peters of obtaining similar benefits.

      Under the agreement, Mr. Peters may resign for good reason. If he resigns for good reason, the agreement provides for:

      o     A severance payment equal to 2.99 times Agreed Compensation; and

      o Continuation of health and welfare benefits for three years or until Mr. Peters secures similar benefits through other employment, or if health and welfare benefits cannot be continued, payment of an amount equal to the cost to Mr. Peters of obtaining similar benefits.

      If Mr. Peters resigns his employment within 120 days (or is involuntarily terminated) of any change in control of the bank, the agreement provides for:

      o     A severance payment equal to 2.99 times Agreed Compensation; and

      o Continuation of health and welfare benefits for three years or until Mr. Peters secures similar benefits through other employment, or if health and welfare benefits cannot be continued, payment of an amount equal to the cost to Mr. Peters of obtaining similar benefits.

      The agreement contains non-competition, non-solicitation and confidentiality provisions that benefit the bank. The agreement also provides for arbitration of disputes arising under the agreement.

Supplemental Executive Retirement Plan Agreement

      East Penn Bank maintains a Supplemental Executive Retirement Plan ("SERP") covering Brent Peters. The SERP provides for salary continuation in certain circumstances.

      If a change of control occurs or Mr. Peters terminates his employment on or after the retirement age of 62, the bank will pay Mr. Peters $60,000 per year. The benefit will be paid monthly, commencing on the first day of the month following Mr. Peters' 62nd birthday and continuing for 15 years.

      If no change in control has occurred and Mr. Peters' employment is terminated before the retirement age of 62 due to voluntary termination by Mr. Peters; non-renewal of his employment agreement; disability; or for reasons other than cause, the bank pays Mr. Peters an accrued amount of benefit, as of the date of termination. This benefit is paid monthly, commencing on the first day of the month following Mr. Peters' 62nd birthday and continuing for 15 years.

      If Mr. Peters dies while he is actively employed at the bank and before reaching age 62, his beneficiary receives a scheduled death benefit that depends on the plan year in which Mr. Peters dies. If Mr. Peters dies after reaching age 62 or following a change of control, but before receiving any lifetime benefits, his beneficiary receives a designated death benefit. If he has received lifetime benefits, his estate or beneficiary will continue to receive lifetime benefits.

      If the bank terminates Mr. Peters' employment for cause, he forfeits the benefits provided under the SERP. In addition, if Mr. Peters violates the restrictive covenant contained in the SERP, he forfeits his right to any further benefits under the SERP.

401(k) Plan

      The bank maintains and sponsors a defined contribution 401(k) plan. The 401(k) plan is administered by Peter L. Shaffer, CPA. Brent L. Peters, President and Chief Executive Officer of the bank is the 401(k) plan trustee. The 401(k) plan is subject to the Internal Revenue Code of 1986 and to the regulations promulgated thereunder. Participants are entitled to various rights and protection under the Employee Retirement Income Security Act of 1974.

      Each employee who attains the age of 21 and works at least 1,000 hours in the prior year is eligible to participate in the 401(k) plan. An eligible employee may elect to contribute portions of salary, wages, bonus, and other direct remuneration to the 401(k) plan. Participating employees may contribute from 1% to 15% of their gross compensation. In 2002, for each dollar contributed by a participant, the bank matched $0.50 up to a maximum 4% employee contribution. Each participant is fully vested after six years of service. The bank incurred expenses of $48,112 for the year ended December 31, 2002, in connection with the match and administration of the 401(k) plan.

Report on Executive Compensation

      The bank's board of directors governs the bank and its subsidiaries. In fulfilling its fiduciary duties, the board of directors endeavors to act in the best interests of the bank's shareholders, customers, and the communities served by the bank and its subsidiaries. To accomplish the bank's strategic goals and objectives, the board of directors engages competent persons, who undertake to accomplish these objectives with integrity and cost-effectiveness. The board of directors fulfills part of its strategic mission through the compensation of these individuals. The bank provides compensation to the bank's directors and employees.

      The bank seeks to offer competitive compensation opportunities to all employees based on the individual's contribution and personal performance. The entire board of directors administers the compensation program. The board seeks to establish a fair compensation policy to govern the executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the bank's products and services and will result in improved profitability, increased dividends to the shareholders, and subsequent appreciation in the market value of the bank's shares.

      The board reviews and annually approves the compensation of the bank's executives, including the president, chief financial officer, and senior vice presidents. As a guideline in determining base salaries, the Board uses information from the Independent Community Bankers Association Comparison and the L.R. Webber Salary Survey. The bank uses Pennsylvania peer group banks because of common industry issues and competition for the same executive talent group. This peer group may include some but not all of the banks or financial institutions appearing on the Performance Graph.

      The board of Directors does not deem Section 162(m) of the Internal Revenue Code to be applicable to the bank at this time. The board of directors intends to monitor the future application of Section 162(m) to the compensation paid to its executive officers; and in the event that this section becomes applicable, the board intends to amend the bank's compensation policies to preserve the deductibility of the compensation payable under the policies.

Chief Executive Officer Compensation

      The board of directors determined that the Chief Executive Officer's 2002 base salary compensation of $160,000, was appropriate in light of the following 2002 East Penn Bank accomplishments: the continued growth in assets, deposits and loans, the continued successful completion of the annual business plan and record earnings.

      No direct correlation exists between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation, and any of the above criteria, nor does the board give any weight to any of the above specific individual criteria. The board subjectively determines the increase in the Chief Executive Officer's compensation based on a review of all relevant information.

Executive Officers' Compensation

      The board of directors increased the compensation of the bank's executive officers by approximately 4.17% over 2002 compensation, effective January 1, 2003. The board determined these increases based on its subjective analysis of the individual's contribution to the bank's strategic goals and objectives. In determining whether the strategic goals have been achieved, the board considers numerous factors, including the following: the bank's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the board measured the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criteria and an employee's compensation, nor does the board, in its analysis, attribute specific weight to any such criteria. The board makes a subjective determination after review of all relevant information, including the above.

      In addition to base salary, the bank's executive officers may participate in annual and long-term incentive plans, including the bank's 401(k) plan.

      General labor market conditions, the individual's specific responsibilities and the individual's contributions to the bank's success influence total compensation opportunities available to the bank's employees. The board reviews individuals annually and strives to offer compensation that is competitive with that offered by employers of comparable size in the industry. Through its compensation policy, the bank strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

1999 East Penn Bank Stock Incentive Plan

      The board of directors believes that awards under East Penn Bank's 1999 Stock Incentive Plan provides a vehicle for long-term incentive compensation through financial rewards dependent on future increases in the market value of the bank's stock. Thus, executive officers are encouraged to manage the bank with a view toward maximizing long-term shareholder value. Under the Stock Incentive Plan, the bank makes grants of options to purchase shares of the bank's common stock to employees, including executives, and the bank has absolute power to determine what, to whom, when and under what facts and circumstances awards are made. The board of directors bases decisions relating to such awards on its overall subjective assessment of the value of the services provided by each executive officer with consideration to performance of the bank and peer group compensation information. The options generally vest six months after the grant date and expire ten years from the date of the grant. The plan also allows for the bank to grant Stock Appreciation Rights and Restricted Stock to employees. On July 12, 2001, the bank granted 39,100 incentive stock options to employees under the plan, which were not exercisable until January 13, 2002. The average per share exercise price is $5.80. The bank did not grant any incentive stock options in 2002. The total number of shares that may be issued under the plan is 280,000.

      This report is furnished by the full board of directors, which performs the functions of a compensation committee.

           Dale A. Dries                             Gordon K. Schantz                    Konstantinos A. Tantaros
           Thomas R. Gulla                           Linn H. Schantz                      F. Geoffrey Toonder
           Brent L. Peters                           Donald R. Schneck                    Donald S. Young
           Forrest A. Rohrbach                       Peter L. Shaffer

Interlocks and Insider Participation

      Mr. Brent L. Peters, President and Chief Executive Officer, is a member of the board of directors that performs the functions of a compensation committee. Mr. Peters neither participates in conducting his own review nor takes part in determining his own compensation.

Report of the Audit Committee

      The Audit Committee met six times during 2002. The committee has reviewed and discussed the bank's 2002 audited financial statements with East Penn Bank's management and has discussed with Beard Miller Company LLP, its independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61, 89 and 90, "Communication with Audit Committees", as amended or supplemented, which include, among other items, matters related to the conduct of the audit of the bank's financial statements. The Audit Committee has also received written disclosures and the letter from the bank's independent auditors, as required by Independence Standards Board No. 1, and has discussed with Beard Miller Company LLP their independence with regard to all services provided. Based on these reviews and discussions, the Audit Committee [has] recommended to the Board of Directors that the audited financial statements be included in East Penn Bank's Annual Report on Form 10-K, filed with the Board of Governors of the Federal Reserve System for the year ended December 31, 2002.

      Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers ("NASD").

      Audit Fees. Beard Miller Company LLP billed a total of $52,160 for services rendered for the audit of the bank's annual financial statements as of and for the year ended December 31, 2002, and for its SAS No. 71 review of the bank's quarterly financial statements, during 2002.

      All Other Fees. No fees were billed and no services were provided by Beard Miller Company LLP during 2002 for financial information systems design and implementation. Fees billed by Beard Miller Company LLP for all other services, including internal audit, compliance audit, tax return preparation and research assistance, which were rendered to the bank during 2002 were $41,970. The Audit Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining Beard Miller Company LLP's independence.

      This report of the Audit Committee was adopted on March 20, 2003, by the Audit Committee of the board of directors:

                              Dr. F. Geoffrey Toonder - Chairman
                              Thomas R. Gulla
                              Gordon K. Schantz
                              Donald R. Schneck

      In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Charter of the Audit Committee of East Penn Bank shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or with the Board of Governors of the Federal Reserve System.

Independent Public Accountants

      On the recommendation of the Audit Committee of the board of directors, the firm of Beard Miller Company LLP, certified public accountants, has been selected as East Penn Bank's independent auditors for the year ending December 31, 2003, a capacity in which it has served since 1998. Representatives of Beard Miller Company LLP are expected to be present at the annual meeting.

Stock Price Performance Graph

      The Stock Price Performance Graph compares East Penn Bank's stock performance from December 31, 1997 through December 31, 2002, against the performance of the S&P 500 and the East Penn Bank Peer Group for the same period. The graph shows the cumulative investment return to shareholders, based on the assumption that a $100 investment was made on December 31, 1997, in each of the bank's capital stock, the S&P 500 and the East Penn Bank Peer Group. The cumulative total returns on such investments would be $91.51, $96.95 and $129.50, respectively. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency that dividends were paid during the applicable years. The shareholder return shown on the graph below is not necessarily indicative of future performance.

      Comparison of Five-Year Total Cumulative Return

                              [LINE GRAPH OMITTED]

*The East Penn Bank Peer Group Index consists of Codorus Valley Bancorp, Inc., Fidelity D&D Bancorp, Inc., First Chester County Corporation, Norwood Financial Corporation, Penseco Financial Services Corp., Peoples First, Inc., and Premier Bancorp, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

      The regulations promulgated pursuant to the Federal Reserve Act and
Section 16(a) of the Securities Exchange Act of 1934 require the bank's officers and directors, and persons who own more than 10% of the registered class of the bank's equity securities to file reports of ownership and changes in ownership with the Board of Governors of the Federal Reserve System. Officers, directors and greater than 10% shareholders are required by Federal Reserve regulations to furnish the bank with copies of all filed Section 16(a) forms. The board of directors knows of no persons who own greater than 10% of the bank's outstanding common stock.

      Based solely on the review of the copies of the forms or written representations received, the bank believes that during the year ended December 31, 2002, the directors, officers and owners of greater than 10% of the bank's common stock complied with all applicable filing requirements, except that directors Dale Dries, Thomas Gulla, Gordon Schantz, Linn Schantz, Peter Shaffer, David Stortz (retired from the board of directors, December 31, 2002), Konstantinos Tantaros, F. Geoffrey Toonder and Donald Young each individually filed one late report to report one transaction; and Donald Schneck individually filed three late reports to report ten transactions.

Certain Relationships between Officers and Directors and Certain Transactions between Officers and Directors and the Bank

Family Relationships

      Director Linn H. Schantz and Director Gordon K. Schantz are first cousins. Brent L. Peters, President and Chief Executive Officer and Debra K. Peters, Senior Vice President - Administration are husband and wife.

Indebtedness of Management

      The bank has not entered into any material transactions with any director or executive officer of the bank, or any associate of the foregoing persons. The bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the bank and their associates on comparable terms with similar interest rates as those prevailing, from time to time, for other bank customers.

      Total loans outstanding from the bank, at December 31, 2002, to the bank's officers and directors as a group, members of their immediate families and companies in which they had at least a 10% ownership interest were $5,069,000, or approximately 25.7% of the bank's total equity capital. The bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of March 24, 2003 to the above described group was approximately $4,424,452.

                  DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

Common Stock

      East Penn Bank is authorized to issue 40 million shares of common stock, par value $0.625 per share, of which approximately 6,602,552 shares were issued and outstanding as of March 24, 2003. The bank's common stock is listed on the Nasdaq Small Cap Market under the trading symbol "EPEN". As of March 24, 2003, the bank had approximately 2,450 shareholders.

      Voting Rights. Each share of common stock is entitled to one vote on all matters that may be brought before shareholders' meetings.

      Preemptive Rights. The bank's common stock does not carry preemptive subscription rights.

      Liquidation. In the event of liquidation, dissolution or winding up of the bank, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

      Liability for Further Assessments. The bank's shareholders are not subject to further assessments by the bank on their shares.

      Sinking Fund Provision. The bank's shares do not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

      Redemption Provision. The bank's shareholders do not have a right of redemption, which is the right to require the bank to purchase their shares.

      Capital Requirements under State Banking Law. Under the Pennsylvania Banking Code of 1965, the bank must maintain capital surplus in an amount at least equal to the amount if its capital consisting of the total par value of its common stock. The bank must also maintain an expense fund not less than 5% of par value capital.

      Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank paid its first cash dividend on July 31, 2001. The bank paid its second cash dividend on July 31, 2002 and intends to continue to pay dividends as long as legally allowed. The board of directors may increase subsequent dividends at its discretion.

      Payment of dividends is subject to the restrictions in the Pennsylvania Banking Code of 1965 and the Federal Deposit Insurance Act. The Pennsylvania Banking Code provides that a bank may declare and pay dividends only out of accumulated net earnings and only if the bank meets minimum capital requirements. Directors are specifically liable for unlawful dividends. The Federal Deposit Insurance Act generally prohibits payment of dividends that would be an unsafe or unsound banking practice. Further, an insured bank may not declare and pay dividends if the FDIC obtains a cease and desist order for the bank.

Comparative Market Prices

      The bank's common stock is listed on the Nasdaq Small Cap Market under the trading symbol "EPEN". The highest trade price known to management for the bank's common stock since it began trading on the Nasdaq was $9.00 per share on January 22, 2001, January 25, 2001 and August 14, 2002. The last reported sale of the bank's common stock prior to filing the registration statement regarding the proposed reorganization was a trade of 2,800 shares at $6.00 per share on April 4, 2003. This price may include retail markups, markdowns or commissions.

      Because the holding company has no substantial assets, liabilities, or operations, the holding company's common stock had no market value at the time of the filing of the registration statement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately the same per share market value of the bank's common stock immediately before the reorganization, based on the 1-for-1 stock exchange ratio. Any estimate or expectation, however, may not be realized. Upon the effective date of the reorganization, the holding company will assume the trading symbol "EPEN."

Trade Price High's and Low's

      The following table shows quarterly high and low trade prices for the bank's common stock since February 15, 2001 when the bank's stock began trading on the Nasdaq Small Cap Market.


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

                        Trade Prices: Bank's Common Stock
                                (Price per share)

            Stock Price Range                                  Closing
            -----------------       High          Low           Price
                                    ----          ---           -----
            2003
            First Quarter          $5.89         $5.32         $5.65

            2002
            First Quarter          $5.65         $4.88         $5.00
            Second Quarter          5.50          4.56          5.19
            Third Quarter           5.70          4.89          5.09
            Fourth Quarter          5.48          4.80          5.38

            2001
            First Quarter          $9.00         $5.00         $7.44
            Second Quarter          7.44          4.30          5.90
            Third Quarter           6.50          5.50          5.50
            Fourth Quarter          5.90          4.60          5.30

Source: NASDAQ Stock Market

Stock Option Plans

      The bank instituted two stock option plans in 1999. Under the 1999 Independent Directors Stock Option Plan independent directors may receive stock options. As of March 24, 2003, 46,000 options were granted to independent directors. Under the 1999 Stock Incentive Plan, key employees are eligible to receive stock options. As of March 24, 2003, 39,100 options were granted to employees. Shares issued under these plans may dilute the ownership interests and voting power of existing shareholders. After the proposed reorganization, East Penn Financial Corporation will assume the bank's obligations under these plans including registering them with the SEC. See "Proposal No. 1 Reorganization of East Penn Bank as the Subsidiary of East Penn Financial Corporation - Stock Option Plans."

      1999 Independent Directors Stock Option Plan. The bank reserved 120,000 shares of common stock, as adjusted, for issuance under the directors stock option plan. The purposes of this plan are:

      o to attract, retain and compensate, as directors of the bank, highly qualified individuals, who are not executives or employees of the bank,

      o to more significantly align the interests of the members of the board of directors with those of the bank's shareholders by underscoring their common interests,

      o to encourage directors to have a greater personal financial stake in the bank through the ownership of Bank common stock, and

      o     to increase the long-term value of the bank's stock.

      The directors plan has the following significant terms:

      o Duration of Plan. The plan will terminate upon the earlier of the board's termination of the plan or ten years from the date the directors plan was adopted by the bank's board of directors, which occurred on April 25, 1999. The bank's shareholders approved the plan at the 1999 Annual Meeting.

      o Shares Authorized. The bank may issue up to 120,000 shares of common stock, as currently adjusted, under the plan. However, this number may be further adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital.

            Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

      o Eligible Participants, Annual Awards. Directors who are not employees of the bank or its affiliates, "outside directors," are eligible to receive an annual award of 1,000 options under the plan.

      o Purchase Price. The purchase price of bank common stock subject to a stock option is the fair market value on the date of the grant.

      o Term of Stock Options. No stock option is exercisable ten years after the date of the grant.

      o Vesting Periods. The bank may grant stock options with varying vesting periods, but must provide for a minimum vesting period of six months from the date of the grant.

      o Change in Control Provisions. The directors plan contains change in control provisions which would permit the options granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

      o Plan Administration. The entire board of directors or a committee comprised of two or more directors administers the directors plan. It is possible for directors participating in the administration to receive awards under the plan. The body established to administer the directors plan is vested with the authority and discretion to interpret the plan, and to make any rules or regulations pertaining to it. Any interpretations and decisions of the administrative body are final and binding.

      o Death, of Director. In the event that an outside director ceases to be a member of the bank's board for any reason other than death, the remaining portion of a participant's unexercised stock options shall terminate twelve months after the date of termination as a director, subject to the 10-year limitation on exercisability. In the event that a participant dies prior to the expiration of the participant's stock options, and without having fully exercised such stock options, the participant's legal representative shall have the right to exercise the stock options during their respective terms within 12 months after the termination as a director, subject to the 10-year limitation on exercisability.

      o Non-transferability. Except as otherwise provided by the board of directors, awards made to directors under the directors plan are non-transferrable other than by will or the laws of descent and distribution. During the director's lifetime, only the director may exercise his or her stock options granted under the plan, or, in the event of his or her death, a legal representative may exercise the options.

      o Capital Changes. The directors plan provides that, if the bank increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a merger, consolidation, stock dividend, stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, price, term, rights and privileges of shares issuable under the plan.

      o Amendments. The board of directors may amend, suspend or terminate the plan at any time without shareholder approval, provided, however, that amendment of the directors plan may not alter or impair any rights of a participant with respect to options previously granted under the plan.

      1999 Stock Incentive Plan. The bank reserved 280,000 shares of common stock, as adjusted, for issuance under the stock incentive plan. The purposes of this plan are:

      o to advance the development, growth and financial condition of the bank by providing incentives through participation in the appreciation of common stock of the bank in order to secure, retain and motivate personnel responsible for the operation and management of the bank;

      o to attract and retain individuals of outstanding ability as employees of the bank;

      o to encourage employees to acquire a proprietary interest in the bank; and

      o to encourage employees to continue their employment with the bank and to render superior performance during such employment.

      The incentive plan has the following significant terms:

      o Duration of Plan. The incentive plan will terminate upon the earlier of the board's termination of the plan or ten years from the date the plan was adopted by the bank's board of directors, which occurred on April 25, 1999. The bank's shareholders approved the plan at the 1999 Annual Meeting.

      o Shares Authorized. The bank may issue up to 280,000 shares of common stock, as currently adjusted, under the plan. This number may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

      o Eligible Participants. Key officer and other employees of the bank and its subsidiaries are eligible to receive an award under the incentive plan, as the committee administering the plan determines.

      o Awards. Awards made under the Stock Incentive Plan may be in one or more of the following forms:

            o "Qualified Options" (Options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Internal Revenue Code, which means that the plan participant will not recognize any taxable income on the exercise of the options);

            o     "Non-qualified Options" (Options which do not so qualify);

            o     "Stock Appreciation Rights" (SARS); and

            o     "Restricted Stock."

      o Purchase Price. The purchase price of bank common stock subject to a qualified option will not be less than the fair market value of the stock at the time. The purchase price of bank common stock subject to a non-qualified stock option will not be less than the stock's par value.

      o Term of Stock Options. No option is exercisable after ten years from the date of the grant.

      o Vesting Periods. The bank may grant awards with varying vesting periods, but must provide for a minimum vesting period of six months from the date of the grant.

      o Change in Control Provisions. The incentive plan contains change in control provisions which would permit the awards granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

      o Plan Administration. The entire board of directors or a committee consisting of two or more non-employee directors administers the plan. The entire board of directors or a committee comprised of two or more directors administers the directors plan. It is possible for directors participating in the administration to receive awards under the plan. The body established to administer the directors plan is vested with the authority and discretion to interpret the plan, and to make any rules or regulations pertaining to it. Any interpretations and decisions of the administrative body are final and binding.

      o Termination of Employment. If a participant who was awarded a qualified option ceases to be employed by the bank or any subsidiary for any reason other than death, the committee administering the plan may permit the recipient to exercise his or her option during its remaining term for a period of not more than three months. This period will be extended to a 12-month period if the employment cessation was due to the recipient's disability. If the recipient dies, the committee may permit the recipient's qualified personal representatives, or any persons who acquire the options under his or her will or the laws of descent and distribution, to exercise the qualified options during its remaining term for a period not to exceed 12 months after the recipient's death. If a recipient of a non-qualified option ceases to be eligible under the stock incentive plan before the option lapses or before it is fully exercised, the committee may permit the recipient to exercise the option during its remaining term, to the extent that the option was then and remains exercisable. If a participant holding a SAR, before its lapse or full exercise, ceases to be eligible under the plan, the committee may permit the participant to exercise the SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as the committee prescribes. If a participant holding restricted stock prior to the lapse of any restrictions, conditions or terms ceases to be employed by the bank or any subsidiary, then all of the participants restricted stock subject to unexpired restrictions, conditions or terms will be forfeited by the participant to the bank.

      o Non-transferability. Except as otherwise provided by the board of directors or committee administering the plan, awards under the incentive plan are non-transferable other than by will or the laws of descent and distribution. Each written agreement for an award under the plan may require as a condition to exercising an award that the participant agree prior to selling, transferring or otherwise disposing of any shares of stock obtained through the exercise of the award to first offer such shares of stock to the bank for purchase.

      o Capital Changes. The incentive plan provides that, if the bank increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a merger, consolidation, stock dividend, stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, rights and privileges of shares issuable under the plan.

      o Amendments. The board of directors may amend, suspend or terminate the plan at any time without shareholder approval, provided, however, that amendment or termination of the incentive plan may not without the consent of the participants, alter or impair any right of a participant with respect to awards previously granted under the plan.

Dividend Reinvestment Plan

      The bank's common stock is also subject to East Penn Bank Dividend Reinvestment Plan. The purpose of this plan is to provide shareholders a convenient method of investing cash dividends in additional shares of bank common stock. Shareholders who elect to participate in the plan direct any cash dividends the bank pays on their designated shares toward automatic investment in additional shares of bank common stock. Under this plan, the bank is authorized to issue up to 250,000 shares of its common stock, par value $0.625 per share. Rather than issuing new shares, the bank has the option of using shares purchased in the open market or in negotiated transactions for the plan. A participant may withdraw at any time, and the bank may terminate the plan at any time. The issuance of additional shares under this plan may dilute the ownership interests and voting power of existing shareholders. The bank will terminate the plan at the time the reorganization is completed. After the proposed reorganization, East Penn Financial Corporation expects to implement a dividend reinvestment plan with substantially similar terms to the bank's plan. See "Proposal No. 1: Reorganization of East Penn Bank as the Subsidiary of East Penn Financial Corporation - Dividend Reinvestment Plan."

             DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES

      The authorized capital stock of East Penn Financial Corporation consists of 40 million shares of common stock, $0.625 par value, and 16 million shares of preferred stock, without par value. Except for the common stock issued in the reorganization, upon completion of the reorganization, no other shares of capital stock, common or preferred, will be issued or outstanding.

Common Stock

      Voting Rights. Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of common stock are not entitled to cumulate votes in the election of directors. Prior to the issuance of any preferred stock which possesses voting rights, the holders of common stock will possess exclusive voting rights in the holding company.

      Preemptive Rights. The holding company's common stock does not carry preemptive subscription rights.

      Liquidation. In the event of liquidation, dissolution or winding up of the holding company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and after payment of preferred stock shareholders with liquidation priority, if any.

      Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of common stock.

      Sinking Fund Provision. The common stock does not require a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption. However, in the future, the holding company may issue preferred shares that require such a fund, in which case legal restrictions may require the holding company to maintain the fund prior to paying dividends.

      Redemption or Conversion Rights. The holders of common stock do not have a right of redemption, which is the right to sell their shares back to the holding company, nor do they have a right to convert their shares to other classes or series of stock, such as preferred stock.

      Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank first paid a cash dividend on July 31, 2001 and paid its second cash dividend on July 31, 2002. The holding company presently intends to retain the bank's dividend policy of paying dividends after the reorganization. However, further dividends are dependent upon future earnings, financial condition, appropriate legal restrictions and other relevant factors.

      Under the Pennsylvania Business Corporation Law, the holding company may not pay a dividend if afterwards:

      o the holding company would be unable to pay its debts as they become due, or

      o the holding company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders.

      In order for the holding company to pay a cash dividend to shareholders, the bank must first pay a dividend to the holding company. As a result, the legal restrictions on the bank's dividend payments also affects the holding company's ability to pay dividends. See "Description of the Bank's Capital Securities - Common Stock."

      Stock Option Plans. The holding company will assume the bank's obligations under its 1999 Independent Directors Stock Option Plan and1999 Stock Incentive Plan. See "Description of the Bank's Capital Securities - Stock Option Plans."

      Dividend Reinvestment Plan. The holding company expects to implement a dividend reinvestment plan with substantially the same terms as the bank's dividend reinvestment plan. See "Description of the Bank's Capital Securities - Dividend Reinvestment Plan." The holding company expects to be able to issue up to 250,000 shares of its common stock under the new plan.

Preferred Stock

      The holding company's articles of incorporation authorize the board of directors to approve the issuance of preferred stock, without prior shareholder approval. The board will determine the rights, qualifications, limitations and restrictions on each series of preferred stock at the time of issuance and may include, among other things, rights to participating dividends, voting rights and convertibility into shares of common stock. The holding company may issue shares of preferred stock with dividend, redemption, voting and liquidation rights taking priority over the common stock. The board may also grant preferred shareholders the right to convert their shares of preferred stock into shares of common stock. Provisions granting directors this type of authority are known as "blank check" provisions.

      Voting Rights. The board will determine the voting rights of preferred shareholders upon the issuance of these shares. The issuance of preferred stock with voting rights would dilute the voting power of common stock shareholders.

      Preemptive Rights. The holding company's preferred stock does not carry preemptive subscription rights.

      Liquidation. The board will determine the specific liquidation rights of preferred shareholders upon the issuance of these shares. In the event of liquidation, dissolution or winding up of the holding company, the holders of preferred stock will likely rank prior to the holders of common stock for the right to share ratably in all assets remaining after payment of liabilities. The board may issue several series of preferred stock with different rankings with respect to liquidation rights.

      Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of preferred stock, if issued.

      Sinking Fund Provision. The preferred stock may require a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption. Pennsylvania corporate law would require the holding company to maintain this fund prior to paying dividends.

      Redemption or Conversion Rights. Upon the issuance of preferred stock, the board of directors will determine shareholders' right of redemption, which is the right to sell shares back to the holding company. The board will also determine whether to grant conversation rights, which would permit the preferred stock shareholders to convert their shares to common stock at a prescribed ratio.

      Dividends. Upon issuance, the board of directors will determine any rights of the shareholders of a particular series of preferred stock to receive dividends. The right to receive dividends may be cumulative or non-cumulative. The same legal restrictions which apply to dividends payable on shares of common stock apply to dividends payable on shares of preferred stock. See "Description of the Holding Company's Capital Securities - Common Stock - Dividends" above.

Issuance of Additional Securities

      The holding company has authorized common stock and preferred stock substantially in excess of the number of shares of common stock that it will issue in connection with the reorganization. As a result, we will have the flexibility to raise additional capital and to make acquisitions through the issuance of holding company common stock or preferred stock without prior approval by the holding company's shareholders unless the law otherwise requires approval of a transaction. Issuance of these shares could dilute the book value per share and the voting power of the prior shareholders because the holding company has the right to issue new shares without first offering the shares to shareholders in proportion to their current ownership percentages. Further, the issuance of preferred stock could also affect common stock shareholders' ability to receive dividends and their rights upon liquidation of the company. We currently have no plans for issuing additional shares of common stock or preferred stock.

Legal Opinion

      Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to the bank and the holding company, has delivered an opinion stating that the shares of common stock of the holding company to be issued in connection with the reorganization will be duly authorized, fully paid and non-assessable by the holding company. "Non-assessable" means that the holding company will not be able to assess fees for ownership of the shares. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part.

Anti-Takeover Provisions in Articles and Bylaws

      The holding company's articles of incorporation and bylaws contain a number of provisions that could be considered anti-takeover in purpose and effect. Only a few of these are shared by the bank. For a full description of the risks associated with these anti-takeover provisions, please refer to "Risk Factors" above.

      Authorized Capital. The anti-takeover provisions include:

      o the authorization of 40 million shares of common stock and 16 million shares of blank check preferred stock, and

      o the lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis.

      These provisions generally permit the board of directors to have as much flexibility as possible to issue additional shares, without prior shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. However, these additional shares may also be used by the board of directors to deter future attempts to gain control over the holding company. By comparison, the bank also has 40 million shares of authorized common stock, 16 million shares of authorized preferred stock, and also does not guarantee preemptive rights.

      Classified Board. Like the bylaws of the bank, the bylaws of the holding company provide for a classified or staggered board. A classified board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. The holding company's bylaws provide that at its 2004 Annual Meeting of Shareholders, the shareholders shall elect 11 directors as follows:

      o 4 Class A directors to serve until the 2005 Annual Meeting of Shareholders,

      o 4 Class B directors to serve until the 2006 Annual Meeting of Shareholders, and

      o 3 Class C directors to serve until the 2007 Annual Meeting of Shareholders.

      Shareholders shall elect each class in a separate election. At each following annual meeting, shareholders will elect successors to the class of directors whose term is then expiring to hold office for a term of three years. The board of directors will fill vacancies which occur during the year for the remainder of the full term.

      No Cumulative Voting. Like the bank's articles, the holding company's articles eliminate cumulative voting. Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one candidate or distribute them among any two or more candidates. We believe that each director should represent and act in the interest of all shareholders and not any special group of shareholders. The absence of cumulative voting means that a majority of the outstanding shares can elect all the members of the board of directors. The absence of cumulative voting may make it more difficult for minority shareholders' nominees to be elected to the board of directors.

      Supermajority Vote for Approval of Extraordinary Transactions. Another anti-takeover provision is the requirement in the articles of incorporation that the affirmative vote of the holders of at least 66 2/3% of the outstanding shares must approve any merger, consolidation, dissolution or liquidation of the holding company or the sale of all or substantially all of its assets. However, if at least 66 2/3% of the board of directors have approved this type of transaction, then the holders of at least a majority of the outstanding shares may approve the transaction. We included these provisions to ensure that any extraordinary corporate transaction would occur only if it receives a clear mandate from the shareholders. However, these provisions give the holding company's directors and/or the holders of a minority of the holding company's outstanding shares a veto power over such mergers and consolidations unless 66 2/3% of the shareholders believe that the transaction is desirable or beneficial. By comparison, the holders of 75% of the bank's outstanding shares may approve an extraordinary business transaction.

      Authorization to Consider Various Factors in Tender Offers. Another anti-takeover provision in the articles of incorporation enables the board of directors to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as:

      o the impact the acquisition of the holding company would have on the community,

      o the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers, and

      o     the reputation and business practices of the tender offeror.

      We included this provision in the articles of incorporation to permit us, as directors of the holding company, to recognize our responsibilities to these constituent groups of the holding company and its subsidiaries and to the communities that they serve. Pennsylvania corporate law specifically authorizes this type of provision. By comparison, the bank's articles also authorized a similar provision.

      Supermajority Vote for Amendment of Bylaws. The holding company's bylaws may be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote at any regular or special meeting or by a majority vote of the members of the board of directors, subject to the affirmative vote of at least 75% of the shares to change any amendment to the bylaws previously approved by the board of directors. However, the board of directors may not make or alter any bylaws fixing their qualification, classification or term of office. We included these provisions in the bylaws of the holding company to make it more difficult for a potential acquirer to change the bylaws. The bank's bylaws contain a similar provision.

      Supermajority Vote for Amendment of Specified Articles. A final anti-takeover provision in the holding company's articles of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock for an amendment of the following provisions:

      o     the voting requirements for approval of mergers,

      o the ability of shareholders to cumulate votes in the election of directors, and

      o the ability of the board of directors to consider non-economic factors in opposing a tender offer.

      The bank's articles contain a provision requiring the holder of at least 75% of the outstanding share to amend these provisions.

Anti-takeover Provisions Applicable to Registered Corporations

      Pennsylvania law gives strong anti-takeover provisions to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934, known as "registered corporations." As part of the reorganization, the holding company will be required to register its stock under Section 12 of the1934 Act. These provisions are in addition to provisions contained in the company's articles of incorporation and bylaws. These provisions do not apply to the bank because it is not a business corporation, although its common stock is registered under the 1934 Act.

      One provision to which the holding company will be subject, upon obtaining registered corporation status, assures that all shareholders will receive the fair value for their shares as the result of a control transaction. "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction. Alternatively, if a shareholder believes the value of his or her shares is higher, he or she may demand an appraisal procedure to receive the fair value of the shares as the date of the control transaction, taking into account all relevant factors which may not be reflected in the price paid for the shares. "Control Transaction" means the acquisition by a person who has, or a group of persons acting in concert that has, voting power over voting shares of the holding company that would entitle the holders of the shares to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least 20% of the voting power of the shares of the holding company for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

      It is a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in a company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control or is in a less desirable form of payment, such as securities of the purchaser that do not have an established trading market. The board of directors considers these two-tier pricing tactics to be unfair to the holding company's shareholders. By their very nature, these tactics tend to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. These sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company to enable the purchaser to force the exchange of remaining shares for a lower price in a business combination.

      While the fair price provision in Pennsylvania law is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the fair price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the fair price provision would not preclude the board of directors' opposition to any future takeover proposal which it believes not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfies the minimum price, form of payment and procedural requirements of the fair price provision.

      Another provision of Pennsylvania law relates to a business combination involving a registered corporation. These business combinations include the following transactions involving an interested shareholder:

      o A merger or consolidation of the holding company with an interested shareholder;

      o A sale, lease, exchange, mortgage, pledge, transfer or other disposition with the interested shareholder of the assets of the holding company or its subsidiaries;

      o The issuance or transfer by the holding company or its subsidiary of any shares of the holding company or its subsidiary which has a total market value at least equal to 5% of the total market value of all the company's outstanding shares to an interested shareholder;

      o The adoption of any plan for the liquidation or dissolution of the holding company proposed by, or under any agreement with, the interested shareholder;

      o A reclassification of securities or recapitalization of the holding company or any merger or consolidation of the holding company with any subsidiary of the holding company or any other transaction proposed by, or under any agreement with the interested shareholder which has the effect of increasing the interested shareholder's proportionate share of the outstanding shares of the holding company; or

      o The interested shareholder's receipt of the benefit, directly or indirectly, of any loans or other financial assistance or any tax credits or other tax advantages provided by the holding company.

      An interested shareholder is any person that is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. The above definitions also apply to an interested shareholder's affiliate or associate.

      Under Pennsylvania law, the holding company shall not engage in a business combination with an interested shareholder other than:

      o A business combination approved by the board of directors prior to the date the interested shareholder acquires at least 20% of the shares or where the board of directors of the holding company has approved the purchase of shares by the interested shareholder;

      o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the interested shareholder, at a meeting called for that purpose within three months after the interested shareholder became the beneficial owner of shares entitling it to cast at least 80% of the votes in an election of directors, and if the business combination satisfies certain minimum conditions, which are discussed below;

      o A business combination approved by the affirmative vote of all of the shareholders of the outstanding shares;

      o A business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the interested shareholder's share acquisition date; and

      o A business combination approved at a shareholders' meeting called for that purpose no earlier than five years after the interested shareholder's share acquisition date and that meets certain minimum conditions, which are discussed below.

      The minimum conditions discussed above generally require that the total amount of the cash and the market value of any payments other than cash, such as stock, bonds or debentures, to the shareholders of the holding company be at least equal to the higher of the following:

      o The highest price paid by the interested shareholder when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5% of the votes in an election of directors within the 5-year period immediately prior to the announcement date of the business combination or within the 5-year period prior to time the interested shareholder became an interested shareholder, whichever is higher, plus interest; or

      o The market value per common share on the announcement date of the business combination or on the share acquisition date, whichever is higher, plus interest.

      The Pennsylvania provision relating to business combinations is designed to help assure that if, despite the holding company's best efforts to remain independent, the holding company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that professional investors will not profit at the expense of the holding company's long-term public shareholders. While the business combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the business combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, we believe that the business combination provision would not preclude our opposition to any future takeover proposal which we believe not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfied the requirements of the business combination provision, fair price provision or both.

      Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law also applies to registered corporations. Under Subchapter G, the acquisition of shares that increase the shareholder's control of the corporation above 20%, 33% or 50% of the voting power able to elect the board of directors cannot be voted until a majority of disinterested shareholders approves the restoration of the voting rights of those shares in two separate votes:

      o     All disinterested shares of the corporation, and

      o     All voting shares of the corporation.

      Voting rights which are restored by shareholder approval will lapse if any proposed control-share-acquisition which is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain their voting rights on transfer to another person who is not an affiliate. If the shares constitute control-shares for the transferee, this subchapter must be applied to that person as well. If the acquiring shareholder does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

      Subchapter H of Chapter 25 of the BCL applies to registered corporations. Under Subchapter H, a control person -- a person who owns shares with 20% or more voting power -- must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the securities were acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.

      Finally, Pennsylvania law grants a registered corporation the express authority to treat individual shareholders differently and therefore may take advantage of poison pills. Poison pills generally consist of a shareholder rights plan in which a corporation gives its shareholders the right to buy common stock when specified events occur, such as a merger, which decreases the value of the acquirer's holdings and the acquirer's percentage of ownership.

      The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business.

      A vote in favor of the plan of reorganization and plan of merger is a vote in favor of the anti-takeover provisions contained in the holding company's articles and bylaws and under Pennsylvania law.

                        COMPARISON OF SHAREHOLDER RIGHTS

      After the reorganization, the shareholders of the bank will become shareholders of the holding company, East Penn Financial Corporation. Some material differences exist in the rights of shareholders of these two entities. These differences partially arise from differences in the laws that govern the two entities and differences in their articles and bylaws. The Pennsylvania Banking Code of 1965 presently governs the rights of shareholders of the bank, and the Pennsylvania Business Corporation Law of 1988, as amended, will govern the rights of shareholders of the holding company. The most significant differences relate to anti-takeover protection. For a full description of these anti-takeover provisions, including comparisons between the holding company and the bank, please refer to "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and Bylaws, Anti-Takeover Provisions Applicable to Registered Corporations" above.

      The following table identifies the material differences between the rights of shareholders of the bank and the rights of shareholders of the holding company:

-----------------------------------------------------------------------------------------------------------------------------
Provision                        East Penn Bank Articles                    Holding Company Articles
-----------------------------------------------------------------------------------------------------------------------------
Authorized Shares                Common Stock, 40,000,000 shares,           Common Stock, 40,000,000 shares, $0.625
                                 $0.625 par value; Preferred Stock,         par value; Preferred Stock, 16,000,000
                                 16,000,000 shares, $0.625 par value.       shares, no par value.
-----------------------------------------------------------------------------------------------------------------------------
Voting                           Common Stock, 1 vote per share with        Common Stock, 1 vote per share with no
                                 no cumulative voting for directors.        cumulative voting for directors.
                                                                            The Board of Directors may determine the
                                                                            voting rights of any preferred stock that
                                                                            may be issued.
-----------------------------------------------------------------------------------------------------------------------------
Preemptive Rights                No preemptive rights to subscribe for      No preemptive rights to subscribe for
                                 additional shares on a pro rata            additional shares on a pro rata basis;
                                 basis; however, the Board of               however, the Board of Directors has the
                                 Directors has the authority to grant       authority to grant contractual preemptive
                                 contractual preemptive rights.             rights.

-----------------------------------------------------------------------------------------------------------------------------
Provision                        East Penn Bank Articles                    Holding Company Articles
-----------------------------------------------------------------------------------------------------------------------------
Dividends                        As declared by the Board of                As declared by the Board of Directors; the
                                 Directors; may be paid only out of         Bank's dividend restrictions apply
                                 accumulated net earnings.  Also, the       indirectly to the holding company because
                                 Bank must have made any required           cash available for dividend distributions
                                 transfers of net earnings to surplus       will initially come from dividends the
                                 in order to maintain surplus at least      Bank pays to the holding company.  In
                                 equal to capital, prior to declaring       addition, the holding company may not pay
                                 the dividend.  Surplus must not be         a dividend if, after issuing the dividend:
                                 reduced.  Directors are specifically
                                 liable for unlawful dividends.             o   The holding company would be unable to pay
                                                                                its debts as they become due, or

                                                                            o   The holding company's total assets would be
                                                                                less than its total liabilities plus the
                                                                                amount needed to satisfy any preferential
                                                                                rights of shareholders.

                                                                            The issuance of preferred shares could
                                                                            affect the holding company's ability to
                                                                            pay common stock shareholders dividends.
-----------------------------------------------------------------------------------------------------------------------------
Share Ownership                  25% Maximum                                None
-----------------------------------------------------------------------------------------------------------------------------
Amendment of Articles (other     Pursuant to the Banking Code,              Approval by a majority of the votes cast
than Authorization of            Directors may propose amendments and       except for specified provisions (the
Additional Shares or Approval    a majority of the shareholders must        anti-takeover provisions).
of Fundamental Transactions)     approve it.
-----------------------------------------------------------------------------------------------------------------------------
Shareholder Minimum Vote         Approval by the affirmative vote of        2 tiered supermajority clause - Approval
Requirement to Approve           75% of the outstanding shares of           by 66 2/3 % of the Board of Directors or
Fundamental Transactions         common stock.                              the affirmative vote of the holders of at
(mergers, consolidations,                                                   least a majority of the issued and
liquidations, sale of            Note: The provision may only be            outstanding common shares if 66 2/3% of
substantially all assets)        amended by the affirmative vote of         the Board of Directors has approved the
                                 75% of the outstanding common stock.       transaction.

                                                                            Note:  This Article provision can not be
                                                                            amended without the approval of the Board
                                                                            of Directors and the affirmative vote of
                                                                            at least 66 2/3% of the issued and
                                                                            outstanding common shares.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Provision                        East Penn Bank Articles                    Holding Company Articles
-----------------------------------------------------------------------------------------------------------------------------
Right to Call Special            Pursuant to the Banking Code, by one       Not permitted by the BCL unless the
Shareholder Meetings             or more shareholders entitled to cast      Articles contain a contrary provision.
                                 at least 20% of the votes that all
                                 shareholders are entitled to cast at
                                 a particular meeting.
-----------------------------------------------------------------------------------------------------------------------------
Increase in Capital Stock        Provided a sufficient number of            Provided a sufficient number of shares are
through Issuance of Additional   shares are already authorized under        already authorized under the holding
Outstanding Shares               the Bank's Articles of Incorporation,      company's Articles of Incorporation,
                                 approval by vote of a majority of the      approval by vote of a majority of the
                                 Board of Directors.                        Board of Directors.
-----------------------------------------------------------------------------------------------------------------------------
Authorization of Additional      Approval by vote of shareholders           Approval by vote of a majority of votes
Shares by Amendment to the       entitled to cast at least a majority       cast by all shareholders entitled to vote
Articles of Incorporation        of votes which all shareholders are        and the affirmative vote of a majority of
                                 entitled to cast and the affirmative       the votes cast in a vote of the holders of
                                 vote of the holders of a majority of       outstanding shares of the affected class
                                 the outstanding shares of the              or series of stock.
                                 affected class or series of stock.
-----------------------------------------------------------------------------------------------------------------------------
Shareholders' Right to Propose   Only directors can propose amendments      Only directors can propose amendments to
Amendments to the Articles of    to the Articles of Incorporation.          the Articles of Incorporation.
Incorporation
-----------------------------------------------------------------------------------------------------------------------------
Dissenters' Rights of Appraisal  Shareholders are entitled to               The BCL takes away dissenters' rights in
                                 dissenting rights under the BCL.           relation to plans to transfer corporate
                                                                            assets for companies with securities
                                                                            registered under Section 12 of the 1934
                                                                            Act.  Dissenter's rights generally still
                                                                            apply to mergers.
-----------------------------------------------------------------------------------------------------------------------------
Indemnification of Directors     Yes - Bylaws provision.                    Yes - Bylaws provision.
and Officers
-----------------------------------------------------------------------------------------------------------------------------
Common Stock registered under    Yes, files reports and other               Yes, stock must be registered under
Section 12 of the Securities     information with the FRB.                  Section 12 and file reports and other
Exchange Act of 1934                                                        information with the SEC.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Provision                        East Penn Bank Articles                    Holding Company Articles
-----------------------------------------------------------------------------------------------------------------------------
Repurchase of Shares and         Cannot reduce or retire any part of        Stock can be repurchased if, after the
Status of Returned Shares        its stock without prior regulatory         repurchase:
                                 approvals and shareholder approval;
                                 surplus must remain at least equal to      o   The holding company would still be able to
                                 the amount of capital, defined as sum          pay its debts as they become due or
                                 of par value of issued and
                                 outstanding shares.                        o   The holding company's total assets would
                                                                                still be more than its total liabilities plus
                                                                                an amount needed to satisfy any preferential
                                                                                rights of shareholders; no more than 10% of
                                                                                the outstanding shares can be repurchased in
                                                                                any 12 month period without prior regulatory
                                                                                approval; the Bank's restrictions on
                                                                                reduction of capital will indirectly apply to
                                                                                the holding company as cash for distributions
                                                                                will come from the Bank.

                                                                            Any issued and outstanding shares of the
                                                                            holding company's capital stock that are
                                                                            repurchased by the holding company shall
                                                                            be deemed to be issued but not
                                                                            outstanding.  The Board of Directors may,
                                                                            by resolution, restore any or all of such
                                                                            issued but not outstanding shares to the
                                                                            status of authorized but unissued shares
                                                                            and may thereafter reissue those shares.
-----------------------------------------------------------------------------------------------------------------------------
Terms of Directors               Directors serve staggered terms;           Directors serve staggered terms; Board is
                                 Board is "classified."  Directors          "classified."  Directors shall serve
                                 serve 3-year terms, with                   3-year terms, with approximately one-third
                                 approximately one-third of the             of the directors coming up for election
                                 directors coming up for election each      each year.
                                 year.
-----------------------------------------------------------------------------------------------------------------------------
Number of Directors              Bylaws provision -- No less than 5,        Bylaws provision -  No less than 5, no
                                 no more than 25                            more than 25.
-----------------------------------------------------------------------------------------------------------------------------
Ability to Oppose a Tender or    Yes                                        Yes
Other Offer
-----------------------------------------------------------------------------------------------------------------------------
Relevance of BCL Business        Not applicable to banks.                   Pennsylvania corporations can opt out.
Combination Provisions                                                      Subchapter F, ss.ss.2551-2556. The holding
                                                                            company has not opted out.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Provision                        East Penn Bank Articles                    Holding Company Articles
-----------------------------------------------------------------------------------------------------------------------------
Relevance of BCL Control-Share   Not applicable to banks.                   Pennsylvania corporations can opt out.
Acquisition Provisions                                                      Subchapter G, ss.ss.2561-2568. The holding
                                                                            company has not opted out.
-----------------------------------------------------------------------------------------------------------------------------
Relevance of BCL Disgorgement    Not applicable to banks.                   Pennsylvania corporations can opt out.
Provisions                                                                  Subchapter H, ss.ss.2571-2576. The holding
                                                                            company has not opted out.
-----------------------------------------------------------------------------------------------------------------------------
Relevance of BCL Severance       Not applicable to banks.                   Pennsylvania corporations can opt out.
Compensation Following                                                      Subchapter I, ss.ss.2581-2583. The holding
Control-Share Acquisition                                                   company has not opted out.
-----------------------------------------------------------------------------------------------------------------------------
Relevance of BCL Business        Not applicable to banks.                   Pennsylvania corporations can opt out.
Combination Labor Contracts                                                 Subchapter J, ss.ss.2585-2588.
                                                                            The holding company has not opted out.
-----------------------------------------------------------------------------------------------------------------------------
Relevance of BCL Sections 1715   Not applicable to banks.                   The holding company has elected to have
and 1716                                                                    Section 1716 rather than Section 1715
(directors fiduciary duties)                                                apply.
-----------------------------------------------------------------------------------------------------------------------------

                                 PROPOSAL NO. 3:

                      RATIFICATION OF INDEPENDENT AUDITORS

      The bank's board of directors has appointed Beard Miller Company LLP, Certified Public Accountants, of Allentown, Pennsylvania, to audit the financial statements of the bank for the fiscal year ending December 31, 2003. The board proposes that the shareholders ratify this appointment. Beard Miller advised the bank that none of its members has any financial interest in the bank. Beard Miller served as the bank's independent auditors for the 2002 fiscal year. They also assisted the bank with the preparation of federal and state tax returns and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rate. The bank's audit committee approved these non-audit services after determining that the auditors' independence and objectivity would not be adversely affected.

      The majority of shares present, in person or by proxy, and entitled to vote at the annual meeting must vote in the affirmative to ratify the appointment of Beard Miller Company LLP, as the bank's independent auditors for the 2003 fiscal year. A representative of the firm will be present at the annual meeting to answer shareholders' questions. In the event that shareholders do not ratify the selection of Beard Miller as the bank's independent auditors for the 2003 fiscal year, the board of directors may appoint another accounting firm to provide independent public accounting services for the 2003 fiscal year.

      The board of directors recommends that shareholders vote FOR the ratification of Beard Miller Company LLP, as the independent auditors for the bank for the fiscal year ending December 31, 2003.

      If the proposed reorganization is approved and implemented, it is anticipated that the holding company will also select Beard Miller as its auditor.

                                 PROPOSAL NO. 4:

                                   ADJOURNMENT

      In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the plan of reorganization and plan of merger at the time of the annual meeting, the agreements could not be approved unless the meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by East Penn Bank, at the time of the annual meeting to be voted for the adjournment, if necessary, East Penn Bank has submitted the question of adjournment under such circumstances to its shareholders as a separate proposal for their consideration. The Board of Directors of East Penn Bank recommends that shareholders vote their proxies in favor of the adjournment proposal. Properly executed proxies will be voted in favor of the adjournment proposal, unless otherwise indicated on the proxy. If it is necessary to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of the time and place of the meeting.

                                     EXPERTS

      The consolidated financial statements of East Penn Bank, as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, included in this Registration Statement on Form S-4, have been audited by Beard Miller Company LLP, independent public accountants, as indicated in their report with respect thereto, in reliance upon the authority of said firm as experts in giving such reports.

                                  LEGAL MATTERS

      Shumaker Williams, P.C., Harrisburg, Pennsylvania, has acted as special counsel to East Penn Bank and East Penn Financial Corporation in connection with the merger. Shumaker Williams, P.C. has passed on the validity of the East Penn Financial Corporation common stock issued in the merger, and certain federal income tax consequences of the merger.

                              SHAREHOLDER PROPOSALS

      In the event the proposed reorganization is approved and the holding company becomes the one-bank holding company for East Penn Bank, any shareholder who, in accordance with the SEC's proxy rules, wishes to submit a proposal for inclusion in the holding company's proxy statement for its 2004 Annual Meeting of Shareholders must deliver the proposal in writing to Bruce Keil, Secretary, at the holding company's principal executive offices, 731 Chestnut Street, Emmaus, Pennsylvania 18049, no later than December 9, 2003.

      If the reorganization does not occur, then the above deadlines relating to shareholder proposals shall apply to the bank for its 2004 Annual Meeting of Shareholders.

                                  OTHER MATTERS

      The board of directors does not know of any matters to be presented for consideration other than the matters described in this proxy statement/prospectus. However, if any other matters are properly presented for consideration and voting at the annual meeting of shareholders, the persons named as proxy holders will vote the proxies in what they determine to be the best interests of the bank. See "Where You Can Find More Information" below.

                       Where You Can Find More Information

The Holding Company's Registration Statement

      East Penn Financial Corporation has filed with the Securities and Exchange Commission, a registration statement under the Securities Act of 1933 for its common stock to be issued in the proposed reorganization. This proxy statement/prospectus is a part of the registration statement.

      This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the SEC. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. East Penn Financial Corporation's registration statement may be accessed from the SEC's Web site.

Prior Annual Reports Sent to Shareholders and Information Filed with the Federal Reserve

      East Penn Bank is contemporaneously mailing a copy of the bank's Annual Report for the fiscal year ended December 31, 2002, to shareholders. The Annual Report includes the bank's Annual Report on Form 10-K, filed pursuant to the Securities Exchange Act of 1934, as described below. The Form 10-K also serves as the bank's Annual Disclosure Statement as required by Federal Reserve rules and regulations. You may obtain a copy of the bank's 2001 Annual Report, audited in accordance with generally accepted auditing standards and containing financial information prepared in accordance with generally accepted accounting principles, promptly and without charge by contacting Theresa M. Wasko, Chief Financial Officer, East Penn Bank, 731 Chestnut Street, Emmaus, Pennsylvania 18049, telephone (610) 967-9456 or via email at twasko@eastpennbank.com.

Periodic Reports and Information Filed with the SEC Following the Reorganization

      Following the reorganization, East Penn Financial Corporation will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the SEC's public reference facilities described above. You may also obtain these documents at the SEC's Web site at http://www.sec.gov. In addition, the holding company will provide consolidated annual financial reports to shareholders.

                                 East Penn Bank

                        Index to Financial Statements and
                       Supplementary Financial Information

                                                                            Page

Summary Financial Data ...................................................     7

Management's Discussion and Analysis of Financial Condition and
    Results of Operation and Quantitative and Qualitative Disclosures
    about Market Risk ....................................................   F-1

Independent Auditor's Report .............................................  F-21

Consolidated Balance Sheets for the Years Ended December 31, 2002 and 2001  F-22

Consolidated Statements of Income for the Years Ended December 31,
    2002, 2001 and 2000 ..................................................  F-23

Consolidated Statements of Changes in Shareholders' Equity for the
    Years Ended December 31, 2002, 2001 and 2000 .........................  F-24

Consolidated Statements of Cash Flows for the Years Ended December 31,
    2002, 2001 and 2000 ..................................................  F-25

Notes to Consolidated Financial Statements ...............................  F-27

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

      On the following pages we present management's discussion and analysis of the financial condition and results of operations of East Penn Bank as of December 31, 2002. This discussion highlights the significant changes in the results of operations, capital resources and liquidity presented in our accompanying financial statements. Current performance does not guarantee and may not be indicative of similar performance in the future.

      You should also refer to the financial statements and notes to the financial statements appearing later in this proxy statement/prospectus. We qualify the following discussions by this more detailed financial information.

      In addition to the historical information contained in this document, the discussion presented contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Please note that the cautionary statements made in this proxy statement/prospectus are applicable to all forward-looking statements in this document. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in this section and in "Risk Factors."

      We also caution you not to place undue reliance on forward-looking statements in this section, as they reflect management's analysis only as of December 31, 2002. Under the rules of the Securities Exchange Act of 1934, however, we do have a duty to correct or revise statements made in this proxy statement/prospectus if the statements either have become materially misleading by virtue of subsequent events, or are later discovered to have been materially false and misleading from the outset. This duty applies only if we know or should have known that persons are continuing to rely on any material portion of the statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF EAST PENN BANK
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

      The following is management's discussion and analysis of the significant changes in the results of operations, capital resources, and liquidity presented with the accompanying consolidated financial statements for East Penn Bank (the "bank") and its wholly-owned subsidiary, East Penn Mortgage Company. The consolidated financial condition and results of operations consist almost entirely of the bank's financial condition and results of operations. This discussion should be read in conjunction with the financial tables, financial statements and notes to financial statements appearing elsewhere in this report. Current performance does not guarantee, assure nor is it indicative of similar performance in the future.

Critical Accounting Policies

      Note 2 to the bank's consolidated financial statements lists significant accounting policies used in the development and presentation of its financial statements. This discussion and analysis, the significant accounting policies, and other financial statement disclosures identify and address key variables and other qualitative and quantitative factors that are necessary for an understanding and evaluation of the bank and its results of operations.

      The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require the bank to make estimates and assumptions. The bank believes that its determination of the allowance for loan losses involves a higher degree of judgment and complexity than the bank's other significant accounting policies. Further, these estimates can be materially impacted by changes in market conditions or the actual or perceived financial condition of the bank's borrowers, subjecting the bank to significantly volatility of earnings.

      The allowance for loan losses is established through the provision for loan losses, which is a charge against earnings. Provisions for loan losses are made to reserve for estimated probable losses on loans. The allowance for loan losses is a significant estimate and is regularly evaluated by the bank for adequacy by taking into consideration factors such as changes in the nature and volume of the loan portfolio; trends in actual and forecasted credit quality, including delinquency, charge-off and bankruptcy rates; and current economic conditions that may affect a borrower's ability to pay. The use of different estimates or assumptions could produce different provisions for loan losses. For additional discussion concerning the bank's allowance for loan losses and related matters, see "Provision for Loan Losses" and "Credit Risk and Loan Quality".

      As permitted by SFAS No. 123, the bank accounts for stock-based compensation in accordance with Accounting Principles Board Opinion (APB) No.
25. Under APB No. 25, no compensation expense is recognized in the income statement related to any options granted under the bank's stock option plans. The pro forma impact to net income and earnings per share that would occur if compensation expense was recognized, based on the estimated fair value of the options on the date of the grant, is disclosed in the notes to the consolidated financial statements. The bank intends to continue to account for the stock-based compensation in this manner unless there is more specific guidance issued by the Financial Accounting Standards Board or unless a clear consensus develops in the financial services industry on the application of accounting methods.

OVERVIEW

      In 2002, the bank posted record levels of earnings, assets, deposits and loans. The bank's continued growth is, among other things, the result of its ongoing commitment, as a community bank, to provide quality service to its customers. The bank's assets increased 16.6% to $272,077,000 at December 31, 2002, from $233,329,000 at December 31, 2001. During the same periods, loans receivable, net of the allowance for loan losses, increased $22,898,000, or 15.1%, to $174,820,000 from $151,922,000, while deposits increased $37,004,000, or 17.9%, to $243,640,000 from $206,636,000. In 2002, the bank recorded record net income of $2,403,000, an increase of 52.8%, as compared with $1,573,000 in 2001.

RESULTS OF OPERATIONS

Net Interest Income and Net Interest Margin

      The single largest component of the bank's operating income is net interest income. It is the amount by which interest earned on interest-earning assets exceeds the interest paid on interest-bearing liabilities. The change in interest income from year to year may be due to changes in interest rates, changes in volumes of interest-earning assets and liabilities as well as changes in the mix of such assets and liabilities. The bank's principal interest-earning assets are loans to businesses and individuals with a secondary source of income earned from the investment securities portfolio. Interest-bearing liabilities consist primarily of time deposits, money market accounts and savings deposits. Generally, changes in net interest income are measured by net interest rate spread and net interest margin. Net interest rate spread is equal to the difference between the average rate earned on interest-earning assets and the average rate incurred on interest-bearing liabilities. Net interest margin represents the difference between interest income (including net loan fees earned) and interest expense calculated as a percentage of average earning assets. Net interest income growth is generally dependent upon balance sheet growth and maintaining or growing the net interest margin.

2002 Compared to 2001

      Total interest income decreased on a fully tax equivalent basis (as adjusted for the tax benefit derived from tax exempt assets - see Table 1 for calculation), by $289,000, or 1.9%, to $15,026,000 for 2002 from $15,315,000 for
2001. Evaluating income generated from tax exempt assets, on a fully tax equivalent basis, allows management to ensure that income generated from tax exempt assets is appropriately compared with income generated from other taxable assets. Although average interest earning assets increased $29,999,000, or 14.6%, to $235,436,000 in 2002 from $205,437,000 in 2001, the decrease in interest rates limited the growth of interest income, resulting in a yield on interest earning assets of 6.38% in 2002, as compared with 7.45% in 2001. The growth in the average balance of interest earning assets was funded primarily by an increase in the average balance of deposits.

      Total interest expense for 2002 was $5,378,000 compared to $7,253,000 in 2001. This decrease of $1,875,000, or 25.9%, is generally attributable to the decline in interest rates, even though average interest-bearing liabilities increased $24,513,000, or 13.5%, to $205,697,000 for 2002 from $181,184,000 for
2001. Due to the decline in interest rates, cost of funds decreased 34.8%, to 2.61% in 2002 from 4.0% in 2001.

      Net interest income on a fully tax equivalent basis increased by $1,586,000, or 19.7%, to $9,648,000 for the year ended December 31, 2002 from
$8,062,000 for the year ended December 31, 2001. The bank's net interest rate spread increased to 3.77% in 2002 from 3.45% in 2001, and the net interest margin increased to 4.10% in 2002 from 3.92% in 2001. Because the bank, like many other community banks, was more liability-sensitive, its interest expense decreased more quickly than its interest income as interest rates declined. This, along with the bank's efforts to manage the growth and pricing of its interest-sensitive assets and liabilities, was a major factor that contributed to the improvement in the bank's net interest spread and margin.

      Going forward, if interest rates remain low, net interest margin may trend down. Because interest rates are close to or may have reached their lowest historical levels, the downward trend in interest rates associated with deposits may have slowed to the point where there is not enough of a reduction to offset the decline in interest rates associated with interest earning assets. The bank may then need to rely on interest earning asset growth to offset the decline in the net interest margin. See "Quantitative and Qualitative Disclosure About Market Risk" on page F-19 for further discussion.

2001 Compared to 2000

      Total interest income increased on a fully tax equivalent basis, by $261,000, or 1.7%, to $15,315,000 for the year ended December 31, 2001 from
$15,054,000 for the year ended December 31, 2000. This increase is the result of a 7.2% increase in average interest-earning assets to $205,437,000 in 2001 from $191,558,000 in 2000, offset by a decrease in the yield on interest-earning assets to 7.45% in 2001 from 7.86% in 2000.

      Total interest expense decreased by $523,000, or 6.7%, to $7,253,000 in 2001 from $7,776,000 in 2000. This decrease is attributable to a decrease in interest rates even though average interest-bearing liabilities increased to $181,184,000 for the year ended December 31, 2001 from $171,140,000 for the year ended December 31, 2000. Cost of funds decreased to 4.0% in 2001 as compared with 4.54% in 2000.

      Net interest income increased on a fully tax equivalent basis, by $784,000, or 10.8%, to $8,062,000 in 2001 from $7,278,000 in 2000. The bank's net interest rate spread increased to 3.45% for the year ended 2001 as compared with 3.32%
for the year ended 2000. The bank's net interest margin increased to 3.92% in 2001 from 3.80% in 2000. During 2001, the Federal Reserve lowered interest rates 11 times, resulting in a 450 basis point decline in rates. The bank was able to improve its net interest spread and net interest margin by managing the pricing of its interest earning assets and interest bearing liabilities, which resulted a decline in the bank's cost of funds at a quicker pace than the yields derived from interest earning assets.

      Table 1 presents a summary of the bank's average balances, rates, interest income and expense, the interest rate spread and the net interest margin for the years ended December 31, 2002, 2001 and 2000.

                                     TABLE 1
             AVERAGE BALANCES, RATES AND INTEREST INCOME AND EXPENSE

Year Ended December 31,                                 2002                                       2001
-------------------------------------------------------------------------------    -------------------------------------
                                        Average                                      Average
(Dollars in Thousands)                  Balance       Interest      Yield/Rate       Balance     Interest    Yield/Rate
-------------------------------------------------------------------------------    -------------------------------------
Assets
Interest Earning Assets
Securities:
    Taxable securities                $    48,867    $     2,429           4.97%   $    38,568  $     2,384         6.18%
    Tax-exempt securities                  11,585            849           7.33%        12,211          918         7.52%
                                      -----------------------------------------    -------------------------------------
       Total securities                    60,452          3,278           5.42%        50,779        3,302         6.50%
Interest bearing deposits with
    banks and federal funds sold            4,997             82           1.64%         3,746          167         4.46%
Total loans                               169,987         11,666           6.86%       150,912       11,846         7.85%
                                      -----------------------------------------    -------------------------------------
Total Interest Earning Assets             235,436         15,026           6.38%       205,437       15,315         7.45%

NonInterest Earning Assets
Unrealized gains (losses) on
    available for sale securities             488                                          307
Allowance for loan losses                  (2,004)                                      (1,741)
Other assets                               20,214                                       18,947
                                      -----------                                  -----------
Total Assets                          $   254,134                                  $   222,950
                                      ===========                                  ===========

Liabilities and Stockholders' Equity
Interest Bearing Liabilities
    Interest bearing
       demand deposits                $    28,535    $       267           0.94%   $    24,335  $       312         1.28%
    Savings deposits                       77,650          1,502           1.93%        55,829        1,414         2.53%
    Time deposits                          89,922          3,496           3.89%        90,054        5,131         5.70%
                                      -----------------------------------------    -------------------------------------
Total interest bearing deposits           196,107          5,265           2.68%       170,218        6,857         4.03%
Federal funds purchased and
    securities sold under
    agreements to repurchase                9,590            113           1.18%         9,483          332         3.50%
Other borrowed funds                           --             --             --          1,483           64         4.32%
                                      -----------------------------------------    -------------------------------------
Total Interest Bearing Liabilities .      205,697          5,378           2.61%       181,184        7,253         4.00%
                                      -----------------------------------------    -------------------------------------

Non Interest Bearing Liabilities
Demand deposits                            28,955                                       24,362
Other liabilities                           1,482                                        1,381

Stockholders' Equity                       18,000                                       16,023
                                      -----------                                  -----------

Total Liabilities and
    Stockholders' Equity              $   254,134                                  $   222,950
                                      ===========                                  ===========

Net Interest Income                                  $     9,648                                $     8,062
                                                     ===========                                ===========
Net Interest Spread                                                        3.77%                                    3.45%
                                                                    ===========                              ===========
Net Interest Margin                                                        4.10%                                    3.92%
                                                                    ===========                              ===========

Year Ended December 31,                               2000
----------------------------------------------------------------------------
                                         Average
(Dollars in Thousands)                   Balance     Interest    Yield/Rate
----------------------------------------------------------------------------
Assets
Interest Earning Assets
Securities:
    Taxable securities                 $    36,464  $     2,464         6.76%
    Tax-exempt securities                   12,294          927         7.54%
                                       -------------------------------------
       Total securities                     48,758        3,391         6.95%
Interest bearing deposits with
    banks and federal funds sold             3,427          222         6.48%
Total loans                                139,373       11,441         8.21%
                                       -------------------------------------
Total Interest Earning Assets              191,558       15,054         7.86%

NonInterest Earning Assets
Unrealized gains (losses) on
    available for sale securities           (2,046)
Allowance for loan losses                   (1,502)
Other assets                                17,396
                                       -----------
Total Assets                           $   205,406
                                       ===========

Liabilities and Stockholders' Equity
Interest Bearing Liabilities
    Interest bearing
       demand deposits                 $    23,724  $       540         2.28%
    Savings deposits                        50,591        1,539         3.04%
    Time deposits                           84,722        4,923         5.81%
                                       -------------------------------------
Total interest bearing deposits            159,037        7,002         4.40%
Federal funds purchased and
    securities sold under
    agreements to repurchase                 4,772          293         6.14%
Other borrowed funds                         7,331          481         6.56%
                                       -------------------------------------
Total Interest Bearing Liabilities         171,140        7,776         4.54%
                                       -------------------------------------

Non Interest Bearing Liabilities
Demand deposits                             19,771
Other liabilities                            1,177

Stockholders' Equity                        13,318
                                       -----------

Total Liabilities and
    Stockholders' Equity               $   205,406
                                       ===========

Net Interest Income                                 $     7,278
                                                    ===========
Net Interest Spread                                                     3.32%
                                                                 ===========
Net Interest Margin                                                     3.80%
                                                                 ===========

----------
      Yields on tax-exempt assets have been calculated on a fully tax equivalent basis assuming a tax rate of 34%.
      Held to maturity securities and available for sale securities are reported at amortized cost. All yields are annualized.
      Nonaccruing loans are included in the outstanding loan balances.
      For yield calculation purposes, nonaccruing loans are included in the average loan balances.
      Interest income on loans includes net amortized revenues (costs) on loans totaling ($36,000) for 2002, ($19,000) for 2001 and ($44,000) for 2000.

      Table 2 presents the relative contribution of changes in volumes and changes in rates to changes in the net interest income for the periods indicated. The change in the interest income and interest expense attributable to the combined impact of both volume and rate has been allocated proportionately to the change due to volume and the change due to rate.

                                     TABLE 2
                   RATE VOLUME ANALYSIS OF NET INTEREST INCOME
                        FOR THE YEARS ENDED DECEMBER 31,

                                                        2002 vs 2001                          2001 vs 2000
                                           ---------------------------------      -----------------------------
(Dollars In Thousands)                             Increase/(Decrease)                     Increase/(Decrease)
                                           ---------------------------------      -----------------------------
                                           Volume         Rate          Total     Volume        Rate       Total
                                           ------         ----          -----     ------        ----       -----
Interest-Earning Assets:
   Interest bearing due from banks
      and federal funds sold               $    44      ($  129)     ($   85)     $    23      ($ 78)     ($ 55)
   Securities (1)                              573         (597)         (24)         157       (246)       (89)
   Loans (2)                                 1,406       (1,586)        (180)         859       (454)       405
                                           ---------------------------------      -----------------------------
Net Change in Interest Income                2,023       (2,312)        (289)       1,039       (778)       261
                                           ---------------------------------      -----------------------------

Interest-Earning Liabilities:
   Interest bearing demand
      deposits                                  47          (92)         (45)          14       (242)      (228)
   Savings deposits                            472         (384)          88          203       (328)      (125)
   Time deposits                                (8)      (1,627)      (1,635)         301        (93)       208
   Federal funds purchased and
      securities sold under agreements
      to repurchase                              4         (223)        (219)          69        (30)        39
   Other borrowed funds                        (64)           0          (64)        (292)      (125)      (417)
                                           ---------------------------------      -----------------------------
Net Change in Interest Expense                 451       (2,326)      (1,875)         295       (818)      (523)
                                           ---------------------------------      -----------------------------

CHANGE IN
   NET INTEREST INCOME                     $ 1,572      $    14      $ 1,586      $   744      $  40      $ 784
                                           =================================      =============================

      (1) Yields on tax-exempt assets have been computed on a fully tax-equivalent basis assuming a tax rate of 34%.

      (2) Interest income includes net amortized revenues (costs) on loans of ($36,000), ($19,000) and ($44,000) in 2002, 2001 and 2000,
            respectively.

Provision for Loan Losses

      Although the bank maintains sound credit practices, loan deterioration may occur resulting in the eventual charge off of the loans as losses. The provision for loan losses and the allowance for loan losses are based upon management's ongoing assessment of the bank's credit exposure and consideration of other relevant factors. The allowance for loan losses is a valuation that is available to absorb potential, yet undetermined future losses. The provision for loan losses is the amount charged against the bank's earnings. Its appropriateness and adequacy are determined based upon several factors including:

      - a continuing review of delinquent, classified and non-accrual loans, large loans and overall portfolio quality,

      - analytical review of loan charge-off experience, delinquency rates and other relevant historical and peer statistical ratios,

      - management's judgment with respect to the nature of the portfolio, concentrations of credit, regulatory recommendations and current and projected economic and business conditions and their impact on the existing portfolio, and

      - regular examinations and review of the portfolio by regulatory authorities.

      The allowance is allocated to specific loan categories based upon management's classification of loans under the bank's internal loan grading system and to pools of other loans that are not individually analyzed. Management makes allocations to specific loans based on the present value of expected future cash flows or the fair value of the underlying collateral for impaired loans and to other classified loans based on various credit risk factors. These factors include collateral values, the financial condition of the borrower and industry and current economic trends.

      Allocations to commercial loan pools are developed by internal risk rating and are based on management's judgment concerning historical loss trends and other relevant factors. Installment and residential mortgage loan allocations are made at a total portfolio level based on historical loss experience adjusted for portfolio activity and current conditions. Estimated credit losses are based on the average annual rate of net charge-offs experienced over the previous two or three years on similar loans, adjusted for current conditions and trends. While allocations are made to specific loans and pools of loans, the allowance is available for all loan losses.

      The provision for loan losses was $367,000 for 2002 and 2001, respectively, and $480,000 for 2000. The provision expense for 2000 was 30.8% higher than the most recent two year period due to the bankruptcy workout of one commercial real estate loan, which caused abnormal non-performing and charge-off levels in 2000.

      The allowance for loan losses represented 1.22% of total loans receivable at December 31, 2002, as compared with 1.20% and 1.05% at December 31, 2001 and 2000, respectively. Management regularly assesses the appropriateness and adequacy of the loan loss reserve in relation to credit exposure associated with individual borrowers, overall trends in the loan portfolio and other relevant factors, and believes the reserve is reasonable and adequate for each of the periods presented. The bank has no credit exposure to foreign countries or foreign borrowers.

      Table 3 sets forth the period-end loans receivable balances and summarizes the bank's loan loss experience for the periods presented, as well as certain ratios related to net charge-offs and the allowance for loan losses as a percent of the total loan portfolio.

                                     TABLE 3
                         SUMMARY OF LOAN LOSS EXPERIENCE

                                                              Years Ended December 31,
(Dollars In Thousands)                 2002            2001            2000            1999           1998
                                    ---------       ---------       ---------       ---------       --------
Amount of loans receivable
   outstanding at end of period     $ 176,987       $ 153,765       $ 147,161       $ 126,275       $ 95,194
                                    =========       =========       =========       =========       ========

Average loans receivable            $ 169,987       $ 150,912       $ 139,373       $ 110,403       $ 89,152
                                    =========       =========       =========       =========       ========

Allowance for loan losses:
Beginning balance                   $   1,843       $   1,544       $   1,327       $   1,073       $    838
   Charge-offs:
      Commercial loans                     (5)            (30)            (55)            (19)          (125)
      Real estate loans                    --             (45)           (168)            (85)            (7)
      Consumer loans                      (44)            (51)            (43)             (3)           (10)
                                    ---------       ---------       ---------       ---------       --------
         Total charge-offs                (49)           (126)           (266)           (107)          (142)
   Recoveries                               6              58               3               1             21
                                    ---------       ---------       ---------       ---------       --------
         Net charge-offs                  (43)            (68)           (263)           (106)          (121)
Provision for loan losses                 367             367             480             360            356
                                    ---------       ---------       ---------       ---------       --------
Ending balance                      $   2,167       $   1,843       $   1,544       $   1,327       $  1,073
                                    =========       =========       =========       =========       ========

Ratios:
   Net charge-offs to
   average loans                         0.03%           0.05%           0.19%           0.10%          0.14%

   Net charge-offs to the
   provision for loan losses            11.72%          18.53%          54.79%          29.44%         33.99%

   Allowance for loan losses
   to loans receivable at end
   of period                             1.22%           1.20%           1.05%           1.05%          1.13%

Allocation of the Allowance for Loan Losses

      The following Table 4 details the allocation of the allowance for loan losses to the various loan categories. The allocation is made for analytical purposes and is not necessarily indicative of the loan categories in which future credit losses may occur. The total allowance is available to absorb losses from any segment of loans.

                                     TABLE 4
                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                               2002              2001               2000              1999               1998
                                        -----------------  ----------------   ----------------   ---------------    ----------------
                                                  % Gross           % Gross            % Gross            % Gross            % Gross
(Dollars In Thousands)                  Amount     Loans   Amount    Loans    Amount    Loans    Amount    Loans    Amount    Loans
                                        -----------------  ----------------   ----------------   ---------------    ----------------
Commercial loans                        $1,507     59.2%   $1,227     55.3%   $1,004     47.2%   $  876     51.2%   $  708     53.6%
Real estate - residential                  203     16.4%      262     23.6%      216     29.4%      173     25.3%      140     25.6%
Real estate - construction                  73      4.1%       41      2.7%       31      4.4%       26      3.1%       21      1.9%
Home equity and
   consumer loans                          384     20.3%      313     18.4%      293     19.0%      252     20.4%      204     18.9%
                                        ------   ------    ------   ------    ------   ------    ------   ------    ------   ------
                   Total                $2,167    100.0%   $1,843    100.0%   $1,544    100.0%   $1,327    100.0%   $1,073    100.0%
                                        ======   ======    ======   ======    ======   ======    ======   ======    ======   ======

      There was a slight shift in the loan mix during 2002. At December 31, 2002, the loan mix had trended to commercial loans (including commercial real estate) accounting for 59.2% of the total portfolio. With the inherent higher level of credit risk associated with commercial borrowings in general, the allocation changed slightly to address this risk beginning in 2002. Although 2002 loan charge-offs were minimal, the provision for loan losses was maintained at the prior year's level to address regional economic conditions and the continued increase in commercial loan volume.

Non-Interest Income

2002 Compared to 2001

      Non-interest income consists primarily of customer service fees, commission income derived from mortgage banking activities and income from the investment in bank owned life insurance. Non-interest income for 2002 increased $328,000, or 24.5%, to $1,669,000 from $1,341,000 in 2001. The increase was primarily attributable to an increase of $251,000 in customer service fees, an increase of $114,000 in mortgage banking fees associated with the increased volume of mortgages originated by the bank and sold in the secondary market, and an increase of $29,000 in income from bank owned life insurance, which was offset by a decrease of $27,000 in other income and a $39,000 decrease in the net gain realized on the sale of available for sale securities during 2001, for which no investment sales occurred during 2002. The 40.9% increase in customer service fees in 2002 is primarily attributable to an increase of $126,000 in overdraft fees collected and an increase of $63,000 in debit and MAC card fee income, both of which grew as a result of increased volume in the number of accounts and transactions. The income derived from the bank owned life insurance policies was derived from the valuation of the policies, which had a cash surrender value of $5,163,000 at December 31, 2002 compared to $4,886,000 at December 31, 2001. The decline in the 2002 other income category was due to a $36,000 gain from the sale of a pool of $4,500,000 of mortgages during 2001.

      During the past two years, the declining rate environment has fueled significant residential mortgage refinancing activity, which had a positive impact on the bank's non-interest income. Going forward, if interest rates remain at record lows, mortgage refinancing activity may reach a point of diminishing return, which could negatively impact non-interest income. The bank expects BOLI income to be consistent, and customer service fees are expected to increase concurrently with increased volume and growth.

2001 Compared to 2000

      Non-interest income increased $479,000, or 55.6%, to $1,341,000 for 2001 from $862,000 for 2000. The increase was primarily attributable to an increase of $125,000 in income derived from customer service fees, $196,000 increase in mortgage banking fees associated with the sale of mortgages originated by the bank and sold in the secondary market, a $39,000 net realized gain from the sale of available for sale securities, $110,000 increase relating to income from bank owned life insurance and a $9,000 increase in other income, which includes a $36,000 gain on the sale of a pool of mortgages in July 2001. The 25.6% increase in customer service fees in 2001 is primarily attributable to an increase of $75,000 in overdraft fees collected and an increase of $33,000 in debit and MAC card fee income, both of which increased as a result of increased volume in the number of accounts and transactions. The 79.7% increase in income from bank owned life insurance was due to the purchase of $1,500,000 in additional insurance policies during the second quarter of 2001. The cash surrender value of these policies was $4,886,000 at December 31, 2001, compared to $3,138,000 at December 31, 2000.

Non-Interest Expenses

      Salary expense and employee benefits represent the largest component, or 54.9%, of non-interest expenses for 2002. Non-interest expenses also include an array of other expenses such as:

      -     occupancy and equipment expenses,

      -     stationary, printing and bank supplies,

      -     advertising and promotion costs,

      - outside service providers relating to data processing and ATM services,

      -     professional fees for legal, accounting and consulting services,

      - costs associated with the due diligence process of extending and maintaining loans and the collection process,

      -     Pennsylvania Bank Shares tax and FDIC assessment, and

      - other types of expenses incurred as part of the normal course of operation of the bank.

2002 Compared to 2001

      Total non-interest expenses for 2002 were $7,414,000, representing an increase of $598,000, or 8.8%, compared to $6,816,000 for 2001. The percentage increase of these expenses was comparable to the increase experienced during 2001 as compared with 2000, considering the asset growth the bank experienced in 2002.

      Salary expenses and related employee benefits increased by $313,000, or 8.3%, to $4,067,000 for 2002 from $3,754,000 for 2001. This increase, which was lower than last year's increase of 15.9%, was due to the hiring of additional personnel to support the bank's growth, budgeted salary increases and bonuses paid to employees. At December 31, 2002, there were 113 full-time equivalent employees as compared to 101 at December 31, 2001 and 93 at December 31, 2000.

      Occupancy and equipment expenses decreased by $49,000, or 3.6%, to $1,298,000 for 2002 from $1,347,000 for 2001. This decrease was due to the payoff of certain equipment leases.

      Other expenses increased $334,000, or 19.5%, to $2,049,000 in 2002 from $1,715,000 in 2001. While management continued its efforts to minimize the increase in such expenses, the increase was primarily attributable to the bank's growth.

      Based upon statistical information provided in the FDIC's Quarterly Uniform Bank Performance Report, the bank's non-interest expenses have over the past two years been lower than the expenses of other banks within the peer group. Management expects the percentage of future growth in non-interest expenses to be consistent with the growth experienced in the previous two years.

2001 Compared to 2000

      Non-interest expenses for 2001 were $6,816,000, representing an increase of $523,000, or 8.3%, compared to $6,293,000 for 2000. The percentage increase of these expenses was lower than the 17% increase experienced during 2000 as compared with 1999. This was primarily due to the fact that, unlike the prior year, no new banking facilities were opened during 2001, which helped to minimize the growth of such expenses.

      Salary expenses and related employee benefits increased by $515,000, or 15.9%, to $3,754,000 for 2001 from $3,239,000 for 2000. This increase was due to the hiring of additional personnel to support the bank's growth, budgeted salary increases, bonuses paid to employees and increased premium costs associated with group medical insurance. At December 31, 2001, there were 101 full-time equivalent employees as compared to 93 at December 31, 2000 and 91 at December 31, 1999.

      Occupancy and equipment expenses decreased by $34,000, or 2.5%, to $1,347,000 for 2001 from $1,381,000 for 2000. This decrease was due to the fact that the bank did not open any new branches during 2001 as compared with 2000.

      Other expenses increased $42,000, or 2.5%, to $1,715,000 in 2001 from $1,673,000 in 2000. This increase in other expenses is primarily attributable to the bank's growth.

Income Taxes

      Income tax expense was $759,000 for 2002 as compared with $295,000 for 2001 and $78,000 for 2000. The 157.3% increase in tax expense incurred in 2002 as compared to 2001 was the result of achieving a higher level of pre-tax net income with a level amount of tax-exempt income.

Net Income

2002 Compared to 2001

      Net income for 2002 was $2,403,000, an increase of $830,000, or 52.8%, from $1,573,000 for 2001. The increase in net income was the result of increases of $1,564,000 in net interest income and $328,000 in non-interest income and no change in the provision for loan losses, offset by increases of $598,000 in non-interest expenses and $464,000 in the provision for income taxes. Basic and diluted earnings per share for 2002 were $0.36 per share as compared with 2001, which were $0.24 per share. The increase in net income was attributable to declining rates, where the expense associated with interest sensitive liabilities decreased at a faster pace than the income derived from interest sensitive assets, and an increase in other income, primarily derived from increased customer service fees and the sale of mortgages in the secondary market.

      Management anticipates that 2003 net income will outperform 2002 results. In light of the uncertainties presented by the economic environment and geopolitical events, the bank's business is sensitive to general business and economic conditions, such as interest rates, consumer perception and confidence, competition, fluctuations in the equity markets and the strength of local and national economies. As such, the bank remains focused on monitoring its risk/return profile. While Management believes that financial institutions likely could see compression of the net interest margin in the future, which could negatively impact net income, it further believes that the bank can adequately manage its net interest margin within a relatively stable range and offset its effect on net income by focusing on fee income, growth in business relationships, cost control and quality interest earning assets.

2001 Compared to 2000

      Net income increased to $1,573,000 for 2001 from $974,000 for 2000. This increase of $599,000, or 61.5%, was the result of increases of $747,000 in net interest income and $479,000 in non-interest income and a decrease of $113,000 in the provision for loan losses, offset by increases of $523,000 in non-interest expense and an increase of $217,000 in the provision for income taxes. Basic and diluted earnings per share for 2001 were $0.24 per share as compared to $0.15 per share for 2000.

FINANCIAL CONDITION

Securities

      The bank's securities portfolio is comprised of securities, which not only provide interest income, including tax-exempt income, but also provide a source of liquidity, diversify the earning asset portfolio, allow for the management of risk and tax liability and provide collateral for repurchase agreements and public fund deposits. Established policies are in place which address various aspects of managing the portfolio, including but not limited to, concentrations, liquidity, credit quality, interest rate sensitivity and regulatory guidelines. Adherence to these policies is monitored by the bank's Asset/Liability Committee on a monthly basis.

      Although the bank generally intends to hold its securities portfolio until maturity, a significant portion of the portfolio is classified as available for sale, with new purchases generally categorized as such. Securities in the available for sale category are accounted for at fair value with unrealized appreciation or depreciation, net of tax, reported as a separate component of stockholders' equity. Securities in the held to maturity category are accounted for at amortized cost. The bank invests in securities for the yield they produce and not to profit from trading. The bank holds no trading securities in its portfolio, and the securities portfolio contained no high-risk securities or derivatives as of December 31, 2002.

      The securities portfolio at December 31, 2002 was $64,229,000 as compared to $50,634,000 at December 31, 2001, an increase of $13,595,000, or 26.8%.
Securities available for sale increased to $62,421,000 at December 31, 2002 compared to $48,773,000 at December 31, 2001, whereas securities held to maturity decreased to $1,808,000 at December 31, 2002 from $1,861,000 at December 31, 2001. The carrying value of the available for sale portion of the bank's securities portfolio as of December 31, 2002 includes unrealized gains of $1,286,000 (reflected as accumulated other comprehensive income of $849,000 in stockholders' equity, net of deferred income taxes of $437,000) compared to unrealized losses of $352,000 ($233,000 net of taxes of $119,000) as of December 31, 2001. The bank holds available for sale securities with a carrying and market value of $2,483,000 of East Penn School District. This investment is greater than 10% of stockholders' equity.

      Table 5 illustrates the composition of the securities portfolio for the periods presented.

                                     TABLE 5
                                   SECURITIES
(Dollars In Thousands)
                                                           December 31,
                                                   2002        2001        2000
                                                 -------------------------------
Available for sale securities:
   U S  Government agencies
      and corporations                           $ 4,335     $ 5,000     $ 7,891
   State and political subdivisions               18,237      17,973      18,049
   Mortgage-backed and
      asset-backed securities                     23,663      15,946      17,247
   Mortgage securities portfolio
      mutual fund                                  9,001       5,000          --
   Other                                           6,203       3,381       2,028
   Equity securities                                 982       1,473       1,333
                                                 -------     -------     -------
                                                 $62,421     $48,773     $46,548
                                                 -------     -------     -------

(Dollars In Thousands)
                                                           December 31,
                                                    2002        2001        2000
                                                 -------------------------------
Held to maturity securities:
   State and political subdivisions              $   996     $   996     $ 1,679
   Mortgage-backed securities                        812         865         949
                                                 -------     -------     -------
                                                 $ 1,808     $ 1,861     $ 2,628
                                                 -------     -------     -------
           Total securities                      $64,229     $50,634     $49,176
                                                 =======     =======     =======

      Table 6 presents the maturities and average weighted yields of the securities portfolio as of December 31, 2002. Yields are based on amortized cost.

                                     TABLE 6
              MATURITIES AND WEIGHTED AVERAGE YIELDS OF SECURITIES

                                                                      After one          After five
                                                 Within              but within          but within             After
(Dollars In Thousands)                          one year             five years           ten years           ten years
                                            ----------------     -----------------    -----------------    ------------------
                                            Amount     Yield     Amount      Yield    Amount      Yield    Amount       Yield
                                            ------     -----     ------      -----    ------      -----    ------       -----
U.S. Government agencies
  and corporations                          $    --        --    $    --        --    $ 1,719      3.40%   $ 3,950      4.54%
State and political subdivisions (1)             --        --         --        --      3,126      7.25%    16,108      7.08%
Mortgage backed securities                       --        --        603      4.45%     3,039      4.46%    19,498      4.86%
Mortgage securities portfolio mutual fund     9,001      3.08%        --        --         --        --         --        --
Other securities                              1,658      5.55%     2,339      4.41%        --        --      2,206      5.81%
                                            -------   -------    -------   -------    -------   -------    -------   -------

           Total securities                 $10,659      3.46%   $ 2,942      4.41%   $ 7,884      5.34%   $41,762      5.74%
                                            =======   =======    =======   =======    =======   =======    =======   =======

(1) Yields on tax-exempt securities have been computed on a fully tax-equivalent basis.

Loans

      The loan portfolio comprises the major component of the bank's earning assets. Loans receivable (net of the allowance for loan losses, unearned fees and origination costs) increased $22,898,000, or 15.1%, to $174,820,000 as of December 31, 2002, from $151,922,000 as of December 31, 2001. Loans receivable represent 64.3% of total assets and 71.8% of total deposits as of December 31, 2002, as compared to 65% and 73.5%, respectively, at December 31, 2001. All of the bank's loans are to domestic borrowers.

      Loan concentrations are considered to exist when the total amount of loans to any one or a multiple number of borrowers engaged in similar activities or have similar economic characteristics, exceeds 10 % of loans outstanding in any one category. At December 31, 2002, commercial loans amounted to $44,622,000, or 25.2% of total loans, commercial real estate loans amounted to $56,556,000, or 32.0% of total loans, residential real estate loans amounted to $29,014,000, or 16.4% of total loans, and home equity loans amounted to $31,139,000, or 17.6% of total loans. Although such loans were not made to one specific borrower or industry, it is important to note that the quality of these loans is affected by the region's economy and real estate market. Management does not believe such a concentration poses a problem to the bank at this time.

      At December 31, 2002, the bank had funded four tax-free loans with outstanding balances totaling approximately $3.6 million. Funds were drawn by three municipalities for expenditures in anticipation of receipt of tax revenues. The fourth facility was a Lehigh County Industrial Development Authority term loan to fund the purchase and construction of a manufacturing facility. The bank's involvement in tax-free lending is focused on borrowers within our primary service area that intend to build a significant banking relationship with us.

      Other than as described herein, management does not believe there are any trends, events, or uncertainties that are reasonably expected to have a materially adverse impact on future results of operations, liquidity, or capital resources.

      Table 7 presents the composition of the total loan portfolio for the periods presented.

                                     TABLE 7
                             TOTAL LOANS OUTSTANDING

                                                                      DECEMBER 31,
                                          % of                 % of                 % of                 % of                 % of
(Dollars In Thousands)         2002       total     2001       total     2000       total     1999       total      1998      total
                               ----       -----     ----       -----     ----       -----     ----       -----      ----      -----
Commercial                   $ 44,622     25.2%   $ 37,884     24.6%   $ 33,487     22.8%   $ 30,431     24.1%   $ 25,053     26.2%
Commercial real estate         56,556     32.0%     43,921     28.6%     36,001     24.4%     34,217     27.1%     26,172     27.4%
Residential real estate        29,014     16.4%     36,295     23.6%     43,349     29.4%     32,007     25.3%     24,456     25.6%
Real estate, construction       7,305      4.1%      4,086      2.7%      6,426      4.4%      3,934      3.1%      1,825      1.9%
Tax exempt                      3,598      2.0%      3,224      2.1%         --       --          --       --          --       --
Home equity                    31,139     17.6%     23,676     15.4%     23,544     16.0%     21,818     17.2%     14,954     15.7%
Other consumer                  4,753      2.7%      4,730      3.0%      4,484      3.0%      4,067      3.2%      2,999      3.2%
                             --------    -----    --------    -----    --------    -----    --------    -----    --------    -----
                             $176,987    100.0%   $153,816    100.0%   $147,291    100.0%   $126,474    100.0%   $ 95,459    100.0%
Unearned net loan fees
    and originations costs         --                   51                  130                  199                  265
                             --------             --------             --------             --------             --------
                             $176,987             $153,765             $147,161             $126,275             $ 95,194
                             ========             ========             ========             ========             ========

      Table 8 summarizes the loan maturities and interest sensitivity for a segment of the loan portfolio.

                                     TABLE 8
          LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES
                        COMMERCIAL AND CONSTRUCTION LOANS
                                December 31, 2002

(Dollars In Thousands)                           1 year       1 year thru       After
                                                 or less        5 years        5 years        Total
                                                 -------        -------        -------        -----
Maturity of Loans Receivable:
   Commercial                                    $19,248        $14,410        $67,520        $101,178
   Real estate - construction                      4,202          2,108            995           7,305
                                                 -------        -------        -------        --------
                      Total                      $23,450        $16,518        $68,515        $108,483
                                                 =======        =======        =======        ========

                                                              1 year thru       After
                                                                5 years        5 years
                                                                -------        -------
    Fixed interest rates                                        $11,432        $ 8,824
    Floating or adjustable interest rates                         5,086         59,691
                                                                -------        -------
           Total Loans Receivable                               $16,518        $68,515
                                                                =======        =======

Credit Risk and Loan Quality

      The bank continues to be prudent in its efforts to minimize credit risk. The bank's written lending policy requires underwriting, loan documentation and credit analysis standards to be met prior to the approval and funding of any loan. In accordance with that policy, internal loan review monitors the loan portfolio on an ongoing basis. The Credit Administration area then prepares an analysis of the allowance for loan losses on a quarterly basis, which is then submitted to the Board of Directors for its assessment as to the adequacy of the allowance. The allowance for loan losses is an accumulation of expense that has been charged against past and present earnings in anticipation of potential losses in the loan portfolio.

      Total nonperforming loans (comprised of non-accruing loans and loans past due for more than 90 days) as of December 31, 2002, were $896,000 as compared to $977,000 as of December 31, 2001. Total nonperforming loans as a percentage of total loans were 0.51% at December 31, 2002 as compared to 0.64% at December 31, 2001. We note that loan officers work with loan customers on an ongoing basis to minimize losses that may occur on these non-accrual and delinquent loans.

      The bank had other real estate owned acquired through foreclosure in the amount of $359,000 as of December 31, 2002 compared with $22,000 as of December 31, 2001.

      The bank's lending policy is executed through the assignment of tiered loan limit authorities to individual officers of the bank, the officers' Loan Committee, the Board Loan Committee and the Board of Directors. Although the bank maintains sound credit policies, certain loans may deteriorate for a variety of reasons. The bank's policy is to place all loans in a non-accrual status upon becoming 90 days delinquent in their payments, unless there is a documented, reasonable expectation of the collection of the delinquent amount. Loans are reviewed monthly as to their status, and on a quarterly basis, a Watch List of any potentially troubled loans is prepared and presented to the Board of Directors. Management is not aware of any potential material loan problems that have not been disclosed in this report.

      Table 9 presents detailed information about the bank's nonperforming loans and nonperforming assets for the periods presented.

                                     TABLE 9
                              ASSET QUALITY RATIOS

                                                   December 31,
(Dollars in thousands)             2002      2001     2000      1999       1998
                                  ------     ----    ------    ------      ----
Non-accruing loans                $  689     $400    $  822    $1,131      $702
Accruing loans past due
   90 days or more                   207      577       677       163       208
                                  ------     ----    ------    ------      ----
     Total Nonperforming Loans       896      977     1,499     1,294       910

Other real estate                    359       22        --        --        --
                                  ------     ----    ------    ------      ----
     Total Nonperforming Assets   $1,255     $999    $1,499    $1,294      $910
                                  ======     ====    ======    ======      ====

Non-accrual loans:
   Interest income that would
   have been recorded on
   non-accruing loans             $   77     $ 72    $  104    $   70      $ 54

   Interest income for above
   loans included in net income
   for the period                 $   34     $ 24    $   15    $   34      $ 15

Ratios:
   Nonperforming loans
   to total loans                   0.51%    0.64%     1.02%     1.02%     0.96%

   Allowance for loan losses
   to nonperforming loans         241.58%  188.64%   103.00%   102.55%   117.91%

   Nonperforming assets to
   total assets                     0.46%    0.43%     0.68%     0.68%     0.58%

Commitments to lend additional
   funds to nonperforming loan
   customers                      $    0     $  0    $    0    $    0      $  0

Restructured loans                $    0     $  0    $    0    $    0      $  0

      Non-performing loans as a percentage of total loans have decreased since the completion of the bankruptcy workout of one commercial real estate credit in 2000, and stood at 0.51% as of December 31, 2002. Of the $896,000 in non-performing loans at year-end, one commercial relationship comprises $556,000 or 62% of the total. Management does not expect any material adverse impact on the allowance from the final disposition of this problem credit.

      Based on the asset quality statistics presented, as well as current economic and market conditions, Management expects that non-performing assets and charge-off experience should remain relatively stable and will approximate current levels. The resultant provision expense is expected to remain at levels similar to recent years to address steady growth in loan volume and modest loan losses.

Bank Owned Life Insurance

      During 2000 and 2001, the bank purchased bank owned life insurance ("BOLI") for a chosen group of employees, namely its officers, where the bank is the owner and beneficiary of the policies. The bank's deposits funded the BOLI and the earnings from the BOLI are recognized as other income. The BOLI is profitable from the appreciation of the cash surrender values of the pool of insurance, and its tax advantage to the bank. This profitability is used to offset a portion of current and future employee benefit costs and a Nonqualified Supplemental Executive Retirement Plan for its chief executive officer.

      The bank had $5,163,000 and $4,886,000 in BOLI as of December 31, 2002 and 2001, respectively. The BOLI is an asset that can be liquidated, if necessary. However, it is the bank's intention to hold this pool of insurance because it provides income that enhances the bank's capital position.

Deposits

      Deposits are the major source of the bank's funds for lending and other investment purposes. Total deposits at December 31, 2002, were $243,640,000, an increase of $37,004,000, or 17.9%, over total deposits of $206,636,000 as of December 31, 2001. The bank experienced the following increases as of year-end 2002 as compared to 2001:

            Non-interest bearing demand deposits                 22.1%
            Interest-bearing demand deposits                     35.9%
            Savings deposits                                     20.7%
            Time deposits                                         3.6%

      Table 10 sets forth the average balance of the bank's deposits and the average rates paid on those deposits for the years ended December 2002, 2001 and 2000. All deposits are domestic deposits.

                                    TABLE 10
                    AVERAGE DEPOSITS BY MAJOR CLASSIFICATION

                                                              Year Ended December 31
                                         2002                          2001                         2000
                                 ----------------------        ---------------------        -----------------------
(Dollars In Thousands)           Average        Average        Average       Average         Average        Average
                                 Amount           Rate         Amount          Rate           Amount          Rate
                                 ----------------------        ---------------------        -----------------------
Interest-bearing:
   Demand deposits               $ 28,535         0.94%        $ 24,335       1.28%         $ 23,724         2.28%
   Savings deposits                77,650         1.93%          55,829       2.53%           50,591         3.04%
   Time deposits                   89,922         3.89%          90,054       5.70%           84,722         5.81%
Non-interest bearing:
    Demand deposits                28,955         0.00%          24,362       0.00%           19,771         0.00%
                                 ---------------------         -------------------          ---------------------
           Total                 $225,062         2.34%        $194,580       3.52%         $178,808         3.92%
                                 ========                      ========                     ========

      Table 11 displays the maturities and amounts of time certificates and other time deposits issued in denominations of $100,000 or more at December 31, 2002.

                                    TABLE 11
                               DEPOSIT MATURITIES

(Dollars In Thousands)                            Time       Other
                                              Certificates    Time        Total
                                              ------------    ----        -----
Three months or less                            $ 3,437        $0        $ 3,437
Over three months
     but within six months                        1,241         0          1,241
Over six months
     but within twelve months                     1,994         0          1,994
Over twelve months                                4,318         0          4,318
                                                --------------------------------
           Total                                $10,990        $0        $10,990
                                                =======        ==        =======

Federal Funds Purchased

      The bank has a $4,000,000 federal funds line of credit with its main correspondent bank, Atlantic Central Bankers Bank of Camp Hill, Pennsylvania. The bank had no outstanding federal funds purchased under this line at December 31, 2002, and 2001, respectively.

Securities Sold under Agreements to Repurchase

      Securities sold under agreements to repurchase decreased $1,234,000, or 13.6%, to $7,829,000 as of December 31, 2002, from $9,063,000 as of December 31,
2001. Securities sold under agreements to repurchase generally mature in one business day and roll over under a continuing contract. Additional information relating to securities sold under agreement to repurchase can be found in Note 7 of the Notes to the Consolidated Financial Statements contained herein this Report.

Other Borrowed Funds

      Other borrowed funds include federal funds purchased through the bank's main correspondent bank, Atlantic Central Bankers Bank, and borrowings through the Federal Home Loan Bank of Pittsburgh ("FHLB").

      In addition to the bank's $4,000,000 federal funds line of credit with Atlantic Central Bankers Bank, the bank has a maximum borrowing capacity of approximately $94,161,000 with the FHLB. Both lines were fully available to the bank as of year end December 31, 2002. The bank had no outstanding short-term or long-term borrowings as of December 31, 2002 and 2001, respectively.

Liquidity

      Liquidity represents the bank's ability to generate funds and efficiently manage cash flows at reasonable rates to support possible commitments to borrowers or the demands of depositors. Liquidity is essential to compensate for fluctuations in the balance sheet and provide funds for growth and normal operating expenditures. Liquidity needs may be met by converting assets into cash or obtaining sources of additional funding.

      Liquidity from asset categories is provided through cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold, which totaled $15,605,000 at December 31, 2002, as compared to $14,954,000 at December 31, 2001. Additional asset liquidity sources include principal and interest payments from securities in the bank's investment portfolio and cash flow from its amortizing loan portfolio. Longer-term liquidity needs may be met by selling securities available for sale, selling loans or raising additional capital. At December 31, 2002, available for sale securities of $62,421,000 were readily available for liquidity purposes, as compared with $48,773,000 at December 31, 2001.

      Liability liquidity sources include attracting deposits at competitive rates. Core deposits at December 31, 2002, were $232,650,000, as compared to $196,573,000 at December 31, 2001. The bank also has federal fund lines and credit facilities established with a correspondent financial institution and with the FHLB, which are reliable sources for short- and long-term funds.

      The bank's financial statements do not reflect various commitments that are made in the normal course of business, which may involve some liquidity risk. These commitments consist mainly of unfunded loans and letters of credit made under the same standards as on-balance sheet instruments. Unused commitments at December 31, 2002, were $43,317,000. Because these instruments have fixed maturity dates, and because many of them will expire without being drawn upon, they do not generally present any significant liquidity risk to the bank.

      Management believes that any amounts actually drawn upon can be funded in the normal course of operations. The bank has no investment in or financial relationship with any unconsolidated entities that are reasonably likely to have a material effect on liquidity or the availability of capital resources.

      The following table 12 represents the bank's aggregate on and off balance sheet contractual obligations to make future payments.

                                    TABLE 12
                             CONTRACTUAL OBLIGATIONS

                                            December 31, 2002
                        -------------------------------------------------------
                           Less
                           Than                                Over
                         1 Year  1 - 3 Years   3 - 5 Years  5 Years       Total
                         ------  -----------   -----------  -------       -----
                                            (In Thousands)

Time Deposits           $62,520      $22,583        $7,961     $322     $93,386
Operating Leases            214          249           119      642       1,224
                        -------      -------        ------     ----     -------
           Total        $62,734      $22,832        $8,080     $964     $94,610
                        =======      =======        ======     ====     =======

      There are a number of factors that may impact the bank's liquidity position, which include core deposit growth, volume of loan originations and prepayments, and the maturity structure of existing loans and deposits. Management consistently monitors and manages these factors to ensure that the associated risks are minimized.

      During 2002, a number of trends affected the composition of the bank's balance sheet and positively impacted the bank's liquidity and net income. The decline in equity markets fueled deposit growth of $37,004,000, or 17.9%, as FDIC-insured deposits became a more attractive investing alternative to consumers, providing safety and soundness, even though interest rates were at historical lows. To manage liquidity and interest rate sensitivity, the bank invested the funds in short-term investments with durations of less than three years, with ready accessibility, if necessary, and producing yields sufficient to offset cost of funds and manage the net interest margin. Another noted trend was that low interest rates generated an unprecedented volume in residential mortgage refinancings, resulted in a decline of $7,281,000, or 20.1%, in residential mortgage loans. The decline was generally due to the sale of residential mortgages in the secondary market without retaining mortgage servicing rights, which resulted in an increase of $114,000, or 45.6%, in other income associated with mortgage banking activities. The decline in residential mortgage loan balances was more than offset by an increase of $6,738,000, or 17.8%, in commercial loans, an increase of $12,635,000, or 28.8%, in commercial real estate loans and an increase of $7,463,000, or 31.5%, in home equity loans. The change in loan mix was also accompanied by the consumer's preference towards floating rate loans as compared to fixed rate loans.

      Management believes there is uncertainty as to whether the recent influx of funds will remain in the banking sector, particularly if consumer confidence in the equities market improves. Management further believes there is also some uncertainty in the loan portfolio if interest rates begin to rise quickly, motivating borrowers to refinance variable rate loans into fixed rate loans possibly at the bottom of the rising interest rate cycle. The bank consistently monitors its available alternatives to deal with such events, if they should occur, to protect for interest rate uncertainties. An example of such an option available to the bank is its ability to utilize its alternate funding resources by borrowing under established credit lines made available through its main correspondent bank, Atlantic Central Bankers Bank and the FHLB. During 2002, the bank did not need to utilize its alternate funding resources, such as borrowing from the FHLB, in order to meet its liquidity needs because this was accomplished through its core banking business.

      Management is of the opinion that its liquidity position, at December 31, 2002, is adequate to respond to fluctuations "on" and "off" the balance sheet. In addition, there are no known demands, trends, commitments, events or uncertainties that may result in, or that are reasonably likely to result in the bank's inability to meet anticipated or unexpected needs.

Stockholders' Equity and Capital Requirements/Ratios

      The net effect of the activity in stockholders' equity resulted in an increase of $3,089,000 in total stockholders' equity to $19,664,000, at December 31, 2002, from $16,575,000, at December 31, 2001. Stockholders' equity increased in 2002 as a result of net income in the amount of $2,403,000 and an increase of $1,082,000 in unrealized holding gains on securities available for sale, net of taxes, as required by FAS 115, offset by the payment of a cash dividend for $396,000. At December 31, 2002, the bank had $849,000 in net unrealized gains on available for sale securities, as compared with $233,000 in net unrealized losses at December 31, 2001. Should interest rates begin to increase in the future, stock- holders' equity could decrease due to unrealized losses on available for sale securities. On the other hand, should interest rates decline in the future, stockholders' equity could increase as a result of unrealized gains on securities available for sale. FAS 115 requires banks to report securities classified as "available for sale" at fair value, with unrealized gains or losses, net of deferred income taxes, reported as a separate component of stockholders' equity. The FAS 115 adjustment is not included in the bank's calculation of regulatory capital ratios.

      Banking laws and regulations limit the amount of dividends that may be paid without prior approval of the bank's regulatory agency. On May 23, 2002, the Board of Directors authorized and declared the second annual cash dividend in the amount of $0.06 per share, payable on July 31, 2002 to all shareholders of record on June 30, 2002. The total cash dividend paid, which decreased retained earnings, was $396,000. This compares with the payment of a cash dividend of $0.05 per share that was paid on July 31, 2001 to all shareholders of record on June 30, 2001. The total cash dividend paid in 2001 was $328,000.

      In June 2002, the bank implemented a Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan, which is available to all shareholders, permits participants in the Plan to automatically reinvest cash dividends on all of their shares and to make quarterly voluntary cash contributions for a minimum of $50 and a maximum of $5,000 each calendar quarter. Participation in the Plan is entirely voluntary so that shareholders may join the Plan or terminate their participation in the Plan at any time. Under the terms of the Plan, the bank intends to direct that the plan administrator purchase shares of the bank's common stock in the open market or in negotiated transactions, with the bank reserving the right to issue the remaining shares. The bank has reserved 250,000 shares of its common stock with a par value of $0.625 for issuance under the Plan. The Plan was effective for the July 31, 2002 dividend payment date. In 2002, all cash dividend reinvested shares were purchased in the open market.

      The bank places a significant emphasis on maintaining a strong capital base. The goals for capital planning are to build a strong capital base to allow for future growth, to support risks inherent in the banking industry, to retain earnings to meet regulatory requirements and to provide an adequate return to shareholders.

      Current capital guidelines issued by federal regulatory authorities require the bank to meet minimum risk-based capital ratios in an effort to make regulatory capital more responsive to the risk exposure related to a bank's on and off-balance sheet items.

      Risk-based capital provides the basis for which all banks are evaluated in terms of capital adequacy. Risk-based capital guidelines redefine the components of capital, categorize assets into risk classes and include certain off-balance sheet items in the calculation of capital requirements. The components of risk-based capital are segregated as Tier I and Tier II capital. Tier I capital is composed of total stockholders' equity reduced by goodwill and other intangible assets. Tier II capital is comprised of the allowance for loan losses and any qualifying debt obligations. Risk-based capital standards require all banks to have Tier I capital of at least 4% and total capital (including Tier I capital) of at least 8% of risk-weighted assets.

      The bank is also subject to leverage capital requirements. This requirement compares capital (using the definition of Tier I capital) to average balance sheet assets and is intended to supplement the risk-based capital ratio in measuring capital adequacy. The guidelines set a minimum leverage ratio of 3% for institutions that are highly rated in terms of safety and soundness, and which are not experiencing or anticipating any significant growth. Other institutions are expected to maintain capital levels of at least 1% or 2% above the minimum. As of December 31, 2002, the bank has a Tier I leverage ratio of 7.1%.

      Table 13 provides a comparison of the bank's risk-based capital ratios and leverage ratios.

                                    TABLE 13
                                 CAPITAL RATIOS

                                                  December 31,      December 31,
(Dollars In Thousands)                                2002              2001
                                                  ------------      ------------
Tier I, common stockholders' equity                $  18,815          $  16,808
Tier II, allowable portion of
      allowance for loan losses                        2,167              1,843
                                                   ---------          ---------
         Total capital                             $  20,982          $  18,651
                                                   =========          =========

Tier I risk-based capital ratio                         10.1%              10.0%

Total risk-based capital ratio                          11.3%              11.1%

Tier I leverage ratio                                    7.1%               7.3%

Note: Unrealized gains or losses on securities available for sale are excluded from regulatory capital components of risk-based capital and leverage ratios.

      At December 31, 2002 and 2001, the bank exceeded the minimum regulatory capital requirements to be considered a "well capitalized" financial institution under applicable federal regulations. During 2002, the bank did not need to raise additional capital to support its asset growth. This was primarily accomplished through the growth of its retained earnings. Management believes that the bank's capital position is adequate to support current operations and growth, and anticipates earnings to grow in tandem with asset growth. However, Management is conscious of the impact that either rapid expansion or lower than projected earnings may potentially have on deteriorating the bank's capital position. Management proactively monitors the capital levels to ensure that they remain well in line with regulatory requirements, and is ever positioned to enact appropriate measures to ensure the strength of the bank's capital position. While the bank continues to look for branch expansion opportunities, with one opportunity in the amount of $1.1 million presently under consideration, there are no known events, trends or circumstances that would adversely impact capital.

Effects of Inflation

      The majority of assets and liabilities of the bank are monetary in nature, and therefore, differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. The precise impact of inflation upon the bank is difficult to measure. Inflation may affect the borrowing needs of consumers, thereby impacting the growth rate of the bank's assets. Inflation may also affect the general level of interest rates, which can have a direct bearing on the bank.

      Management believes the most significant impact on the financial results has been the bank's ability to react to changes in interest rates in a timely manner. On an ongoing basis, the bank has managed its interest sensitive assets and liabilities to maximize the benefits and lessen the risks faced by the bank in a rising or falling interest rate environment.

Regulatory Activity

      From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of the bank. Management cannot predict whether legislation will be adopted or, if adopted, how this legislation would affect the business of the bank. As a consequence of the extensive regulation of commercial banking activities in the United States, the bank's business is particularly susceptible to being affected by federal regulation and regulations that may increase the cost of doing business. Except as specifically described above, management believes that the effect of the provisions of the aforementioned legislation on the liquidity, capital resources, and the results of operations of the bank will be immaterial. Management is not aware of any other current specific recommendations by regulatory authorities or proposed legislation, which if adopted, would have a materially adverse effect upon the liquidity, capital resources, or results of operations, although the general cost of compliance with numerous and multiple federal and state laws and regulations does have, and in the future, may have a negative impact on the bank's results of operations.

      Further, the business of the bank is also affected by the state of the financial services industry in general. As a result of legal and industry changes, management predicts that the industry will continue to experience a certain amount of consolidations and mergers. Management believes that these consolidations and mergers may enhance its competitive position as a community bank.

Quantitative and Qualitative Disclosures About Market Risk

      In the normal course of conducting business activities, the bank is exposed to market risks, principally in the form of interest rate risk. Interest rate risk arises from market driven fluctuations in interest rates that may affect cash flows, income, expense and the values of financial instruments. The management of interest rate risk involves measuring and analyzing the maturity and repricing of interest sensitive assets and interest sensitive liabilities at specific points in time.

      The principal objective of the bank's asset/liability management activities is to provide consistently higher levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating the funding needs of the bank. The bank uses an interest rate sensitivity model as the primary quantitative tool in measuring the amount of interest rate risk that is present. The traditional maturity "gap" analysis, which reflects the volume difference between interest rate sensitive assets and liabilities during a given time period, is reviewed monthly by management and the Asset/Liability Committee ("ALCO") of the Board. A positive gap occurs when the amount of interest sensitive assets exceeds interest sensitive liabilities. This position would contribute positively to net income in a rising rate environment. Conversely, if the balance sheet has more interest sensitive liabilities maturing/repricing than interest sensitive assets, the balance sheet is liability sensitive or negatively gapped. This position would contribute positively to net income in a falling rate environment. Management continues to monitor sensitivity in order to avoid overexposure to changing interest rates, while maintaining adequate capital and liquidity levels. Adjustments to the mix of assets and liabilities are made periodically in an effort to give the bank dependable and steady growth in net interest income regardless of the behavior of interest rates in general.

      Another method used by management to review its interest sensitivity position is through "simulation". In simulation, the bank projects the future net interest streams in light of the current gap position. Various interest rate scenarios are used to measure levels of interest income associated with potential changes in our operating environment. Management cannot measure levels of interest income associated with potential changes in the bank's operating environment. Nor can it predict the direction of interest rates or how the mix of assets and liabilities will change. The use of this information will help formulate strategies to minimize the unfavorable effect on net interest income caused by interest rate changes.

      A simple rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In the event of a change in interest rates, prepayments and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. Because of the uncertainties, the bank utilizes more than one measurement tool in assessing interest rate sensitivity and market risk.

      As of December 31, 2002, the bank was negatively gapped in matching its interest sensitive assets with its interest sensitive liabilities that are maturing/repricing within a year. However, the bank utilizes a method where it applies an Earnings Change Ratio to its interest sensitive assets and interest sensitive liabilities that are maturing/ repricing within a one-year timeframe. The Earnings Change Ratio estimates the change in rate of a rate sensitive instrument for every 100 basis point change in the prime rate. In applying this method, the bank was positively gapped in terms of its "One Year Income Statement" gap position as of December 31, 2002, in comparison with its "One Year Income Statement" negative gap position as of December 31, 2001. In consideration of the decline in interest rates, it was beneficial for the bank to be in a negatively gapped position in the earlier part of 2002 because there were more interest rate sensitive liabilities that were either maturing or whose interest rates repriced downward in a quicker manner than the maturity/repricing of the interest rate sensitive assets. This positively impacted the bank's bottom line by improving the net interest spread since it was expected that interest expense would decrease faster than interest income. During the later part of 2002, the bank slowly started to position its balance sheet to become positively gapped, using the assumption that interest rates are close to, or at their lowest levels, and will begin to rise sometime in 2003. In a rising rate environment, it would be beneficial for the bank to be positively gapped since there will be more interest sensitive assets either maturing/repricing upward than the maturity/repricing of rate sensitive liabilities.

      The bank's overall sensitivity to interest rate risk is low due to its non-complex balance sheet. It attempts to manage its balance sheet in a manner that stabilizes net interest income and economic value under a broad range of interest rate environments. The bank has the ability to expedite several strategies to manage interest rate risk, which include but are not limited to selling newly originated residential mortgages, controlling the volume mix of fixed/ variable rate commercial loans and securities, increasing/decreasing deposits via interest rate changes, borrowing from the Federal Home Loan Bank of Pittsburgh, and buying/selling security investments. Adjustments to the mix of assets and liabilities are implemented in an effort to give the bank dependable and steady growth in net interest income, while at the same time, managing the related risks.

      Table 14 presents the "One Year" gap position for the bank at December 31, 2002, by applying an Earnings Change Ratio ("ECR") applicable to each interest sensitive asset and liability. This schedule summarizes how many dollars of variable rate assets will change and how many fixed rate assets and liabilities will pay down within a twelve-month period of time.

                                    TABLE 14
                          INTEREST RATE SENSITIVITY GAP

                                Maturity/Repricing Intervals                                       One Year
                                ----------------------------                           Earnings     Income
(Dollars In Thousands)                                2 - 12                            Change     Statement
                                    One Month         Months         Total              Ratio         Gap
------------------------------------------------------------------------------------------------------------
Interest Sensitive Assets:
   Federal funds sold               $   8,076             --       $    8,076           100.00%      $ 8,076
   Interest-bearing deposits
      with banks                          495             --              495            88.00%          436
   Time deposits with banks                --            200              200            88.00%          176
   Securities (1)
      Fixed rate                          235          1,411            1,646            76.00%        1,251
      Variable rate                    16,216          3,848           20,064            90.00%       18,058
   Loans (2)
      Fixed rate                        2,205          3,610            5,815           100.00%        5,815
      Variable rate                    46,437          7,501           53,938           100.00%       53,938
   Mortgages held for sale              3,363             --            3,363           100.00%        3,363
                                    -----------------------------------------                        -------
           Total                       77,027         16,570           93,597                         91,113
                                    -----------------------------------------                        -------

Interest Sensitive Liabilities:
   Interest-bearing demand
      deposits                         21,170             --           21,170             0.00%            0
   NOW accounts                         9,918             --            9,918             0.00%            0
   Money market accounts               52,337             --           52,337            30.00%       15,701
   Savings deposits                    34,123             --           34,123            30.00%       10,237
   Club accounts                           --             99               99             0.00%            0
   Time deposits                        7,899         54,621           62,520            75.00%       46,890
   Federal funds purchased and
      repurchase agreements             7,829             --            7,829           100.00%        7,829
                                    -----------------------------------------                        -------
           Total                      133,276         54,720          187,996                         80,657
                                    -----------------------------------------                        -------

Gap                                 ($ 56,249)      ($38,150)      ($  94,399)                       $10,456
                                    -----------------------------------------                        -------

Cumulative Gap                      ($ 56,249)      ($94,399)
                                    -----------------------------------------
Cumulative Gap /
   Total Earning Assets                (22.48%)       (37.73%)                                          4.18%
                                    -------------------------                                        -------
Total Earning Assets                $ 250,212
                                    ---------

Note: Table 14 does not incorporate cash flow generated from principal prepayments from the securities and loan portfolios, which then may be reinvested in other interest-earning assets having a more positive impact of lowering the negative gap.

      (1) Held to maturity and available for sale securities are being shown as one total. Available for sale securities are shown at fair market value and held to maturity securities are shown at amortized cost.

      (2)   Excludes non-accrual loans.

EAST PENN BANK
--------------------------------------------------------------------------------
                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
East Penn Bank
Emmaus, Pennsylvania

      We have audited the accompanying consolidated balance sheets of East Penn Bank and its subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of East Penn Bank and its subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


                                              /s/ Beard Miller Company LLP

Allentown, Pennsylvania
January 31, 2003

EAST PENN BANK
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                        December 31,
                                                                                       2002           2001
                                                                                    ---------      ---------
                                                                                (In Thousands, Except Share Data)
    Cash and due from banks                                                         $   7,034      $   8,376
    Interest bearing deposits                                                             495          1,260
    Federal funds sold                                                                  8,076          5,318
                                                                                    ---------      ---------

        Cash and Cash Equivalents                                                      15,605         14,954

    Interest bearing time deposits                                                        200             --
    Securities available for sale                                                      62,421         48,773
    Securities held to maturity, fair value 2002 $1,870; 2001 $1,836                    1,808          1,861
    Mortgage loans held for sale                                                        3,363          2,349
    Loans receivable, net of allowance for loan losses 2002 $2,167; 2001 $1,843       174,820        151,922
    Bank premises and equipment, net                                                    6,033          5,520
    Investment in life insurance                                                        5,163          4,886
    Accrued interest receivable and other assets                                        2,664          3,064
                                                                                    ---------      ---------

        Total Assets                                                                $ 272,077      $ 233,329
                                                                                    =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

    Deposits:
       Non-interest bearing                                                         $  32,607      $  26,700
       Interest-bearing                                                               211,033        179,936
                                                                                    ---------      ---------

        Total Deposits                                                                243,640        206,636

    Securities sold under agreements to repurchase                                      7,829          9,063
    Accrued interest payable and other liabilities                                        944          1,055
                                                                                    ---------      ---------

        Total Liabilities                                                             252,413        216,754
                                                                                    ---------      ---------

STOCKHOLDERS' EQUITY

    Preferred stock, par value $0.625 per share;
       authorized shares 16,000,000; none issued                                           --             --
    Common stock, par value $0.625 per share; authorized
       40,000,000 shares; issued 7,746,758 shares;
       outstanding 6,602,552 shares                                                     4,842          4,842
    Surplus                                                                            12,402         12,402
    Retained earnings                                                                   5,497          3,490
    Accumulated other comprehensive income (loss)                                         849           (233)
    Treasury stock, at cost 1,144,206 shares                                           (3,926)        (3,926)
                                                                                    ---------      ---------

        Total Stockholders' Equity                                                     19,664         16,575
                                                                                    ---------      ---------

        Total Liabilities and Stockholders' Equity                                  $ 272,077      $ 233,329
                                                                                    =========      =========

See notes to consolidated financial statements.

EAST PENN BANK
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME

                                                                           Years Ended December 31,
                                                                        -------------------------------
                                                                          2002        2001        2000
                                                                        -------     -------     -------
                                                                    (In Thousands, Except per Share Data)
INTEREST INCOME
    Loans receivable, including fees                                    $11,581     $11,806     $11,441
    Securities:
       Taxable                                                            2,429       2,384       2,464
       Tax exempt                                                           560         606         612
    Other                                                                    82         167         222
                                                                        -------     -------     -------

        Total Interest Income                                            14,652      14,963      14,739
                                                                        -------     -------     -------

INTEREST EXPENSE
    Deposits                                                              5,265       6,857       7,002
    Federal funds purchased and securities sold under agreements to
       repurchase                                                           113         332         293
    Other borrowed funds                                                     --          64         481
                                                                        -------     -------     -------

        Total Interest Expense                                            5,378       7,253       7,776
                                                                        -------     -------     -------

        Net Interest Income                                               9,274       7,710       6,963

PROVISION FOR LOAN LOSSES                                                   367         367         480
                                                                        -------     -------     -------

        Net Interest Income after Provision for Loan Losses               8,907       7,343       6,483
                                                                        -------     -------     -------

OTHER INCOME
    Customer service fees                                                   865         614         489
    Mortgage banking activities                                             364         250          54
    Net realized gains on sales of securities available for sale             --          39          --
    Income from investment in life insurance                                277         248         138
    Other                                                                   163         190         181
                                                                        -------     -------     -------

        Total Other Income                                                1,669       1,341         862
                                                                        -------     -------     -------

OTHER EXPENSES
    Salaries and employee benefits                                        4,067       3,754       3,239
    Occupancy                                                               582         559         531
    Equipment                                                               716         788         850
    Other                                                                 2,049       1,715       1,673
                                                                        -------     -------     -------

        Total Other Expenses                                              7,414       6,816       6,293
                                                                        -------     -------     -------

        Income before Income Taxes                                        3,162       1,868       1,052

INCOME TAX EXPENSE                                                          759         295          78
                                                                        -------     -------     -------

        Net Income                                                      $ 2,403     $ 1,573     $   974
                                                                        =======     =======     =======

EARNINGS PER SHARE
    Basic                                                               $  0.36     $  0.24     $  0.15
                                                                        =======     =======     =======

    Diluted                                                             $  0.36     $  0.24     $  0.15
                                                                        =======     =======     =======

See notes to consolidated financial statements.

EAST PENN BANK
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2002, 2001 and 2000

                                                                                           Accumulated Other
                                                        Common                   Retained   Comprehensive     Treasury
                                                        Stock       Surplus      Earnings    Income (Loss)      Stock        Total
                                                        -----       -------      --------    -------------      -----        -----
                                                                           (In Thousands Except Share Data)
BALANCE - DECEMBER 31, 1999                             $4,775      $12,176      $ 1,271       $(1,342)        $(3,926)    $ 12,954
                                                                                                                           --------

   Comprehensive income:
       Net income                                           --           --          974            --              --          974
       Change in unrealized gains (losses) on
           securities available for sale                    --           --           --           787              --          787
                                                                                                                           --------

           Total Comprehensive Income                                                                                         1,761
                                                        ------      -------      -------       -------         -------     --------

BALANCE - DECEMBER 31, 2000                              4,775       12,176        2,245          (555)         (3,926)      14,715
                                                                                                                           --------

   Comprehensive income:
       Net income                                           --           --        1,573            --              --        1,573
       Change in unrealized gains (losses) on
           securities available for sale                    --           --           --           322              --          322
                                                                                                                           --------

           Total Comprehensive Income                                                                                         1,895
                                                                                                                           --------

   Exercise of 107,532 stock warrants                       67           63           --            --              --          130
   Income tax benefit of stock warrants exercised           --          163           --            --              --          163
   Cash dividend of $0.05 per share                         --           --         (328)           --              --         (328)
                                                        ------      -------      -------       -------         -------     --------

BALANCE - DECEMBER 31, 2001                              4,842       12,402        3,490          (233)         (3,926)      16,575
                                                                                                                           --------

   Comprehensive income:
       Net income                                           --           --        2,403            --              --        2,403
       Change in unrealized gains (losses) on
           securities available for sale                    --           --           --         1,082              --        1,082
                                                                                                                           --------

   Total Comprehensive Income                                                                                                 3,485
                                                                                                                           --------

   Cash dividend of $0.06 per share                         --           --         (396)           --              --         (396)
                                                        ------      -------      -------       -------         -------     --------
BALANCE - DECEMBER 31, 2002                             $4,842      $12,402      $ 5,497       $   849         $(3,926)    $ 19,664
                                                        ======      =======      =======       =======         =======     ========

See notes to consolidated financial statements.

EAST PENN BANK
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     Years Ended December 31,
                                                                                           ----------------------------------------
                                                                                             2002            2001            2000
                                                                                           --------        --------        --------
                                                                                                        (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                             $  2,403        $  1,573        $    974
    Adjustments to reconcile net income to net cash provided by operating activities:
           Provision for loan losses                                                            367             367             480
           Provision for depreciation and amortization                                          391             262             236
           Net realized gains on sales of securities                                             --             (39)             --
           Net realized gain on sale of assets                                                   --              (3)            (31)
           Net amortization (accretion) of securities premiums and
                discounts                                                                        18               8             (53)
           Deferred income taxes                                                                 97            (172)             (9)
           Proceeds from sale of mortgage loans                                              31,778          26,892           8,485
           Net gain on sale of loans                                                           (364)           (250)            (54)
           Loans originated for sale                                                        (32,428)        (28,078)         (9,344)
           Earnings on investment in life insurance                                            (277)           (248)           (138)
           Decrease in accrued interest receivable and other assets                              84             599             136
           Increase (decrease) in accrued interest payable and other
                liabilities                                                                    (111)           (262)            562
                                                                                           --------        --------        --------

           Net Cash Provided by Operating Activities                                          1,958             649           1,244
                                                                                           --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
    (Increase) decrease in interest bearing time deposits                                      (200)            618            (306)
    Purchases of available for sale securities                                              (31,564)        (15,035)         (6,407)
    Proceeds from maturities of and principal repayments on available for
       sale securities                                                                       19,540          11,525           3,002
    Proceeds from sales of available for sale securities                                         --           1,807              --
    Proceeds from maturities of and principal repayments on held to maturity
       securities                                                                                49             765             124
    Net increase in loans                                                                   (23,602)         (6,694)        (21,149)
    Purchases of bank premises and equipment                                                   (904)           (381)           (257)
    Proceeds from sale of assets                                                                 --               3              66
    Purchase of investment in life insurance                                                     --          (1,500)         (3,000)
                                                                                           --------        --------        --------

           Net Cash Used in Investing Activities                                            (36,681)         (8,892)        (27,927)
                                                                                           --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposits                                                                 37,004          12,521          24,072
    Net increase (decrease) in securities sold under agreements to
       repurchase                                                                            (1,234)          1,890           6,610
    Decrease in other borrowed funds                                                             --          (3,000)         (2,000)
    Proceeds from exercise of stock warrants                                                     --             130              --
    Dividends paid                                                                             (396)           (328)             --
                                                                                           --------        --------        --------

           Net Cash Provided by Financing Activities                                         35,374          11,213          28,682
                                                                                           --------        --------        --------

           Net Increase in Cash and Cash Equivalents                                            651           2,970           1,999

CASH AND CASH EQUIVALENTS - BEGINNING                                                        14,954          11,984           9,985
                                                                                           --------        --------        --------

CASH AND CASH EQUIVALENTS - ENDING                                                         $ 15,605        $ 14,954        $ 11,984
                                                                                           ========        ========        ========

See notes to consolidated financial statements.

EAST PENN BANK
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                     Years Ended December 31,
                                                                                           ----------------------------------------
                                                                                             2002            2001            2000
                                                                                           --------        --------        --------
                                                                                                        (In Thousands)
SUPPLEMENTARY CASH FLOW INFORMATION
    Interest paid                                                                          $  5,800        $  7,419        $  7,256
                                                                                           ========        ========        ========

    Federal income taxes paid                                                              $    566        $    156        $     --
                                                                                           ========        ========        ========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
    ACTIVITIES
    Other real estate acquired in settlement of loans                                      $    337        $     22        $     --
                                                                                           ========        ========        ========

See notes to consolidated financial statements.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

The Bank operates under a state bank charter and provides full banking services. The Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Reserve Bank. The area served by the Bank is principally Lehigh County, Pennsylvania.

In November 2002, the Board of Directors approved the formation of a bank holding company to be named East Penn Financial Corporation. The formation is expected to occur in 2003 and is subject to regulatory and stockholder approval. After the holding company is formed, East Penn Bank will merge and reorganize as a wholly-owned subsidiary of the holding company. Stockholders of East Penn Bank will be stockholders of East Penn Financial Corporation.

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

      The consolidated financial statements include the accounts of East Penn Bank and its subsidiary. Since the subsidiary currently engages in minimal activities, the accompanying consolidated financial statements represent primarily the activities of the Bank. All intercompany accounts and transactions have been eliminated.

Estimates and Assumptions

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of Cash Flows

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest bearing demand deposits and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Securities

      Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income (loss), net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Equity securities are principally comprised of stock in the Federal Reserve Bank and the Federal Home Loan Bank. Federal law requires a member institution of the Federal Reserve Bank and the Federal Home Loan Bank to hold stock according to a predetermined formula. The stock is recorded at cost.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Securities (Continued)

      Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

      Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Mortgage Loans Held for Sale

      Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. The Bank does not retain servicing on mortgages sold.

Loans Receivable

      Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

      The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

      The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

      The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses (Continued)

      A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial, construction and tax exempt loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

      Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer, residential and home equity loans for impairment disclosures.

Bank Premises and Equipment

      Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the following estimated useful lives of the related assets:

                                                                     Years
                                                                     -----
                 Land improvements                                   12-15
                 Buildings and building improvements                 20-39.5
                 Furniture, fixtures and equipment                   3-7
                 Computer equipment and software                     3-5

Bank Owned Life Insurance

      The Bank invests in bank owned life insurance ("BOLI") as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Bank on a chosen group of employees. The Bank is the owner and beneficiary of the policies. Income generated from the increase in cash surrender value of the policies is included in other income on the income statement. As of December 31, 2002, approximately $220,000 of BOLI is used to fund the Nonqualified Supplemental Executive Retirement Plan as discussed in Note 13.

Foreclosed Assets

      Foreclosed assets are comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings take place. Foreclosed assets initially are recorded at fair value, net of estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value minus estimated costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other expenses. Foreclosed assets are included in other assets on the balance sheets.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

      The Bank follows the policy of charging the costs of advertising to expense as incurred.

Income Taxes

      Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. East Penn Bank and its subsidiary file a consolidated federal income tax return.

Off-Balance Sheet Financial Instruments

      In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheets when they are funded.

Earnings per Common Share

      Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options, and are determined using the treasury stock method.

Segment Reporting

      The Bank acts as an independent community financial services provider, and offers traditional banking and related financial services to individual, business and government customers. Through its branch and automated teller machine network, the Bank offers a full array of commercial and retail financial services, including the taking of time, savings and demand deposits; the making of commercial, consumer and mortgage loans; and the providing of other financial services.

      Management does not separately allocate expenses, including the cost of funding loan demand, between the commercial and retail operations of the Bank. As such, discrete financial information is not available and segment reporting would not be meaningful.

Reclassification

      Certain amounts in the 2001 and 2000 financial statements have been reclassified to conform with the 2002 presentation format. These reclassifications had no effect on net income.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards

      In June of 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Asset Retirement Obligations," which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement cost. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This Statement will become effective for the Bank on January 1, 2003 but is not expected to have a significant impact on the financial condition or results of operations.

      In July 2002, the Financial Accounting Standards Board issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which nullifies EITF Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement delays recognition of these costs until liabilities are incurred, rather than at the date of commitment to the plan, and requires fair value measurement. It does not impact the recognition of liabilities incurred in connection with a business combination or the disposal of long-lived assets. The provisions of this Statement are effective for exit or disposal activities initiated after December 31, 2002 and are not expected to have a significant impact on the Bank's financial condition or results of operations.

      In November 2002, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation expands the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees and requires the guarantor to recognize a liability for the fair value of an obligation assumed under certain specified guarantees. FIN 45 clarifies the requirements of FASB Statement No. 5, "Accounting for Contingencies". In general, FIN 45 applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, liability or equity security of the guaranteed party. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of this interpretation, including, among others, guarantees related to commercial letters of credit and loan commitments. The disclosure requirements of FIN 45 are effective for the Bank as of December 31, 2002, and require disclosure of the nature of the guarantee, the maximum potential amount of future payments that the guarantor could be required to make under the guarantee and the current amount of the liability, if any, for the guarantor's obligations under the guarantee. See Note 17, "Financial Instruments With Off-Balance Sheet Risk" for the disclosures currently required under FIN
      45. The accounting recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002. Adoption of FIN 45 will not have a significant impact on the Bank's financial condition or results of operations.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SECURITIES

The amortized cost and approximate fair value of securities as of December 31, 2002 and 2001 are summarized as follows:

                                                                                        Gross              Gross
                                                                      Amortized       Unrealized         Unrealized           Fair
                                                                        Cost             Gains             Losses             Value
                                                                      ---------       ----------         ----------          ------
                                                                                               (In Thousands)
AVAILABLE FOR SALE SECURITIES:
   DECEMBER 31, 2002:
           U.S. Government agencies and corporations                   $ 4,294          $    49           $     (8)          $ 4,335
           States and political subdivisions                            17,430              815                 (8)           18,237
           Mortgage-backed and asset-backed securities                  23,175              526                (38)           23,663
           Mortgage securities portfolio mutual fund                     9,000                1                 --             9,001
           Other                                                         6,254              109               (160)            6,203
           Equity securities                                               982               --                 --               982
                                                                       -------          -------           --------           -------

                                                                       $61,135          $ 1,500           $   (214)          $62,421
                                                                       =======          =======           ========           =======

      DECEMBER 31, 2001:
           U.S. Government agencies and corporations                   $ 5,047          $    60           $   (107)          $ 5,000
           States and political subdivisions                            17,873              223               (123)           17,973
           Mortgage-backed and asset-backed securities                  16,035               33               (122)           15,946
           Mortgage securities portfolio mutual fund                     5,000               --                 --             5,000
           Other                                                         3,697               37               (353)            3,381
           Equity securities                                             1,473               --                 --             1,473
                                                                       -------          -------           --------           -------

                                                                       $49,125          $   353           $   (705)          $48,773
                                                                       =======          =======           ========           =======

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SECURITIES (CONTINUED)

                                                                                         Gross              Gross
                                                                      Amortized       Unrealized         Unrealized            Fair
                                                                        Cost             Gains             Losses             Value
                                                                      ---------       ----------         ----------          ------
                                                                                               (In Thousands)
HELD TO MATURITY SECURITIES:
      DECEMBER 31, 2002:
           States and political subdivisions                           $   996          $    64           $     --           $ 1,060
           Mortgage-backed and asset-backed securities                     812                1                 (3)              810
                                                                       -------          -------           --------           -------

                                                                       $ 1,808          $    65           $     (3)          $ 1,870
                                                                       =======          =======           ========           =======

      DECEMBER 31, 2001:
           States and political subdivisions                           $   996          $    --           $    (32)          $   964
           Mortgage-backed and asset-backed securities                     865                7                 --               872
                                                                       -------          -------           --------           -------

                                                                       $ 1,861          $     7           $    (32)          $ 1,836
                                                                       =======          =======           ========           =======

The amortized cost and fair value of securities as of December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the borrowers may have the right to prepay obligations with or without any penalties.

                                                              Available for Sale                   Held to Maturity
                                                         ---------------------------          --------------------------
                                                         Amortized             Fair            Amortized           Fair
                                                           Cost               Value              Cost             Value
                                                          -------            -------            ------            ------
                                                                                   (In Thousands)
Due in one year or less                                   $ 1,635            $ 1,658            $   --            $   --
Due after one year through five years                       2,810              2,840                --                --
Due after five years through ten years                      4,108              4,367                --                --
Due after ten years                                        19,425             19,910               996             1,060
                                                          -------            -------            ------            ------

                                                           27,978             28,775               996             1,060

Mortgage-backed and asset-backed securities                23,175             23,663               812               810
Mortgage securities portfolio mutual fund                   9,000              9,001                --                --
Equity securities                                             982                982                --                --
                                                          -------            -------            ------            ------

                                                          $61,135            $62,421            $1,808            $1,870
                                                          =======            =======            ======            ======

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SECURITIES (CONTINUED)

There were no sales of securities in 2002. Gross realized gains and gross realized losses on sales of securities were $84,000 and $45,000, respectively, in 2001. There were no sales of securities in 2000.

Securities with a carrying value of $18,115,000 and $21,512,000 at December 31, 2002 and 2001, respectively, were pledged as collateral to secure securities sold under agreements to repurchase and public deposits.

NOTE 4 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

The components of loans receivable at December 31, 2002 and 2001 is as follows:

                                                           2002         2001
                                                        ---------    ---------
                                                             (In Thousands)

         Commercial                                     $  44,622    $  37,884
         Commercial real estate                            56,556       43,921
         Residential real estate                           29,014       36,295
         Real estate, construction                          7,305        4,086
         Tax exempt                                         3,598        3,224
         Home equity                                       31,139       23,676
         Other consumer                                     4,753        4,730
                                                        ---------    ---------

                                                          176,987      153,816
         Allowance for loan losses                         (2,167)      (1,843)
         Unearned net loan origination fees and costs          --          (51)
                                                        ---------    ---------

                                                        $ 174,820    $ 151,922
                                                        =========    =========

The following table presents changes in the allowance for loan losses for the years ended December 31:

                                                Years Ended December 31,
                                              -----------------------------
                                               2002       2001       2000
                                              -------    -------    -------
                                                     (In Thousands)

            Balance, beginning                $ 1,843    $ 1,544    $ 1,327
                  Provision for loan losses       367        367        480
                  Loans charged off               (49)      (126)      (266)
                  Recoveries                        6         58          3
                                              -------    -------    -------

            Balance, ending                   $ 2,167    $ 1,843    $ 1,544
                                              =======    =======    =======

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The recorded investment in impaired loans, not requiring an allowance for loan losses, was $652,000 and $122,000 at December 31, 2002 and 2001, respectively. The recorded investment in impaired loans requiring an allowance for loan losses was $-0- at both December 31, 2002 and 2001. For the years ended December 31, 2002, 2001 and 2000, the average recorded investment of impaired loans was $549,000, $414,000 and $996,000, respectively. The Bank recognizes income on impaired loans under the cash basis when the collateral on the loan is sufficient to cover the outstanding obligation to the Bank. No interest income was recognized for the time that the loans were impaired during 2002, 2001 and 2000.

Loans on which the accrual of interest has been discontinued amounted to approximately $689,000 and $400,000 at December 31, 2002 and 2001, respectively. Loan balances past due 90 days or more and still accruing interest, but which management expects will eventually be paid in full, amounted to $207,000 and $577,000 at December 31, 2002 and 2001, respectively.

NOTE 5 - BANK PREMISES AND EQUIPMENT

The components of bank premises and equipment at December 31, 2002 and 2001 are as follows:

                                                    2002       2001
                                                  -------    -------
                                                    (In Thousands)

            Land                                  $ 1,267    $ 1,267
            Land improvements                         193        193
            Buildings and building improvements     4,416      4,409
            Furniture, fixtures and equipment       1,526        906
            Computer equipment and software           456        179
                                                  -------    -------

                                                    7,858      6,954

            Accumulated depreciation               (1,825)    (1,434)
                                                  -------    -------

                                                  $ 6,033    $ 5,520
                                                  =======    =======

Depreciation expense was $391,000, $262,000 and $236,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - DEPOSITS

The components of deposits at December 31, 2002 and 2001 were as follows:

                                             2002       2001
                                           --------   --------
                                              (In Thousands)

            Demand, non-interest bearing   $ 32,607   $ 26,700
            Demand, interest bearing         83,425     61,411
            Savings                          34,222     28,364
            Time, $100,000 and over          10,990     10,063
            Time, other                      82,396     80,098
                                           --------   --------

                                           $243,640   $206,636
                                           ========   ========

At December 31, 2002, the scheduled maturities of time deposits are as follows (in thousands):

                  2003                                $62,520
                  2004                                 19,922
                  2005                                  2,661
                  2006                                  1,487
                  2007                                  6,474
                  Thereafter                              322
                                                      -------

                                                      $93,386
                                                      =======

NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase generally mature within a few days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. Securities sold under these agreements are retained under the Bank's control at its safekeeping agent. The Bank may be required to provide additional collateral based on the fair value of the underlying securities. Information concerning securities sold under agreements to repurchase for the years ended December 31, 2002, 2001 and 2000 is summarized as follows:

                                                                      2002       2001      2000
                                                                    -------    -------    ------
                                                                       (Dollars in Thousands)
            Balance outstanding at December 31                      $ 7,829    $ 9,063    $7,173
            Weighted average interest rate at the end of the year       0.6%       1.4%      5.8%
            Average daily balance during the year                   $ 9,590    $ 9,245    $4,434
            Weighted average interest rate during the year              1.2%       3.5%      6.1%
            Maximum month-end balance during the year               $10,869    $10,654    $8,205

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - BORROWING CAPACITY

The Bank has maximum borrowing capacity with the Federal Home Loan Bank of approximately $94,161,000. There were no borrowings from the Federal Home Loan Bank at December 31, 2002 and 2001. Advances from the Federal Home Loan Bank are secured by qualifying assets of the Bank. In addition, the Bank has a $4,000,000 line of credit with another financial institution to be used for the purchase of federal funds. At December 31, 2002, there were no borrowings under this line of credit.

NOTE 9 - LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

The Bank leases certain furniture and equipment under operating lease agreements expiring in various years through 2005. The Bank also leases land for a branch location with fixed annual lease payments for the first five years and escalation provisions for the remaining fifteen years, expiring in 2018. The lease contains renewal options for a period up to an additional ten years. In addition, the Bank also leases the premises for two other branch locations and for administrative office space under operating lease agreements, expiring in 2003 and 2004. One of the branch leases contains three additional five-year options.

Future minimum lease payments by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 2002 (in thousands):

                  2003                                  $  214
                  2004                                     163
                  2005                                      86
                  2006                                      58
                  2007                                      61
                  Thereafter                               642
                                                        ------

                                                        $1,224
                                                        ======

The total rental expense included in the statements of income for the years ended December 31, 2002, 2001 and 2000 is $445,000, $666,000 and $758,000,
respectively.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMPREHENSIVE INCOME

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                                                          Years Ended December 31,
                                                                          ------------------------
                                                                            2002   2001     2000
                                                                           ------   ----   ------
                                                                               (In Thousands)
            Unrealized holding gains on available for sale securities      $1,638   $528   $1,193
            Reclassification adjustment for gains included in net income       --     39       --
                                                                           ------   ----   ------

                    Net Unrealized Gains                                    1,638    489    1,193

            Tax effect                                                        556    167      406
                                                                           ------   ----   ------

                    Net of Tax Amount                                      $1,082   $322   $  787
                                                                           ======   ====   ======

NOTE 11 - STOCKHOLDERS' EQUITY

On March 16, 2000, the stockholders of the Bank approved an amendment to the Articles of Incorporation to increase the number of authorized shares of the Bank's common stock from twenty million shares to forty million shares, increase the number of authorized shares of the Bank's preferred stock from eight million shares to sixteen million shares and to change the par value of the Bank's common stock and preferred stock from $1.25 per share to $0.625 per share and thereby cause a two-for-one split of the Bank's common stock. The effect of this amendment and stock split has been reflected in the par value amounts and share amounts disclosed on the consolidated balance sheets. All references to the number of common shares and per share amounts elsewhere in the consolidated financial statements and related footnotes have been restated as appropriate to reflect the effect of the split for all periods presented.

In June 2002, the Bank implemented a Dividend Reinvestment and Stock Purchase Plan. The Plan, which is available to all shareholders, permits participants in the Plan to automatically reinvest cash dividends on all of their shares and to make quarterly voluntary cash contributions for a minimum of $50 and a maximum of $5,000 each calendar quarter. Participation in the Plan is entirely voluntary so that shareholders may join the Plan or terminate their participation in the Plan at any time. Under the terms of the Plan, the Bank intends to direct that the Plan Administrator purchase shares of the Bank's common stock in the open market or in negotiated transactions with the Bank reserving the right to issue such remaining shares. The Bank has offered 250,000 shares of its common stock with a par value of $0.625 for issuance pursuant to the Plan. The Plan was effective for the July 31, 2002 dividend payment date. In 2002, all dividend reinvestment shares were purchased in the open market.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

The Bank had stock purchase warrants outstanding to stockholder organizers and initial substantial investors which were non-assignable and expired in 2001. There were 107,532 warrants outstanding at December 31, 2000 at an exercise price of $1.21 which was the market price on the date the warrants were granted. All of these warrants were exercised in 2001. There were no warrants exercised in 2000 and there were no warrants issued in 2002, 2001 and 2000.

The Bank has two stock option plans, the 1999 Independent Directors Stock Option Plan for the benefit of nonemployee directors and the 1999 Stock Incentive Plan for the benefit of officers and key employees. The Bank has reserved 120,000 shares for the Directors Plan and 280,000 shares for the Incentive Plan. Awards under the Incentive Plan may be in the form of stock options, stock appreciation rights or restricted stock and are granted at the discretion of the Board of Directors. Under the Directors Plan, each non-employee director of the Bank is annually granted an option to purchase 1,000 shares of common stock. Stock options granted under the Plans have an exercise price equal to the fair market value of the common stock at the date of grant and are exercisable six months from the date of grant.

The following summarizes changes in stock options outstanding under both of the Plans for the years ended December 31, 2002, 2001 and 2000:

                                               2002                                 2001                          2000
                                    --------------------------            -----------------------       -----------------------
                                                      Weighted                           Weighted                      Weighted
                                                       Average                            Average                       Average
                                                      Exercise                           Exercise                      Exercise
                                    Options             Price             Options          Price        Options          Price
                                    -------             -----             -------          -----        -------          -----
Outstanding, beginning of year       74,100             $7.20              24,000          $10.50        12,000          $10.00
      Granted                        11,000             $5.50              50,100          $ 5.62        12,000          $11.00
                                     ------             -----              ------          ------        ------          ------

Outstanding, end of year             85,100             $6.98              74,100          $ 7.20        24,000          $10.50
                                     ======             =====              ======          ======        ======          ======

Exercisable, at end of year          85,100             $6.98
                                     ======             =====

Stock options outstanding at December 31, 2002 are exercisable at prices ranging from $5.00 to $11.00 a share. The weighted-average remaining contractual life of those options is approximately 8.2 years.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

The Bank accounts for the above stock option plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

                                                                2002         2001         2000
                                                             ---------    ---------    ---------
                                                          (In Thousands, Except Per Share Data)
            Net income, as reported                          $   2,403    $   1,573    $     974
                  Total stock-based employee compensation
                       expense determined under fair value
                       based method for all awards, net of
                       related tax effects                         (14)        (141)         (62)
                                                             ---------    ---------    ---------

            Pro forma net income                             $   2,389    $   1,432    $     912
                                                             =========    =========    =========

            Basic earnings per share:
                  As reported                                $    0.36    $    0.24    $    0.15
                  Pro forma                                  $    0.36    $    0.22    $    0.14

            Diluted earnings per share:
                  As reported                                $    0.36    $    0.24    $    0.15
                  Pro forma                                  $    0.36    $    0.22    $    0.14

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 2002, 2001 and 2000, respectively: risk-free interest rate of 4.9%, 4.8% and 6.6%, volatility of 0.26, 0.38 and 0.26, dividend yield of 1.09%,
0.8% and 0% and an expected life of 7.5 years. The weighted-average fair value of options granted was $1.98 per share in 2002, $2.82 per share in 2001 and $5.14 per share in 2000.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - EARNINGS PER SHARE

The following table sets forth the computations of basic and diluted earnings per share:

                                                                              Years Ended December 31,
                                                                       ------------------------------------
                                                                          2002         2001         2000
                                                                       ----------   ----------   ----------
Net income applicable to common stock                                  $2,403,000   $1,573,000   $  974,000
                                                                       ==========   ==========   ==========

Weighted-average common shares outstanding                              6,602,552    6,552,682    6,495,020
Effect of dilutive securities, stock options and warrants                     448       42,288       96,712
                                                                       ----------   ----------   ----------

Weighted average common shares outstanding used to calculate diluted    6,603,000    6,594,970    6,591,732
      earnings per share                                               ==========   ==========   ==========

NOTE 13 - EMPLOYEE BENEFIT PLANS

The Bank has a 401(k) deferred contribution salary deferral plan which covers substantially all full-time employees. The Plan provides for contributions by the Bank in such amounts as its Board of Directors shall determine. The amount charged to expense for the years ended December 31, 2002, 2001 and 2000 was $48,000, $49,000 and $45,000, respectively.

During 2001, the Bank implemented a Nonqualified Supplemental Executive Retirement Plan for its chief executive officer which provides a retirement benefit. The Plan is funded by life insurance. For the years ended December 31, 2002 and 2001, $43,000 and $38,000, respectively, was charged to expense in connection with the Plan.

NOTE 14 - OTHER OPERATING EXPENSES

Other operating expenses include the following significant items for the years ended December 31, 2002, 2001 and 2000:

                                              2002   2001   2000
                                              ----   ----   ----
                                                (In Thousands)

            Advertising and sales promotion   $172   $110   $102
            Professional fees                  237    174    186
            Postage                            170    142    126
            Telephone                          174    151    174
            ATM fees                           244    210    180

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES

The components of income tax expense for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                         2002       2001       2000
                                         ----       ----       ----
                                               (In Thousands)

            Current                      $662      $ 467       $ 87
            Deferred                       97       (172)        (9)
                                         ----      -----       ----
                                         $759      $ 295       $ 78
                                         ====      =====       ====

A reconciliation of the statutory income tax at a rate of 34% to the income tax expense included in the statements of income for the years ended December 31, 2002, 2001 and 2000 is as follows:

                                                    2002                        2001                     2000
                                           --------------- -----         -----------------         -----------------
                                                            % of                     % of                      % of
                                                           Pretax                    Pretax                    Pretax
                                           Amount          Income        Amount      Income        Amount      Income
                                           -------         ------        ------      ------        ------      ------
                                                                     (Dollars in Thousands)
Federal income tax at statutory rate       $ 1,075            34%        $ 635          34%        $ 358          34%
Tax-exempt interest                           (226)           (7)         (199)        (11)         (177)        (17)
Income from life insurance                     (95)           (3)          (83)         (4)          (47)         (4)
Change in valuation allowance                   --            --           (61)         (3)          (60)         (6)
Other                                            5            --             3          --             4          --
                                           -------         -----         -----        ----         -----         ---
                                           $   759            24%        $ 295          16         $  78           7%
                                           =======         =====         =====        ====         =====         ===

The income tax provision includes $-0-, $13,000 and $-0- in 2002, 2001 and 2000, respectively, of income tax expense related to net realized securities gains.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES (CONTINUED)

Net deferred tax assets consisted of the following components as of December 31, 2002 and 2001:

                                                                             2002          2001
                                                                           -------        ------
                                                                               (In Thousands)
            Deferred tax assets:
                  Net operating loss carryforwards                         $    --        $   26
                  Allowance for loan losses                                    680           558
                  Deferred compensation                                         28            13
                  Unrealized losses on securities available for sale            --           119
                  Bank premises and equipment                                   --            20
                  AMT credit carryforward                                      210           392
                  Other                                                         10             7
                                                                           -------        ------
                                                                               928         1,135
                                                                           -------        ------
            Deferred tax liabilities:
                  Unrealized gains on securities available for sale           (437)           --
                  Bank premises and equipment                                   (9)           --
                                                                           -------        ------
                                                                              (446)           --
                                                                           -------        ------
                    Net Deferred Tax Assets                                $   482        $1,135
                                                                           =======        ======

NOTE 16 - TRANSACTIONS WITH OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, officers, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At December 31, 2002 and 2001, these persons were indebted to the Bank for loans totaling $5,069,000 and $2,786,000, respectively. During 2002, $3,154,000 of new loans were made and repayments totaled $871,000.

NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

A summary of the Bank's financial instrument commitments at December 31, 2002 and 2001 is as follows:

                                                          2002      2001
                                                         -------   -------
                                                           (In Thousands)

            Commitments to grant loans                   $ 3,422   $ 8,467
            Unfunded commitments under lines of credit    38,852    27,796
            Outstanding letters of credit                  1,043       653
                                                         -------   -------

                                                         $43,317   $36,916
                                                         =======   =======

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The Bank requires collateral supporting these letters of credit as deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees.

NOTE 18 - CONCENTRATION OF CREDIT RISK

The Bank grants commercial, residential and consumer loans to customers primarily located in Eastern Pennsylvania, principally Lehigh County. The concentrations of credit by type of loan are set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.

NOTE 19 - REGULATORY MATTERS

The Bank is required to maintain cash reserve balances in vault cash and with the Federal Reserve Bank. As of December 31, 2002, the Bank had a $2,572,000 minimum reserve balance.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - REGULATORY MATTERS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier l capital (as defined in the regulations) to risk-weighted assets and of Tier l capital to average assets. Management believes, as of December 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                                             To be Well Capitalized
                                                                                  For Capital Adequacy       under Prompt Corrective
                                                               Actual                   Purposes                Action Provisions
                                                       ---------------------      ---------------------       ---------------------
                                                       Amount          Ratio      Amount          Ratio       Amount          Ratio
                                                       ------          -----      ------          -----       ------          -----
                                                                                 (Dollars in Thousands)
As of December 31, 2002:
      Total capital (to risk-weighted assets)            $20,982        11.3%     $=>14,921       =>8.0%      $=>18,652      =>10.0%
      Tier 1 capital (to risk-weighted assets)            18,815        10.1       => 7,461       =>4.0        =>11,191      => 6.0
      Tier 1 capital (to average assets)                  18,815         7.1       =>10,631       =>4.0        =>13,288      => 5.0

As of December 31, 2001:
      Total capital (to risk-weighted assets)            $18,651        11.1%     $=>13,466       =>8.0%      $=>16,833      =>10.0%
      Tier 1 capital (to risk-weighted assets)            16,808        10.0       => 6,733       =>4.0        =>10,100      => 6.0
      Tier 1 capital (to average assets)                  16,808         7.3       => 9,221       =>4.0        =>11,526      => 5.0

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings. Cash dividends must be approved by the Federal Reserve Bank if the total of all cash dividends declared by the Bank in any calendar year, including the proposed cash dividend, exceeds the total of the Bank's net profit for that year plus its retained net profits from the preceding two years. Under this formula, the Bank can declare dividends in 2003 of approximately $3,252,000 plus an additional amount equal to the Bank's net profit for 2003.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Bank's financial instruments, however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 2002 and 2001:

Cash and Cash Equivalents and Interest-Bearing Time Deposits

      The carrying amounts of cash, cash equivalents and interest bearing time deposits in other banks approximate their fair value.

Securities

      Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Mortgage Loans Held for Sale

      Fair values for mortgage loans held for sale are based on quoted market prices of similar loans sold.

Loans Receivable

      For variable-rate loans that reprice frequently and which entail no significant changes in credit risk, fair values are based on carrying values. The fair value of fixed rate loans are estimated using discounted cash flow analyses, at interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

Accrued Interest Receivable

      The carrying amount of accrued interest receivable approximates fair value.

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Deposits and Securities Sold under Agreements to Repurchase

      Fair values for demand deposits, savings accounts and certain money market deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar instruments with similar maturities. Securities sold under repurchase agreements and other borrowings are short-term obligations and the carrying value approximates the fair value.

Accrued Interest Payable

      The carrying amount of accrued interest payable approximates fair value.

Off-Balance Sheet Instruments

      Fair value of commitments to extend credit and letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account market interest rates, the remaining terms and present credit worthiness of the counterparties.

The estimated fair values of the Bank's financial instruments at December 31, 2002 and 2001 were as follows:

                                                                                 2002                                 2001
                                                                      --------------------------          --------------------------
                                                                      Carrying            Fair            Carrying            Fair
                                                                       Amount             Value            Amount             Value
                                                                      --------          --------          --------          --------
                                                                                             (In Thousands)
Financial assets:
      Cash and cash equivalents                                       $ 15,605          $ 15,605          $ 14,954          $ 14,954
      Interest bearing time deposits                                       200               200                --                --
      Securities                                                        64,229            64,291            50,634            50,609
      Mortgage loans held for sale                                       3,363             3,363             2,349             2,349
      Loans receivable, net of allowance                               174,820           180,814           151,922           159,510
      Accrued interest receivable                                        1,091             1,091             1,080             1,080

Financial liabilities:
      Deposits                                                         243,640           244,722           206,636           208,543
      Securities sold under agreements to repurchase                     7,829             7,829             9,063             9,063
      Accrued interest payable                                             632               632             1,054             1,054

Off-balance sheet financial instruments:
      Commitments to extend credit                                          --                --                --                --
      Outstanding letters of credit                                         --                --                --                --

EAST PENN BANK
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)

The following represents summarized quarterly financial data of the Bank which, in the opinion of management, reflects all adjustments necessary for a fair presentation (in thousands, except per share data):

                                                                                          Three Months Ended
                                                                --------------------------------------------------------------------
2002                                                            March 31            June 30           September 30       December 31
-----------------------------------------------                 --------            -------           ------------       -----------
Interest income                                                 $ 3,508             $ 3,636             $ 3,777            $ 3,731
Interest expense                                                  1,464               1,343               1,289              1,282
                                                                -------             -------             -------            -------

        Net Interest Income                                       2,044               2,293               2,488              2,449

Provision for loan losses                                           (87)                (87)                (92)              (101)
Other expenses, net of other income                              (1,377)             (1,447)             (1,413)            (1,508)
                                                                -------             -------             -------            -------

        Income before Income Taxes                                  580                 759                 983                840

Income tax expense                                                  118                 183                 251                207
                                                                -------             -------             -------            -------

        Net Income                                              $   462             $   576             $   732            $   633
                                                                =======             =======             =======            =======

Earnings per common share:
      Basic                                                     $  0.07             $  0.09             $  0.11            $  0.09
                                                                =======             =======             =======            =======

      Diluted                                                   $  0.07             $  0.09             $  0.11            $  0.09
                                                                =======             =======             =======            =======

                                                                                          Three Months Ended
                                                                --------------------------------------------------------------------
2001                                                            March 31            June 30           September 30       December 31
-----------------------------------------------                 --------            -------           ------------       -----------
Interest income                                                 $ 3,826             $ 3,719             $ 3,736            $ 3,682
Interest expense                                                  2,046               1,821               1,732              1,654
                                                                -------             -------             -------            -------

        Net Interest Income                                       1,780               1,898               2,004              2,028

Provision for loan losses                                          (118)               (114)                (81)               (54)
Other expenses, net of other income                              (1,386)             (1,349)             (1,348)            (1,392)
                                                                -------             -------             -------            -------

        Income before Income Taxes                                  276                 435                 575                582

Income tax expense                                                   20                  68                 104                103
                                                                -------             -------             -------            -------

        Net Income                                              $   256             $   367             $   471            $   479
                                                                =======             =======             =======            =======

Earnings per common share:
      Basic                                                     $  0.04             $  0.06             $  0.07            $  0.07
                                                                =======             =======             =======            =======

      Diluted                                                   $  0.04             $  0.06             $  0.07            $  0.07
                                                                =======             =======             =======            =======

EAST PENN BANK
--------------------------------------------------------------------------------





                                      II-1
                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.
-------  -----------------------------------------

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 PA. C.S.A. Sections 1741-1750) provides that a business
      ----------
corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The full text of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988 is attached as Exhibit 99.4.

     Section 1741 (relating to third party actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

     Section 1742 (relating to derivative actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 1743 (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 1744 (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     2. if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     3.   by the shareholders.

         Section 1745 (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Section 1746 (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 1746 also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1747 (relating to the power to purchase insurance) provides that a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the Business Corporation Law. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Article XV, Section 15.9 of the Bylaws of the Registrant provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provision of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended. In addition, Registrant intends to purchase and maintain insurance against liability for acts by these persons, as permitted by law.

Item 21. Exhibits and Financial Statement Schedules.
-------  ------------------------------------------

     (a) Exhibits:

          2.1 Plan of Reorganization dated as of February 27, 2003, among Registrant, East Penn Bank and East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

          2.2 Plan of Merger dated as of February 27, 2003, between East Penn Bank and East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

          3(i) Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

          3(ii) Bylaws of Registrant (included as Annex C to the Proxy
               Statement/Prospectus contained herein).

          5 Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated April 7, 2003, as to the legality of the shares of Registrant's stock being registered. (Incorporated by reference to the Registrant's amended Registration Statement No. 333-130673 on Form S-4 filed with the SEC on April 9, 2003.)


          8 Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated April 7, 2003, as to the tax treatment of the proposed transactions. (Incorporated by reference to the Registrant's amended Registration Statement No. 333-130673 on Form S-4 filed with the SEC on April 9, 2003.)


          10.1 East Penn Bank 1999 Independent Directors Stock Option Plan. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

          10.2 East Penn Bank 1999 Stock Incentive Plan. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

          10.3 Employment Agreement between Brent L. Peters and East Penn Bank, dated April 12, 2001. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

          10.4 Supplemental Executive Retirement Plan Agreement for Brent L. Peters, dated May 31, 2001. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

          10.5 East Penn Bank Dividend Reinvestment Plan. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

          21 Subsidiaries of Registrant. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

          23.1 Consent of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as
               Exhibit 5 as filed with the Registrant's amended Registration Statement on April 9, 2003).

          23.2 Consent of Beard Miller Company LLP, Certified Public
               Accountants.

          24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).

          99.1 Letter to Shareholders of East Penn Bank.

          99.2 Notice of Annual Meeting of Shareholders of East Penn Bank.

          99.3 Form of Proxy for use by the Shareholders of East Penn Bank. (Incorporated by reference to the Registrant's amended Registration Statement No. 333-130673 on Form S-4 filed with the SEC on April 9, 2003.)

          99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA. C.S.A. Sections
                                           -------
               1741-1750) relating to indemnification. (Incorporated by reference to the Registrant's amended Registration Statement No. 333-130673 on Form S-4 filed with the SEC on April 9, 2003.)


          99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).

     (b) Financial Statement Schedules:

               Consolidated Financial Statements:

                    Independent Auditor's Report (included in the of Proxy
                         Statement/Prospectus contained herein on page F-21)

                    Consolidated Balance Sheets (included in the of Proxy
                         Statement/Prospectus contained herein on page F-22)

                    Consolidated Statements of Income (included in the of Proxy
                         Statement/Prospectus contained herein on page F-23)

                    Consolidated Statements of Stockholders' Equity (included in the of Proxy Statement/Prospectus contained herein on page F-24)

                    Consolidated Statements of Cash Flow (included in the of
                         Proxy Statement/Prospectus contained herein on page
                         F-25)

                    Notes to Consolidated Financial Statements (included in the of Proxy Statement/Prospectus contained herein on page F-27)

     (c) Opinions:

          The opinions of Shumaker Williams, P.C., Special Counsel to Registrant, are incorporated by reference to the Registration's amended Registration Statement No. 333-103673 on Form S-4 filed with the SEC on April 9,2003.



Item 22. Undertakings.
-------

     (a) Undertakings furnished pursuant to Item 512 of Regulation S-K:

          The  undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the Proxy Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Not applicable.

     (d)  Not applicable.

     (e)  Not applicable.

     (f)  Not applicable.

     (g) (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Not applicable.

     (i) Not applicable.

     (j) Not applicable.

     (b) Undertakings furnished pursuant to Item 22(b) and (c):

          (1) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/ Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement No. 333-103673 on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Emmaus, Lehigh County, Commonwealth of Pennsylvania on April 17, 2003.

                                            EAST PENN FINANCIAL CORPORATION

                                            By:  /s/ Brent L. Peters
                                                 -------------------------------
                                                     Brent L. Peters, President
                                                     and Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement No. 333-103673 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Capacity                              Date
---------                                --------                              ----

Brent L. Peters                          President and Chief Executive         April 17, 2003
                                         Officer

Maria Fidelibus                          Treasurer                             April 17, 2003

Dale A. Dries                            Director                              April 17, 2003

Thomas R. Gulla                          Director                              April 17, 2003

Forrest A. Rohrbach                      Director                              April 17, 2003

Gordon K. Schantz                        Director                              April 17, 2003

Linn H. Schantz                          Director                              April 17, 2003

Donald R. Schneck                        Director                              April 17, 2003

Peter L. Shaffer                         Director                              April 17, 2003

Konstantinos A. Tantaros                 Director                              April 17, 2003

F. Geoffrey Toonder                      Director                              April 17, 2003

Donald S. Young                          Director                              April 17, 2003

Theresa M. Wasko                         Principal Financial Officer and       April 17, 2003
                                         Principal Accounting Officer





By /s/ Brent L. Peters
   -------------------------
       Brent L. Peters
      (Attorney-in-fact)


By /s/ Theresa M. Wasko
   -------------------------
       Theresa M. Wasko
      (Attorney-in-fact)

                                INDEX TO EXHIBITS

     Exhibit
     Number
     ------

     2.1 Plan of Reorganization dated as of February 27, 2003, among Registrant, East Penn Bank and The East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

     2.2 Plan of Merger dated as of February 27, 2003, between East Penn Bank and the East Penn Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

     3(i) Articles of Incorporation of Registrant (included as Annex B to the
          Proxy Statement/Prospectus contained herein).

     3(ii) Bylaws of Registrant (included as Annex C to the Proxy
          Statement/Prospectus contained herein).

     5 Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated April 7, 2003 as to the legality of the shares of Registrant's stock being registered. (Incorporated by reference to the Registration's amended Registration Statement No. 333-103673 on Form S-4 filed with the SEC on April 9,2003.)


     8 Opinion of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant, dated April 7, 2003 as to the tax treatment of the proposed transactions. (Incorporated by reference to the Registration's amended Registration Statement No. 333-103673 on Form S-4 filed with the SEC on April 9,2003.)


     10.1 East Penn Bank 1999 Independent Directors Stock Option Plan. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

     10.2 East Penn Bank 1999 Stock Incentive Plan. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

     10.3 Employment Agreement between Brent L. Peters and East Penn Bank, dated April 12, 2001. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

     10.4 Supplemental Executive Retirement Plan Agreement for Brent L. Peters, dated May 31, 2001. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

     10.5 East Penn Bank Dividend Reinvestment Plan. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

     21 Subsidiaries of Registrant. (Incorporated by reference to the Registrant's Registration Statement No. 333-103673 on Form S-4 filed with the SEC on March 7, 2003.)

     23.1 Consent of Shumaker Williams, P.C. of Harrisburg, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as Exhibit 5 as filed with the Registration's amended Registration Statement on April 9,2003).

     23.2 Consent of Beard Miller Company LLP, Certified Public Accountants.

     24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).

     99.1 Letter to Shareholders of East Penn Bank.

     99.2 Notice of Annual Meeting of Shareholders of East Penn Bank.

     99.3 Form of Proxy for use by the Shareholders of East Penn Bank. (Incorporated by reference to the Registration's amended Registration Statement No. 333-103673 on Form S-4 filed with the SEC on April 9,2003.)

     99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA C.S.A. Sections 1741-1750) relating to
                       ----------
          indemnification.

     99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).

                                  EXHIBIT 23.2

                       CONSENT OF BEARD MILLER COMPANY LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITOR'S CONSENT


     We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 of East Penn Financial Corporation, filed with the U.S. Securities and Exchange Commission, of our report dated January 31, 2003, relating to East Penn Bank's consolidated financial statements as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002. We also consent to the reference to our firm under the caption "Proposal No. 2: Ratification of Independent Auditors" and under the caption "Experts" in the related Proxy Statement/Prospectus.


                                                 /s/ Beard Miller Company LLP

Allentown, Pennsylvania
April 17, 2003

                                  EXHIBIT 99.1

                            LETTER TO SHAREHOLDERS OF
                                 EAST PENN BANK

                                 EAST PENN BANK
                               731 Chestnut Street
                           Emmaus, Pennsylvania 18049
                                 (610) 965-5959

--------------------------------------------------------------------------------


                                April 23, 2003


TO OUR SHAREHOLDERS:

     The Board of Directors of East Penn Bank invites you to attend the Annual Meeting of Shareholders at 7:00 p.m., local time, on Thursday, May 22, 2003, at the Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062.

     At the Annual Meeting of Shareholders, the Board of Directors recommends that you vote in favor of the proposal to reorganize the bank into a bank holding company. The Board of Directors believes that the formation of a bank holding company at this time is an important and necessary part of the bank's plans for the future. We believe that the formation of the bank holding company will help the bank serve the best interests of its shareholders by protecting the bank from unfriendly takeovers and by permitting the bank to expand its lines of business.

     Under the proposed Plan of Reorganization, we will exchange each share of common stock of the bank presently held by you, for one share of common stock of East Penn Financial Corporation, a bank holding company whose only substantial asset will be all of the common stock of the bank. If you approve and adopt the Plan of Reorganization, the bank's shareholders will automatically become shareholders of the holding company.

     Therefore, your interest in the bank after the reorganization will remain essentially the same, except that it will be an indirect interest rather than a direct interest. The exchange of common stock of the bank into common stock of the holding company will be tax free for federal income tax purposes.

     The Board of Directors believes that the Plan of Reorganization and Plan of Merger are in the best interests of the bank and its shareholders and urges you to vote in favor of these agreements and the reorganization they provide. The approval and adoption of the Plan of Reorganization and Plan of Merger requires the affirmative vote of the holders of at least 75% of the outstanding shares of the bank's common stock.

     You are, of course, welcome to attend the annual meeting, but we understand that this may not be possible. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Please take a moment to sign, date and promptly mail the enclosed proxy in the pre-addressed and stamped envelope supplied for your convenience. We urge you to carefully review the enclosed proxy statement/prospectus that describes the reorganization proposal in detail.

     Again, the Board of Directors strongly recommends that you vote FOR the proposal. On behalf of the Board of Directors, thank you for your cooperation and continued support.


                                          Very truly yours,

                                           /s/ Brent L. Peters
                                          --------------------------------------
                                          Brent L. Peters,
                                          President and Chief Executive Officer

                                  EXHIBIT 99.2

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                                 EAST PENN BANK

                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 22, 2003

                    -----------------------------------------



TO THE SHAREHOLDERS OF EAST PENN BANK:


     The Board of Directors will hold the Annual Meeting of Shareholders of East Penn Bank at 7:00 p.m., local time, on Thursday, May 22, 2003, at the Allen Organ Company, 3370 Route 100, Macungie, Pennsylvania 18062, for the following purposes:

     o To approve and adopt the plan of reorganization and related plan of merger providing for the reorganization of the bank as the wholly-owned subsidiary of East Penn Financial Corporation;

     o To elect four Class B directors to serve on the board of directors of East Penn Bank for a three-year term and until their successors have been duly elected and qualified;

     o To ratify the selection of Beard Miller Company LLP, Certified Public Accountants, of Allentown, Pennsylvania, as the independent auditors of the bank for the year ending December 31, 2003;

     o If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and the plan of merger; and

     o To transact other business as may properly come before the annual meeting and any adjournment of the meeting.


     We describe the reorganization to be voted upon at the meeting more fully in the attached proxy statement/prospectus. Annex A is a copy of the Plan of Reorganization and Plan of Merger.

     Approval and adoption of the Plan of Reorganization and Plan of Merger requires an affirmative vote of the holders of at least 75% of the bank's outstanding shares. Only those shareholders of record at the close of business on March 24, 2003, will be entitled to vote at the meeting.

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     Whether or not you expect to attend the meeting in person, you are urged to sign, date and promptly return the enclosed proxy. We enclose a self-addressed stamped envelope for your convenience. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the bank in reducing the expense of additional proxy solicitation. Signing and returning the proxy does not affect your right to vote in person if you attend the meeting and give notice to the Secretary of the bank.

                                           By Order of the Board of Directors,

                                           /s/ Brent L. Peters
                                           ------------------------------
                                           Brent L. Peters, President and
                                           Chief Executive Officer

April 23, 2003